                                                                    Exhibit 99.3

================================================================================


                         LOAN AGREEMENT (MEZZANINE LOAN)


                            Dated as of June 11, 2003


                                     Between

           WCHNW MEZZ, LLC                            PARSIPPANY MEZZ, LLC
          R-LISLE MEZZ, LLC                            DT-MIAMI MEZZ, L.P.
      DT-DES PLAINES MEZZ, LLC                      DT-TALLAHASSEE MEZZ, L.P.
        DT GLENVIEW MEZZ, LLC                          RAD-BURL MEZZ, LLC
     W-GARDEN ATLANTA MEZZ, LLC                       H-CLEVELAND MEZZ, LLC
         H-GATEWAY MEZZ, LLC                            R-HOUSTON LP, LLC
         W-EMERALD MEZZ, LLC                           W-BUTTES MEZZ, LLC
         W-INDIANA MEZZ, LLC                         W-FRANKLIN MEZZ LP, LLC
          RAVINIA MEZZ, LLC                            W-BEL AGE MEZZ, LLC
       W-COLINAS MEZZ LP, LLC

                                   as Borrower

                                       and


                           LBREP WYNDHAM MEZZANINE LLC
                                    as Lender


================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
I.    DEFINITIONS; PRINCIPLES OF CONSTRUCTION..................................1
      Section 1.1     Definitions..............................................1
      Section 1.2     Principles of Construction..............................25

II.   GENERAL TERMS...........................................................25
      Section 2.1     Loan Commitment; Disbursement to Borrower...............25
              2.1.1   Agreement to Lend and Borrow............................25
              2.1.2   Single Disbursement to Borrower.........................25
              2.1.3   The Note, Security Instruments and Loan Documents.......25
              2.1.4   Use of Proceeds.........................................25
              2.1.5   Intentionally Omitted...................................26
      Section 2.2     Interest; Amortization; Loan Payments; Late Payment
                      Charge; Extension.......................................26
              2.2.1   Interest and Principal Amortization Generally...........26
              2.2.2   Interest Calculation....................................26
              2.2.3   Eurodollar Rate Unascertainable; Illegality;
                      Increased Costs.........................................27
              2.2.4   Payment on Maturity Date................................28
              2.2.5   Payments after Default..................................28
              2.2.6   Late Payment Charge.....................................29
              2.2.7   Usury Savings...........................................29
              2.2.8   Taxes...................................................29
              2.2.9   Extension of the Maturity Date..........................30
      Section 2.3     Prepayments.............................................31
              2.3.1   Voluntary Prepayments...................................31
              2.3.2   Mandatory Prepayments...................................32
              2.3.3   Prepayments After Default...............................32
              2.3.4   Making of Payments......................................32
      Section 2.4     Interest Rate Cap Agreement.............................33
      Section 2.5     Release of Property.....................................35
              2.5.1   Release of a Property...................................35
              2.5.2   Release on Payment in Full..............................36
      Section 2.6     Substitution of Property................................37

III.  CASH MANAGEMENT.........................................................38
      Section 3.1     Establishment of Accounts...............................38
      Section 3.2     Deposits into Property Account..........................39
      Section 3.3     Distributions...........................................40
      Section 3.4     Eligible Accounts.......................................40
      Section 3.5     Permitted Investments...................................41
      Section 3.6     Triggering Event........................................41
      Section 3.7     Transfer To and Disbursements from the Lockbox
                      Account.................................................42
      Section 3.8     Borrower's Obligation Not Affected......................43
      Section 3.9     INTENTIONALLY OMITTED...................................43
      Section 3.10    Lender Reliance.........................................43
      Section 3.11    Application of Funds in the Excess Cash Flow Account....43

IV.   REPRESENTATIONS AND WARRANTIES..........................................44
      Section 4.1     Borrower Representations................................44
              4.1.1   Organization............................................44
              4.1.2   Proceedings.............................................44
              4.1.3   No Conflicts............................................44
              4.1.4   Litigation..............................................45
              4.1.5   Agreements..............................................45
              4.1.6   Solvency................................................45
              4.1.7   Full and Accurate Disclosure............................47
              4.1.8   No Plan Assets; No Employees............................47
              4.1.9   Compliance..............................................47
              4.1.10  Financial Information...................................47
              4.1.11  Federal Reserve Regulations.............................48
              4.1.12  Not a Foreign Person....................................48
              4.1.13  No Prior Assignment.....................................48
              4.1.14  Enforceability..........................................48
              4.1.15  Perfection..............................................48
              4.1.16  Property................................................48
              4.1.17  Insolvency Opinion......................................51
              4.1.18  Illegal Activity........................................51
              4.1.19  No Change in Facts or Circumstances; Disclosure.........51
              4.1.20  Investment Company Act..................................52
              4.1.21  Principal Place of Business.............................52
              4.1.22  Single Purpose Entity...................................52
              4.1.23  Business Purposes.......................................56
              4.1.24  Taxes...................................................56
              4.1.25  Forfeiture..............................................56
              4.1.26  Environmental Representations and Warranties............56
              4.1.27  Loan to Value...........................................57
              4.1.28  Taxpayer Identification Number..........................57
              4.1.29  Warranty of Title.......................................57
              4.1.30  Franchise Agreement.....................................58
              4.1.31  Ground Lease Representations............................58
              4.1.32  Representations in the Mortgage Loan Documents..........59
              4.1.33  Control.................................................59
              4.1.34  Personal Holding Company................................59
              4.1.35  Condominiums............................................59
              4.1.36  OFAC....................................................59
      Section 4.2     Survival of Representations.............................60

V.    BORROWER COVENANTS......................................................60
      Section 5.1     Affirmative Covenants...................................60
              5.1.1   Existence; Compliance with Legal Requirements...........60
              5.1.2   Taxes and Other Charges.................................61
              5.1.3   Litigation..............................................62
              5.1.4   Access to Property; Books and Records...................62
              5.1.5   Notice of Default.......................................62

              5.1.6   Cooperate in Legal Proceedings..........................62
              5.1.7   Award and Insurance Benefits............................62
              5.1.8   Further Assurances......................................62
              5.1.9   Mortgage and Intangible Taxes...........................63
              5.1.10  Financial Reporting.....................................63
              5.1.11  Business and Operations.................................68
              5.1.12  Costs of Enforcement....................................68
              5.1.13  Estoppel Statement; Franchisor Estoppel.................68
              5.1.14  Loan Proceeds...........................................69
              5.1.15  Performance by Borrower.................................69
              5.1.16  Confirmation of Representations.........................69
              5.1.17  Leasing Matters.........................................69
              5.1.18  Management Agreement....................................71
              5.1.19  Environmental Covenants.................................73
              5.1.20  Alterations.............................................74
              5.1.21  Performance of Other Agreements.........................75
              5.1.22  Franchise Agreement.....................................75
              5.1.23  The Ground Lease........................................76
              5.1.24  Covenants under the Mortgage Loan.......................77
              5.1.25  O&M Program.............................................77
              5.1.26  Bankruptcy..............................................78
              5.1.27  Condominium Documents...................................78
      Section 5.2     Negative Covenants......................................78
              5.2.1   Liens...................................................78
              5.2.2   Dissolution.............................................79
              5.2.3   Change in Business......................................79
              5.2.4   Debt Cancellation.......................................79
              5.2.5   Zoning..................................................79
              5.2.6   No Joint Assessment.....................................80
              5.2.7   Principal Place of Business.............................80
              5.2.8   ERISA...................................................80
              5.2.9   Affiliate Transactions..................................80
              5.2.10  Assets..................................................81
              5.2.11  Debt....................................................81
              5.2.12  Transfers...............................................81
              5.2.13  INTENTIONALLY OMITTED...................................84
              5.2.14  INTENTIONALLY OMITTED...................................84
              5.2.15  Misapplication of Funds.................................84
              5.2.16  Condominium Restrictions................................84

VI.   INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS.....................84
      Section 6.1     Insurance...............................................84
      Section 6.2     Casualty................................................89
      Section 6.3     Condemnation............................................89
      Section 6.4     Restoration.............................................89

VII.  RESERVE FUNDS...........................................................90
      Section 7.1     Required Repair Funds...................................90
              7.1.1   Deposits................................................90
              7.1.2   Release of Required Repair Funds........................91
      Section 7.2     Tax and Insurance Escrow Fund...........................92
              7.2.1   Deposits to the Tax and Insurance Escrow Fund...........92
              7.2.2   Withdrawals From the Tax Account and the Insurance
                      Premium Account.........................................93
      Section 7.3     Replacements and Replacement Reserve....................93
              7.3.1   Replacement Reserve Fund................................93
              7.3.2   Disbursements from Replacement Reserve Account..........94
              7.3.3   Performance of Replacements.............................96
              7.3.4   Failure to Make Replacements............................98
              7.3.5   Balance in the Replacement Reserve Account..............98
      Section 7.4     Ground Lease Escrow Fund................................98
      Section 7.5     INTENTIONALLY OMITTED...................................98
      Section 7.6     Debt Service Reserve....................................98
              7.6.1   Debt Service Reserve Deposit............................99
              7.6.2   Release of Debt Service Reserve.........................99
      Section 7.7     Required Common Charge Fund.............................99
              7.7.1   Deposits................................................99
              7.7.2   Disbursements from the Common Charge Account............99

VIII. DEFAULTS................................................................99
      Section 8.1     Event of Default........................................99
      Section 8.2     Remedies...............................................105
      Section 8.3     Remedies Cumulative; Waivers...........................105

IX.   SPECIAL PROVISIONS.....................................................106
      Section 9.1     Sale of Notes and Securitization.......................106
      Section 9.2     Securitization Indemnification.........................108
      Section 9.3     Servicer...............................................111
      Section 9.4     Exculpation............................................111
      Section 9.5     Contributions and Waivers..............................113
      Section 9.6     Reallocation of Loan Amounts...........................116

X.    MISCELLANEOUS..........................................................117
      Section 10.1    Survival...............................................117
      Section 10.2    Lender's Discretion....................................117
      Section 10.3    Governing Law..........................................117
      Section 10.4    Modification, Waiver in Writing........................118
      Section 10.5    Delay Not a Waiver.....................................118
      Section 10.6    Notices................................................118
      Section 10.7    Trial by Jury..........................................119
      Section 10.8    Headings...............................................119
      Section 10.9    Severability...........................................119
      Section 10.10   Preferences............................................120
      Section 10.11   Waiver of Notice.......................................120
      Section 10.12   Remedies of Borrower...................................120

      Section 10.13   Expenses; Indemnity....................................120
      Section 10.14   Schedules and Exhibits Incorporated....................122
      Section 10.15   Offsets, Counterclaims and Defenses....................122
      Section 10.16   No Joint Venture or Partnership; No Third Party
                      Beneficiaries..........................................122
      Section 10.17   Publicity..............................................122
      Section 10.18   Cross-Default; Cross-Collateralization; Waiver of
                      Marshalling of Assets..................................122
      Section 10.19   Waiver of Counterclaim.................................123
      Section 10.20   Conflict; Construction of Documents; Reliance..........123
      Section 10.21   Brokers and Financial Advice...........................123
      Section 10.22   Prior Agreements.......................................124
      Section 10.23   Compliance With Mortgage Loan Documents................124
      Section 10.24   Mortgage Loan Defaults.................................124
      Section 10.25   Mortgage Loan Estoppels................................126
      Section 10.26   No Amendments to Mortgage Loan Documents...............126
      Section 10.27   Acquisition of the Mortgage Loan.......................127
      Section 10.28   Deed In Lieu of Foreclosure; Borrower not to
                      Acquire Mortgage Loan..................................127
      Section 10.29   Refinancing or Prepayment of the Mortgage Loan.........128
      Section 10.30   Independent Approval Rights............................128
      Section 10.31   Intercreditor Agreement................................128
      Section 10.32   Subordination; Relationship to Mortgage Loan...........128
      Section 10.33   Joint and Several Liability............................129
      Section 10.34   Rescission of Payments.................................129
      Section 10.35   Attorney-In-Fact.......................................129
      Section 10.36   Counterparts...........................................129
      Section 10.37   Time...................................................130
      Section 10.38   Amendments Included....................................130
      Section 10.39   INTENTIONALLY OMITTED..................................130
      Section 10.40   Maintenance of the Registry............................130

Schedules and Exhibits
----------------------

SCHEDULE I        The Pledged Interests
SCHEDULE II Borrowers, Taxpayer ID Nos., Related Mortgage Borrowers, Properties, Allocated Loan Amounts and Release Prices
SCHEDULE III      Rent Roll
SCHEDULE IV       Organizational Charts of Borrowers
SCHEDULE V        Monthly Scheduled Amortization Payments
SCHEDULE VI       Ground Leases
SCHEDULE VII      Permitted FF&E Financing
SCHEDULE VIII     O&M Program Properties
SCHEDULE IX       Borrower Default
SCHEDULE X        Franchise Agreements/Franchisors
SCHEDULE XI       Special Assessments
SCHEDULE XII      Sale Properties
SCHEDULE XIII     Litigation Schedule
SCHEDULE XIV      Lease Assignments
SCHEDULE XV       Condemnation
SCHEDULE XVI      Casualty
SCHEDULE XVII     Public Access

SCHEDULE XVIII    Insurance Claims
SCHEDULE XIX      Lease Defaults, Prepaid Rent, Outstanding tenant improvements
SCHEDULE XX       Addresses
SCHEDULE XXI      Taxes

EXHIBIT A         Property Account Agreement
EXHIBIT B         Filing Offices
EXHIBIT C         Form of Assignment of Interest Rate Cap Agreement
EXHIBIT D         Form of Management Agreement
EXHIBIT E         Intentionally Omitted
EXHIBIT F         Intentionally Omitted
EXHIBIT G         Excluded Group -- Series B Convertible Preferred Stock Holders

                        LOAN AGREEMENT (MEZZANINE LOAN)

     THIS LOAN AGREEMENT (MEZZANINE LOAN), dated as of June 11, 2003 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "Agreement"), between LEBRP WYNDHAM MEZZANINE LLC, a Delaware limited liability company having an address at 399 Park Avenue, New York, New York 10022 ("Lender") and WCHNW MEZZ, LLC, a Delaware limited liability company, PARSIPPANY MEZZ, LLC, a Delaware limited liability company, R-LISLE MEZZ, LLC, a Delaware limited liability company, DT-MIAMI MEZZ, L.P., a Delaware limited partnership, DT DES-PLAINES MEZZ, LLC, a Delaware limited liability company, DT-TALLAHASSEE MEZZ, L.P., a Delaware limited partnership, DT GLENVIEW MEZZ, LLC, a Delaware limited liability company, RAD-BURL MEZZ, LLC, a Delaware limited liability company, W-GARDEN ATLANTA MEZZ, LLC, a Delaware limited liability company, H-CLEVELAND MEZZ, LLC, a Delaware limited liability company, H-GATEWAY MEZZ, LLC, a Delaware limited liability company, R-HOUSTON LP, LLC, a Delaware limited liability company, W-EMERALD MEZZ, LLC, a Delaware limited liability company, W-BUTTES MEZZ, LLC, a Delaware limited liability company, W-INDIANA MEZZ, LLC, a Delaware limited liability company, W-FRANKLIN MEZZ LP, LLC, a Delaware limited liability company, RAVINIA MEZZ, LLC, a Delaware limited liability company, W-BEL AGE MEZZ, LLC, a Delaware limited liability company and W-COLINAS MEZZ LP, LLC, a Delaware limited liability company, each having an address at c/o Wyndham International, Inc., 1950 Stemmons Freeway, Suite 6001, Dallas, Texas 75207 (each a "Borrower" and, collectively, "Borrowers").

                                  WITNESSETH:

     WHEREAS, Borrowers desire to obtain the Loan (as hereinafter defined) from Lender; and

     WHEREAS, the Loan is secured by, among other things, a lien on and security interest in and to the interests identified on Schedule I hereto (all such interests pledged by any Borrower or Pledgor (as such term is hereinafter defined), the "Pledged Interests"; the Pledged Interests together with any other collateral for the Loan now or hereafter pledged by any Borrower, any Pledgor or any Guarantor to Lender to secure all or a portion of the Loan, collectively, the "Collateral");

     WHEREAS, Lender is willing to make the Loan to Borrowers, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

     NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

     I.   DEFINITIONS; PRINCIPLES OF CONSTRUCTION

     Section 1.1   Definitions

     For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

     "Acceptable Counterparty" means any Counterparty to the Interest Rate Cap Agreement that has and shall maintain, until the expiration of the applicable Interest Rate Cap Agreement, a long-term unsecured debt rating of not less than "AA-" by S&P and "Aa3" by Moodys.

     "Accounts" shall mean, collectively, the Property Account, the Tax Account, the Insurance Premium Account, the Required Repair Account, the Replacement Reserve Account, the Common Charge Account, the Ground Rent Account, the Mortgage Loan Debt Service Account, the Borrower Expense Account, the Extraordinary Expense Account, the Mezzanine Loan Account, the Excess Cash Flow Account and the Lockbox Account.

     "Accounts Receivable" shall have the meaning set forth in Article I of each of the Mortgage Security Agreements.

     "Actual Amount" shall have the meaning set forth in the definition of "Replacement Reserve Deposit".

     "Acquired Property" shall have the meaning set forth in Section
5.1.10(i)(i).

     "Acquired Property Statements" shall have the meaning set forth in Section 5.1.10(i)(i).

     "Additional Insolvency Opinion" shall have the meaning set forth in Section 4.1.17.

     "Additional Interest" shall mean an aggregate amount equal to $9,562,500.00, subject to proration in accordance with Section 2.2.4 hereof.

     "Adjusted Prime Rate" shall mean an interest rate per annum equal to the Prime Rate in effect from time to time, but never less than 2.5%, plus 10.79310% per annum.

     "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or executive officer of such Person or of an Affiliate of such Person.

     "Affiliated Loans" shall mean a loan made by Lender or Mortgage Lender to an Affiliate of a Borrower or any Guarantor.

     "Affiliated Manager" shall mean any managing agent which is an Affiliate of, or in which a Borrower, Principal, or any Guarantor (or its successor) or any transferee permitted pursuant to the terms of Section 5.2.12 hereof has, directly or indirectly, any legal, beneficial or economic interest. DT Management, Inc. is not an Affiliated Manager.

     "Agreement" shall have the meaning set forth in the introductory paragraph hereto.

     "Allocated Loan Amounts" shall mean the amounts set forth on Schedule II hereto.

     "ALTA" shall mean American Land Title Association or any successor thereto.

     "Annual Budget" shall mean the operating budget, including all planned Capital Expenditures, for each Property prepared by the Related Borrower or Related Mortgage Borrower for the applicable Fiscal Year or other period that may be specified herein.

     "Applicable Contribution" shall have the meaning set forth in Section 9.5(f) hereof.

     "Applicable Interest Rate" shall mean an interest rate per annum equal to
(i) the Eurodollar Rate or (ii) if the Loan begins bearing interest at the Adjusted Prime Rate in accordance with the provisions of Section 2.2.3 hereof, the Adjusted Prime Rate.

     "Applicable Laws" shall mean all existing and future federal, State, commonwealth and local laws, orders, ordinances, governmental rules and regulations and court orders.

     "Appraisal" shall mean an appraisal prepared in accordance with the requirements of FIRREA, prepared by an independent third party appraiser holding an MAI designation, who is State licensed or State certified if required under the laws of the State where a Property is located, who meets the requirements of FIRREA and who is otherwise satisfactory to Lender.

     "Approved Annual Budget" shall have the meaning set forth in Section 5.1.10(d) hereof.

     "Approved Expenses" shall have the meaning set forth in Section 3.7(b) hereof.

     "Assignment of Management Agreement" shall mean, with respect to each Property, that certain Conditional Assignment of Management Agreement dated the date hereof among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "Assignment of Interest Rate Cap" shall mean that certain Collateral Assignment of Interest Rate Cap Agreement made by Borrowers in favor of Lender as security for the Loan, consented to by the Counterparty, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "Award" shall mean any compensation paid by any Governmental Authority to (or on behalf of) Borrower in connection with a Condemnation in respect of all or any part of any of the Properties.

     "Bankruptcy Code" shall mean 11 U.S.C.Section 101 et seq., and the rules and regulations adopted and promulgated pursuant thereto, as the same may be amended from time to time.

     "Basic Carrying Costs" shall mean, with respect to a Property, the sum of the following costs associated with such Property for the relevant Fiscal Year or payment period: (i) Taxes, (ii) Insurance Premiums, (iii) Ground Rent and
(iv) Common Charges.

     "Bel Age Hotel" shall mean that certain Property located in West Hollywood, California and known as the Wyndham Bel Age.

     "Benefit Amount" shall have the meaning set forth in Section 9.5(d) hereof.

     "Borrower" and "Borrowers" shall have the respective meanings set forth in the introductory paragraph hereto, together with its successors and assigns.

     "Borrower Expense Account" shall have the meaning set forth in Section 3.1(b)(viii) hereof.

     "Breakage Costs" shall have the meaning given to it in Section 2.2.3(d) hereof;

     "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

     "Business Party" shall have the meaning set forth in Section 4.1.22(aa).

     "By Laws" shall mean the By Laws of the Condominium providing for the operation of a Condominium Property.

     "Capital Expenditures" shall mean, with respect to a Property, for any period, the amount expended for items capitalized under GAAP and the Uniform System of Accounts (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements and the acquisition of furniture, fixtures and equipment).

     "Casualty" shall have the meaning specified in Section 6.2 hereof.

     "Change of Control" shall mean (A) the acquisition, including through mergers, consolidation or otherwise, by any Person or Group (excluding the Excluded Group) of direct or indirect beneficial ownership as defined in Rule 13 d-3 under the Exchange Act of more than 50% of (i) the outstanding shares of common stock of Wyndham or (ii) the total voting power of all classes of capital stock of Wyndham entitled to vote generally in the election of directors, unless such Person or Group owned at least 50% of the interests described in clause (i) or (ii) above in Wyndham prior to such merger or consolidation; or (B) the election by any Person or Group (other than the Excluded Group) of a sufficient number of its or their nominees to the Board of Directors of Wyndham such that such nominees, when added to any existing directors remaining on such Board of Directors after such election who are affiliates or associates of such Person or Group, shall constitute a majority of such Board of Directors.

     "Closing Date" shall mean the date hereof, which is the date of funding of the Loan.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and all applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

     "Collateral" shall have the meaning set forth in the recitals of this Agreement.

     "Common Charge Account" shall have the meaning provided in Section 3.1(b)(vi).

     "Common Charges" shall mean for a Condominium Property all Common Charges and special assessments imposed pursuant to the Condominium Documents including, without limitation, water rates and sewer rent.

     "Common Elements" shall have the meaning provided in the Declarations.

     "Condemnation" shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any of the Properties, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Property (or Properties) or any part thereof.

     "Condominium" shall mean for a Condominium Property, the condominium regime created pursuant to the Condominium Documents, including, without limitation, all commercial and retail units and Common Elements.

     "Condominium Act" shall mean the provisions of the relevant statutes governing condominiums in a State where a Condominium Property is located.

     "Condominium Board" shall mean for a Condominium Property the organization managing the Condominium by virtue of the Condominium Act, the Declaration and the Bylaws, on behalf of all the owners of the Units comprising the Condominium.

     "Condominium Board Policy" shall have the meaning set forth in Section 6.1(a) hereof.

     "Condominium Documents" shall mean for a Condominium Property collectively the Offering Plan, the Declaration, the Bylaws and the Rules and Regulations.

     "Condominium Management Agreement" shall mean, with respect to a Condominium Property, the management agreement entered into by and between the Condominium Board and the Condominium Manager, pursuant to which the Condominium Manager is to provide management and other services with respect to the Condominium.

     "Condominium Manager" shall mean for a Condominium Property the manager engaged by the Condominium Board.

     "Condominium Property" shall mean each of the Properties known as Hilton Gateway Plaza, Newark, New Jersey; Wyndham Emerald Plaza, San Diego, California; and Wyndham Hotel, Lisle, Illinois.

     "Contract Rate" shall mean, at the time of any calculation, an interest rate constant per annum equal to nine and one-quarter percent (9.25%).

     "Contribution" shall have the meaning set forth in Section 9.5(a) hereof.

     "Counterparty" shall mean the Person that is the issuer of the Interest Rate Cap Agreement.

     "Crowne Plaza" shall mean a Property operated under a license agreement with Six Continents Hotels, Inc.

     "Cure Contract Rate" shall mean, at the time of any calculation, an interest rate constant per annum equal to nine and one-half percent (9.50%).

     "Debt" shall mean the outstanding principal amount set forth in and evidenced by, this Agreement and the Note together with unpaid, accrued interest thereon and all other sums due to Lender in respect of the Loan under this Agreement, the Note, the Security Instruments or any other Loan Document.

     "Debt Service" shall mean, with respect to any particular period of time, interest payments and all Monthly Scheduled Amortization Payments due under the Note for such period.

     "Debt Service Coverage Ratio" shall mean a ratio in which:

     (a) the numerator is the Net Operating Income (excluding interest on credit accounts) for the 12 full calendar month period preceding the date of calculation as set forth in the statements required hereunder, without deduction for (i) actual management fees incurred in connection with the operation of the Properties, (ii) actual franchise fees incurred in connection with the operation of the Properties or (iii) amounts paid to the Reserve Funds, less (A) management fees equal to the greater of (1) assumed management fees of three percent (3%) of Gross Income from Operations or (2) the actual management fees incurred, (B) assumed Replacement Reserve Fund contributions equal to the FF&E Factor multiplied by Gross Income from Operations, (C) actual franchise fees incurred in connection with the operation of the Properties and (D) Lease Termination Payments; and

     (b) the denominator is the aggregate amount of Debt Service and debt service under the Mortgage Loan which would be due and payable for such 12 full calendar month period, calculated at an interest rate constant (said constant includes both interest and amortization) equal to the Contract Rate and the Mortgage Contract Rate, respectively.

     "Debt Service Reserve" shall have the meaning set forth in Section 7.6.1 hereof.

     "Debt Service Reserve Deposit" shall mean an amount equal to $11,331,250.00.

     "Declaration" shall mean the declaration establishing the Condominium plan for a Condominium Property.

     "Default" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

     "Default Rate" shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) five percent (5%) above the Applicable Interest Rate.

     "Disclosure Document" shall have the meaning set forth in Section 5.1.10(i) hereof.

     "Distributions" shall have the meaning set forth in Section 3.3(b) hereof.

     "Eligible Account" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or State chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or State chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a State chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and State authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

     "Eligible Institution" shall mean a depository institution or trust company, (a) the short term unsecured debt obligations or commercial paper of which are rated at least A-1+ by S&P and P-1 by Moody's in the case of accounts in which funds are held for 30 days or less, or (b) the long term unsecured debt obligations of which are rated at least "AA" by S&P and "Aa2" by Moody's in the case of accounts in which funds are held for more than 30 days.

     "Emergency Repairs" shall have the meaning set forth in Section 6.4(d).

     "Environmental Indemnity" shall mean that certain Environmental Indemnity Agreement (Mezzanine Loan) dated as of the date hereof executed by Borrowers and Indemnitor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "Environmental Law" shall mean any present and future federal, State and local laws, statutes, ordinances, rules, regulations, standards, policies and other governmental directives or requirements, as well as common law, that apply to a Borrower or a Property and relate to Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act.

     "Environmental Liens" shall have the meaning set forth in Section 5.1.19 hereof.

     "Environmental Reports" shall have the meaning set forth in Section 4.1.26 hereof.

     "Equipment" shall have the meaning set forth in Section 5.2.12(f) hereof.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

     "Eurodollar Rate" shall mean, with respect to any Interest Period, an interest rate per annum equal to LIBOR plus 10.79310% per annum.

     "Event of Default" shall have the meaning set forth in Section 8.1(a) hereof.

     "Excess Cash Flow" shall have the meaning set forth in Section 3.7(b)(xi) hereof.

     "Excess Cash Flow Account" shall have the meaning set forth in Section 3.1(b)(xi) hereof.

     "Exchange Act" shall have the meaning set forth in Section 9.2(a) hereof.

     "Exchange Act Filing" shall have the meaning set forth in Section 5.1.10(l) hereof.

     "Excluded Group" shall mean those holders of Series B Convertible Preferred Stock of Wyndham listed on Exhibit G hereto and their Affiliates.

     "Extension Fee" shall mean (i) for the first Extension Term, $0.00 and (ii) for each of the second and third Extension Term, an amount equal to one-half of one percent (0.5%) of the then outstanding principal amount of the Loan.

     "Extension Notice" shall have the meaning set forth in Section 2.2.9.

     "Extension Term" shall have the meaning set forth in Section 2.2.9.

     "Extraordinary Expense" shall mean an operating expense or capital expenditure with respect to a Property that (i) is not set forth on, or made or deemed made in compliance with and pursuant to, the Approved Annual Budget (ii) is not an Approved Expense and (iii) is not subject to payment by withdrawals from the Replacement Reserve Account, or paid in connection with an emergency at such Property. Borrower shall deliver promptly to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for the reasonable approval of Lender.

     "Extraordinary Expense Account" shall have the meaning set forth in Section 3.1(b)(ix) hereof.

     "FF&E Factor" shall mean four(4.0%) percent.

     "FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as the same may be amended from time to time.

     "Fiscal Year" shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during the term of the Loan.

     "Fitch" shall mean Fitch, Inc.

     "Flood Insurance Acts" shall have the meaning set forth in Section 6.1 hereof.

     "Force Majeure" shall mean the failure of a Borrower to perform any obligation hereunder by reason of any act of God, enemy or hostile government action, civil commotion, insurrection, sabotage, strikes or lockouts or any other reason solely due to cause or causes beyond the control of a Borrower or any Affiliate of a Borrower.

     "Foreign Taxes" shall mean any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority excluding, in the case of Lender or any successor and/or assign of Lender, net income and franchise taxes imposed on such entity.

     "Franchise Agreements" shall collectively mean those certain franchise agreements more specifically identified on Schedule X attached hereto.

     "Franchisors" shall collectively mean those franchisors with respect to the applicable Franchise Agreements, more specifically identified on Schedule X attached hereto.

     "GAAP" shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

     "Governmental Authority" shall mean any court, board, agency, commission, office, officer or other authority of any nature whatsoever for any governmental unit (federal, State, commonwealth, county, district, municipal, city, country or otherwise) or quasi-governmental unit whether now or hereafter in existence.

     "Gross Income from Operations" shall mean, with respect to a Property, all income, computed in accordance with GAAP and the Uniform System of Accounts, derived by the Related Borrower and/or Related Mortgage Borrower, from the direct and indirect ownership and operation of such Property, from whatever source, including, but not limited to, Rents, Accounts Receivable, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, other required pass-throughs, and interest on applicable Reserve Funds, but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by such Related Borrower and/or Related Mortgage Borrower, to any Governmental Authority, refunds an uncollectible accounts, sales of furniture, fixtures and equipment, Insurance Proceeds (other than business interruption or other loss of income insurance), Awards, rents, revenues and receipts of tenants and concessionaires located at such Property, unforfeited security deposits, utility and other similar deposits and any disbursements to any Mortgage Borrower or Borrower from the Reserve Funds.

     "Ground Leases" shall mean each ground lease identified on Schedule VI attached hereto and any ground lease which creates a Mortgage Borrower's leasehold estate in a Leasehold Property or Substitute Property, as applicable.

     "Ground Lease Escrow Fund" shall have the meaning set forth in Section 7.4 hereof.

     "Ground Rent" shall have the meaning set forth in Section 7.4 hereof.

     "Ground Rent Account" shall have the meaning set forth in Section 3.1(b)(vii) hereof.

     "Group" shall mean any Person or Persons acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act, together with all affiliates and associates (as defined in Rule 12 b-2 under the Exchange
Act) thereof.

     "Guarantor" shall mean Wyndham International, Inc.

     "Guaranty" shall mean that certain Guaranty of Recourse Obligations of Borrower (Mezzanine Loan) dated as of the date hereof from Guarantor to Lender as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "Hazardous Materials" shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls ("PCBs") and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on a Property is prohibited by any federal, State or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a "hazardous substance," "hazardous material", "hazardous waste," "toxic substance," "toxic pollutant," "contaminant," "pollutant" or other words of similar import within the meaning of any Environmental Law.

     "Hilton" shall mean a Property operated under a License Agreement with Hilton Hotels Corporation.

     "Improvements" shall mean, with respect to a Property, the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located on the real property comprising such Property.

     "Indebtedness" of a Person, at a particular date, means the sum (without duplication) at such date of (a) all indebtedness or liability of such Person for borrowed money; (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person, or otherwise to assure a creditor against loss; and (f) obligations secured by any Liens, whether or not the obligations have been assumed.

     "Indemnified Parties" shall mean Lender, any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan, any Person in whose name the encumbrance created by the Security Instruments is or will have been recorded, Persons and entities who may hold or acquire or will have held a full or partial interest in the Loan, the holders of any Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan, Collateral or one or more Properties, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender's assets and business), provided, however, that any indemnification provided for in any of the Loan Documents shall not, directly or indirectly, extend to the benefit of or be transferred to any transferee or assignee of any Indemnified Party (other than to the successor or assigns of an Indemnified Party succeeding to such Indemnified Party's direct or indirect interest in the Loan) or to any purchaser or future owner of any portion of the Collateral or one or more of the Properties, unless such purchaser or owner was previously an Indemnified Party.

     "Indemnitor" shall mean Wyndham International, Inc.

     "Independent Director" shall have the meaning set forth in Section 4.1.22(aa).

     "Initial Interest Period" shall mean the period commencing from and including the Closing Date to and including July 10, 2003.

     "Insolvency Opinion" shall mean that certain non-consolidation opinion letter dated the date hereof delivered by Akin, Gump, Strauss, Hauer & Feld, L.L.P. in connection with the Loan.

     "Institutional Lender" shall mean any insurance company, bank, trust company, savings and loan association, savings bank, investment bank, indenture trustee for publicly traded debt or similar financial institution.

     "Insurance Premium Account" shall have the meaning set forth in Section 3.1(b)(ii).

     "Insurance Premiums" shall have the meaning set forth in Section 6.1(a) hereof.

     "Insurance Proceeds" shall have the meaning set forth in Section 6.4(a) hereof.

     "Intercreditor Agreement" shall have the meaning set forth in Section
10.31.

     "Interest Period" shall mean, in connection with the calculation of interest accrued with respect to any specified Payment Date, the period from and including the second Business Day following the previous Payment Date to and excluding the second Business Day following the specified Payment Date; provided, however, that with respect to the Payment Date occurring on July 9, 2003, the Interest Period shall be the period from and including the Closing Date to and including July 10, 2003. Each Interest Period shall be a full month and shall not be shortened by reason of any payment of the Loan prior to the expiration of such Interest Period.

     "Interest Rate Cap Agreement" shall mean an interest rate cap agreement (together with the confirmation and schedules relating thereto) between the Counterparty and Borrower obtained by Borrower. The interest rate cap agreement shall be written on the then current standard ISDA documentation, and shall provide for interest periods and calculations consistent with the payment terms of the Agreement. After delivery of a Replacement Interest Rate Cap Agreement to Lender, the term "Interest Rate Cap Agreement" shall be deemed to mean such Replacement Interest Rate Cap Agreement.

     "Interest Shortfall" shall have the meaning set forth in Section 2.3.1(b).

     "Investor" shall have the meaning set forth in Section 5.1.10(q).

     "Lease Termination Payments" shall mean all payments made to any of Borrowers in connection with any termination, cancellation, surrender, sale or other disposition of any Lease.

     "Leasehold Property" shall mean each Property known as Wyndham Franklin Plaza, Philadelphia, Pennsylvania and Wyndham Buttes Resort, Tempe, Arizona.

     "Leases" shall mean, with respect to a Property, all leases and other agreements affecting the use, enjoyment or occupancy of the real property comprising such Property or the Improvements thereon heretofore or hereafter entered into (including, without limitation, subleases, licenses, concessions, tenancies and other occupancy agreements covering or encumbering all or any portion of such real property), together with any guarantees, supplements, amendments, modifications, extensions and renewals of any thereof, and all additional remainders, reversions, and other rights and estates appurtenant thereto.

     "Legal Requirements" shall mean, with respect to a Property, all federal, State, commonwealth, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting such Property or any part thereof, or the zoning, construction, use, alteration, occupancy or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including without limitation the Condominium Acts, and all permits, licenses and authorizations and regulations relating thereto, and all material covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrowers, at any time in force affecting such Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to such Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

     "Lehman" shall have the meaning set forth in Section 9.2(b) hereof.

     "Lehman Group" shall have the meaning set forth in Section 9.2(b) hereof.

     "Lender" shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

     "Letter of Credit" shall mean a transferable, clean, irrevocable, unconditional, standby letter of credit in form, substance and amount reasonably satisfactory to Lender in its reasonable discretion, issued or confirmed by a commercial bank with a long term debt obligation rating of AA or better by S&P or Aa2 or better by Moody's or a comparable long term debt obligation rating as determined by other Rating Agencies and otherwise satisfactory to Lender in its reasonable discretion (the "Issuing Bank"). Lender consents to JPMorgan Chase Bank being the issuer of any Letter of Credit delivered to Lender. The Letter of Credit shall be payable upon presentation of a sight draft only to the order of Lender or, upon the transfer of the Loan, to another party, as the case may be, at a New York City bank; provided, however, Borrowers may provide Lender with a replacement Letter of Credit meeting all of the requirements hereof in lieu of Lender transferring the existing Letter of Credit then held by Lender. The Letter of Credit shall have an initial expiration date of not less than one (1) year and shall be automatically renewed for successive twelve (12) month periods for the term of the Loan and shall provide for multiple draws. The Letter of Credit shall be transferable by Lender and its successors and assigns at a New York City bank.

     "Liabilities" shall have the meaning set forth in Section 9.2(b) hereof.

     "LIBOR" shall mean, for the Initial Interest Period 2.5% per annum. For each Interest Period thereafter LIBOR shall mean the greater of: (a) 2.5%; and
(b) the quoted offered rate for one-month United States dollar deposits with leading banks in the London interbank market that appears as of 11:00 a.m. (London time) on the related LIBOR Determination Date on the display page designated as Telerate Page 3750.

          If, as of such time on any LIBOR Determination Date, no quotation is given on Telerate Page 3750, then the Lender shall establish LIBOR on such LIBOR Determination Date by requesting four Reference Banks meeting the criteria set forth herein to provide the quotation offered by its principal London office for making one-month United States dollar deposits with leading banks in the London interbank market as of 11:00 a.m., London time, on such LIBOR Determination Date.

          (i) If two or more Reference Banks provide such offered quotations, then LIBOR for the next Interest Period shall be the arithmetic mean of such offered quotations (rounded upward if necessary to the nearest whole multiple of 1/1,000%).

          (ii) If only one or none of the Reference Banks provides such offered quotations, then LIBOR for the next Interest Period shall be the Reserve Rate.

          (iii) If on any LIBOR Determination Date, Lender is required but is unable to determine the LIBOR in the manner provided in paragraphs (i) and
     (ii) above, LIBOR for the next Interest Period shall be LIBOR as determined on the preceding LIBOR Determination Date.

          The establishment of LIBOR on each LIBOR Determination Date by the Lender shall be final and binding absent manifest error.

     "LIBOR Business Day" shall mean a day upon which United States dollar deposits may be dealt in on the London and the New York City interbank markets and commercial banks and foreign exchange markets are open in London and New York City.

     "LIBOR Determination Date" shall mean, with respect to any Interest Period, the date that is two (2) LIBOR Business Days prior to the first day of such Interest Period. Notwithstanding the foregoing, LIBOR shall be redetermined within any Interest Period two (2) LIBOR Business Days prior to a Securitization in accordance with Section 2.2.2 hereof for the remainder of such Interest Period.

     "LIBOR Spread Maintenance" shall mean the outstanding principal balance immediately prior to a prepayment under Section 5.2.12(d) hereof, less the Release Prices for the Related Collateral related to the Sale Properties to the extent not previously transferred by the Related Mortgage Borrower, multiplied by 10.79310%, divided by 12 and multiplied by the number of months remaining in the Lockout Period.

     "Licenses" shall have the meaning set forth in Section 4.1.16(g) hereof.

     "Lien" shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on any Property, the Collateral or other property, or affecting any Borrower, any Mortgage Borrower, any Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

     "Loan" shall mean the loan made to Borrowers evidenced by the Note, this Agreement and other Loan Documents, as the same may be amended, restated, modified, extended or split from time to time.

     "Loan Documents" shall mean collectively this Agreement, the Note, the Security Instruments, the Environmental Indemnity, the Guaranty of Recourse Obligations, the Conditional Assignments of Management Agreement and all other documents executed and/or delivered by Borrowers, and/or others, in connection with the Loan.

     "Loan to Value Ratio" shall mean, as of the date of its calculation, the ratio of (i) the sum of the outstanding principal amount of the Loan and the Mortgage Loan as of the date of such calculation to (ii) (a) if the date of the calculation using such Appraisal is prior to September 11, 2004, the Appraisals delivered by Mortgage Borrower to Mortgage Lender in connection with the closing of the Mortgage Loan or (b) if the date of the calculation using such Appraisal is on or after September 11, 2004, the most recent appraised value (based upon an Appraisal of the Properties dated no more than 15 months prior to the date of such calculation, which appraisal may be an update of the Appraisals delivered to Mortgage Lender in connection with the closing of the Mortgage
Loan).

     "Loan Year" shall mean each 365 or 366, as applicable, day period thereafter commencing on the Closing Date.

     "Lockbox Account" shall have the meaning set forth in Section 3.1(b) hereof.

     "Lockbox Bank" shall mean any Eligible Institution selected by Mortgage Lender.

     "Lock-Out Period" shall mean the period commencing on the date hereof and ending on July 8, 2005.

     "Losses" shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, direct actual damages or losses, costs, expenses, fines, fees, charges, fees, expenses, judgments, awards, amounts paid in settlement of whatever kind or nature (including, but not limited to, reasonable attorneys' fees and other costs of defense, investigation and settlement of Losses).

     "Management Agreement" shall mean, with respect to the Properties, the management agreements entered into by and between Mortgage Borrowers and Manager, pursuant to which the Manager is to provide management and other services with respect to the Properties, or, if the context requires, the Replacement Management Agreement executed in accordance with the terms and provisions of this Agreement and the Mortgage Loan Documents.

     "Manager" shall collectively mean each entity set forth on Schedule XXII attached hereto, or, if the context requires, a Qualified Manager who is managing each applicable Property in accordance with the terms and provisions of this Agreement.

     "Material Lease" shall mean any Lease (a) demising in excess of 2,500 square feet or (b) for parking operations/facilities.

     "Maturity Date" shall mean July 8, 2005 or, if the Maturity Date has been extended pursuant to Section 2.2.9 hereof, the last day of the applicable Extension Term, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

     "Maximum Legal Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such State or States whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

     "Mezzanine Loan Account" shall have the meaning set forth in Section 3.1(b)(x).

     "Monthly Common Charge Amount" shall have the meaning set forth in Section
7.7.1 hereof.

     "Monthly Debt Service Payment Amount" shall mean the amount of interest and the Monthly Scheduled Amortization Payment due and payable on each Payment Date pursuant to the Note and Section 2 hereof.

     "Monthly Ground Rent Deposit" shall have the meaning set forth in Section
7.4 hereof.

     "Monthly Insurance Premium Deposit" shall have the meaning set forth in
Section 7.2 hereof.

     "Monthly Scheduled Amortization Payments" shall mean the aggregate amount of principal set forth on Schedule V hereof to be paid on each Payment Date.

     "Monthly Tax Deposit" shall have the meaning set forth in Section 7.2 hereof.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "Mortgage Borrower" and "Mortgage Borrowers" means any and all, respectively, of WCHNW, LLC, a Delaware limited liability company, Parsippany, LLC a Delaware limited liability company, R-Lisle, LLC, a Delaware limited liability company, DT-Miami, L.P., a Delaware limited partnership, DT-Des Plaines, LLC, a limited liability company, DT-Tallahassee, L.P., a Delaware limited partnership, DT Glenview, LLC, a Delaware limited liability company, Rad-Burl, LLC, a Delaware limited liability company, W-Garden Atlanta, LLC, a limited liability company, H-Cleveland LLC, a Delaware limited liability company, H-Gateway, LLC, a Delaware limited liability company, R-Houston, L.P., a Delaware limited partnership, W-Emerald, LLC, a Delaware limited liability company, W-Buttes LLC, a Delaware limited liability company, W-Indiana, LLC, a Delaware limited liability company, W-Franklin, L.P., a Delaware limited partnership, Ravinia, LLC, a Delaware limited liability company, W-Bel Age, LLC, a Delaware limited liability company and W-Colinas, L.P., a Delaware limited partnership.

     "Mortgage Collateral" shall mean the Property and other collateral securing the Mortgage Loan.

     "Mortgage Contract Rate" shall have the meaning ascribed to the term "Contract Rate" in the Mortgage Loan Agreement.

     "Mortgage Lender" shall mean the owner and holder of the Mortgage Loan (or a portion thereof).

     "Mortgage Loan" shall mean that certain loan in the maximum principal amount of the $280,000,000.00 held by Mortgage Lender, evidenced by a promissory note made by Mortgage Borrowers and secured by a mortgage Lien on the Mortgage Collateral.

     "Mortgage Loan Agreement" shall mean that certain Loan Agreement dated as of the date hereof between Mortgage Lender and Mortgage Borrowers.

     "Mortgage Loan Debt Service Account" shall have the meaning set forth in
Section 3.1(b).

     "Mortgage Loan Documents" shall mean all documents or instruments evidencing, securing or guaranteeing the Mortgage Loan, including without limitation, the Mortgage Loan Agreement.

     "Mortgage Loan Extension Option" shall have the meaning ascribed to the term "Extension Option" in the Mortgage Loan Agreement.

     "Mortgage Security Agreements" means the mortgages, deeds of trust and similar instruments securing the Mortgage Loan.

     "Net Cash Flow" for any period shall mean the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.

     "Net Cash Flow Schedule" shall have the meaning set forth in Section 5.1.10(b) hereof.

     "Net Liquidation Proceeds After Debt Service" shall mean the remaining funds in the Lockbox Account from time to time after disbursement thereof in accordance with the terms of Section 3.7(b)(i) through (x) hereof.

     "Net Operating Income" means, as to a Property, the amount obtained by subtracting Operating Expenses from Gross Income from Operations.

     "Net Proceeds" shall have the meaning set forth in Section 6.4(a) hereof.

     "Note" shall mean that certain Promissory Note (Mezzanine Loan) in the original principal amount of $145,000,000.00 of even date herewith made by the Borrowers, jointly and severally, in favor of Lender, as the same may be amended, restated, replaced, supplemented severed, split or otherwise modified from time to time.

     "O&M Program" shall mean, with respect to each Property listed on Schedule VIII hereof, the asbestos operations and maintenance program developed by Borrower and approved by Lender, as the same may be amended, replaced, supplemented or otherwise modified from time to time.

     "Obligations" shall mean the payment of the Debt; and (ii) the performance of all other agreements, covenants, conditions and obligations of the Borrower and the other Restricted Parties contained herein or in the other Loan Documents.

     "Offering Document Date" shall have the meaning set forth in Section 5.1.10(j) hereof.

     "Offering Materials" shall have the meaning set forth in Section 9.2(b) hereof.

     "Offering Plan" shall mean the condominium offering plan for a Condominium Property together with all amendments thereto.

     "Officers' Certificate" shall mean a certificate delivered to Lender by a Borrower which is signed by an authorized senior officer of Principal of such Borrower.

     "Operating Expenses" shall mean, as to any Property, the total of all expenditures of Related Mortgage Borrower and Related Borrower, computed in accordance with GAAP and the Uniform System of Accounts, of whatever kind relating to the operation, maintenance and management of such property and the collateral securing the Mortgage Loan allocable to such Property that are incurred on a regular monthly or other periodic basis, including without limitation, including without limitation, Common Charges attributable to the Condominium Properties (excluding non-recurring capital expenditures), utilities, ordinary repairs and maintenance, insurance premiums, license fees, property taxes and assessments, advertising expenses, management fees, franchise fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments (including any Ground Rents payable under any Ground Lease)as permitted under the Mortgage Loan Documents, and other similar costs, but excluding depreciation, amortization of intangible items, Debt Service, debt service under the Mortgage Loan, Capital Expenditures and contributions to the Reserve Funds.

     "Other Charges" shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining such of the Property and such collateral securing the Mortgage Loan, now or hereafter levied or assessed or imposed against any such property or collateral, as applicable, or any part thereof.

     "Paydown Amount" shall have the meaning set forth in Section 3.6.

     "Payment Date" shall mean the ninth (9th) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately preceding Business Day..

     "Performance Cure" shall have the meaning set forth in Section 3.6.

     "Permitted Encumbrances" shall mean, with respect to a Property, collectively, (a) the Liens and security interests created by the Mortgage Loan Documents encumbering such Property, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy or marked up final title commitment (including those disclosed in and insured over thereby) relating to such Property or any part thereof, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent or being contested in good faith and by appropriate proceedings in accordance with the terms hereof and the terms of the Mortgage Loan Documents encumbering such Property, (d) any and all easements, licenses, covenants, restrictions or other agreements which may hereafter be granted by a Related Borrower in accordance with the terms hereof and a Mortgage Borrower in accordance with the terms of the Mortgage Loan Documents encumbering such Property, (e) rights of existing and future tenants, licensees and concessionaires, as tenants, licensees or concessionaires only, pursuant to Leases in effect as of the date hereof or entered into in accordance with the terms hereof and the terms of the Mortgage Loan Documents encumbering such Property, (f) any Lien and security interest expressly permitted pursuant to the Mortgage Loan Documents encumbering such Property, and (g) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion.

     "Permitted FF&E Financing" shall have the meaning set forth in Section 5.2.12(f) hereof.

     "Permitted Investments" shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Servicer, the trustee under any Securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Payment Date following the date of acquiring such investment and meeting one of the appropriate standards set forth below:

          (i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and
     (D) such investments must not be subject to liquidation prior to their maturity;

          (ii)   Federal Housing Administration debentures;

          (iii) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

          (iv) federal funds, unsecured certificates of deposit, time deposits, bankers' acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities or any class thereof); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and
     (D) such investments must not be subject to liquidation prior to their maturity;

          (v) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances with maturities of not more than 365 days and issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities or any class thereof); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

          (vi) debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities or any class thereof) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

          (vii) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities or any class thereof) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and
     (D) such investments must not be subject to liquidation prior to their maturity;

          (viii) units of taxable money market funds or mutual funds with maturities of not more than 365 days and which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from each Rating Agency (or, if not rated by an Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities or any class thereof) for money market funds or mutual funds; and

          (ix) any other security, obligation or investment which has been approved as a Permitted Investment in writing by (a) Lender and (b) each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities or any class thereof by such Rating Agency;

provided, however, that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

     "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any Governmental Authority and any fiduciary acting in such capacity on behalf of any of the foregoing.

     "Personal Property" shall, with respect to the Mortgage Collateral, have the meaning set forth in the Mortgage Loan Documents.

     "Physical Condition Report" shall mean, with respect to a Property, a structural engineering report prepared by a company satisfactory to Lender regarding the physical condition of such Property, satisfactory in form and substance to Lender in its sole discretion, which report shall, among other things, (a) confirm that such Property and its use complies, in all material respects, with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and (b) include a copy of the final certificate of occupancy with respect to all Improvements on such Property.

     "Plan" shall mean an employee benefit plan (as defined in section 3(3) of ERISA) whether or not subject to ERISA or a plan or other arrangement within the meaning of section 4975 of the Code.

     "Pledged Interests" shall have the meaning set forth in the recitals of this Agreement.

     "Pledgor" means, collectively, Patriot Mezz Owner, LLC, IHC Mezz Owner, LLC, Miami Mezz Owner, LLC, Chicago Mezz Owner, LLC, Tallahassee Mezz Owner, LLC and Ravinia Mezz Owner, LLC, each a Delaware limited liability company.

     "Policies" shall have the meaning specified in Section 6.1 (a) hereof.

     "Prime Rate" shall mean, for a particular date, the annual rate of interest publicly announced by Citibank, N.A. in New York, New York, as its base rate in effect for such date, as such rate shall change from time to time. If Citibank, N.A. ceases to announce a base rate, Prime Rate shall mean the rate of interest published in The Wall Street Journal from time to time as the "Prime Rate" for such particular date. If more than one "Prime Rate" is published in The Wall Street Journal for a particular day, the average of such "Prime Rates" shall be used, and such average shall be rounded up to the nearest one-eighth of one percent (0.125%). If The Wall Street Journal ceases to publish the "Prime Rate", Lender shall select an equivalent publication that publishes such "Prime Rate", and if such "Prime Rates" are no longer generally published or are limited, regulated or administered by a governmental or quasigovernmental body, then Lender shall select, in its reasonable discretion, a comparable interest rate index.

     "Principal" shall have the meaning specified in Section 4.1.22 hereof.

     "Prohibited Person" shall mean any Person:

          (a) listed in the Annex to, or otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the "Executive Order");

          (b) that is owned or controlled by, or acting for or on behalf of, any Person that is listed to the Annex to, or is otherwise subject to the provisions of, the Executive Order;

          (c) with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

          (d) who commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order;

          (e) that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov.ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list; or

          (f)  who is an Affiliate of or affiliated with a Person listed above.

     "Property" and "Properties" shall mean Mortgage Borrowers' interest in any and all, respectively, of the real property comprising, and the personal property and Improvements on, those certain parcels more particularly described on Exhibit II hereto, and including any Substitute Property upon substitution.

     "Property Account" shall have the meaning specified in Section 3.1(a) hereof.

     "Property Account Bank" shall mean any bank, provided that such bank remains an Eligible Institution, and any successor Eligible Institutions or other Eligible Institutions or banks selected by Borrower, subject to Lender's reasonable approval. Lender consents to Bank One, N.A. being the Property Account Bank provided the long term debt rating of Bank One does not fall below A-.

     "Provided Information" shall have the meaning set forth in Section 9.1(a) hereof.

     "Public Company" shall mean a corporation or other Person whose (i) stock or ownership interests or (ii) depository receipts or their equivalent are publicly traded on a nationally recognized stock exchange, including, without limitation, NASDAQ or on the leading recognized stock exchange in Spain, Germany, Italy, Canada, France, Tokyo, Australia, Singapore, England or Hong Kong, or in another country which requires companies publicly traded on such leading exchange to provide public information reasonably comparable to that required in the United States.

     "Qualified Manager" shall mean, with respect to a Property, a reputable and experienced professional management organization (a) which manages, together with its affiliates, ten (10) or more first class hotel properties of a type and size similar to such Property, totaling in the aggregate no less than 3,000 rooms, and (b) prior to whose employment as manager of such Property (i) prior to the occurrence of a Securitization (defined below), such employment shall have been reasonably approved by Lender, subject to the approval rights of Mortgage Lender, applying the standards of a reasonably prudent institutional mortgage lender, and (ii) after the occurrence of a Securitization, Lender shall have received written confirmation from the Rating Agencies that the employment of such manager will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings of the Securities or any class thereof.

     "Qualified Transferee" shall mean any one of the following entities, subject to the reasonable determination of Lender that such entity satisfies the applicable requirements set forth in this definition:

          (a) a pension fund, pension trust or pension account that has total assets of at least $500 million that are managed by an entity that controls or manages at least $1 billion of real estate equity assets;

          (b) a pension fund advisor that controls or manages at least $1 billion of real estate equity assets immediately prior to any proposed transfer hereunder;

          (c) an insurance company that is subject to supervision by the insurance commission, or a similar official or agency, of a State or territory of the United States (including the District of Columbia), which has a net worth, as of a date no more than six
               (6) months prior to the date of the proposed transfer hereunder, of at least $500 million and controls real estate equity assets of at least $1 billion immediately prior to any proposed transfer hereunder;

          (d) a corporation organized under the banking or trust company laws of the United States or any State or territory of the United States (including the District of Columbia) that has a combined capital and surplus of at least $500 million and that immediately prior to a proposed transfer hereunder controls real estate equity assets of at least $1 billion; or

          (e) any entity (a) with a long-term unsecured debt rating from the Rating Agencies of at least BBB- (or its equivalent) or (b) (1) that owns or operates, together with its affiliates, at least ten
               (10) first class hotel properties, (2) that has a net worth as of a date no more than six (6) months prior to the date of any proposed transfer hereunder of at least $500 million and (3) that controls, together with its Affiliates, real estate equity assets of at least $1 billion immediately prior to any proposed transfer hereunder.

     "Quality Assurance Reports" shall mean any quality assurance reports of inspection or compliance from a Franchisor under a Franchise Agreement with respect to any Property.

     "Radisson" shall mean an Individual Property operated under a license agreement with Radisson Hotels International, Inc.

     "Rating Agencies" shall mean each of S&P, Moody's and Fitch, and any other nationally-recognized statistical rating agency which has been approved by Lender provided that following a Securitization, such agency shall have rated the Securities.

     "Reference Bank" shall mean a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market that has an established place of business in London. If any such Reference Bank should be removed from the Telerate Page 3750 or in any other way fail to meet the qualifications of a Reference Bank, Lender may designate alternative Reference Banks meeting the criteria specified above.

     "Registration Statement" shall have the meaning set forth in Section 9.2(b) hereof.

     "Related Borrower" means (i) as to a Property, the Borrower that owns substantially all of the indirect beneficial ownership interests in the direct owner of such Property and (ii) as to a Mortgage Borrower, the owner of substantially all of the equity interests in such entity, all as more particularly identified on Schedule II hereto.

     "Related Collateral" means (i) as to a Property, that portion of the Collateral that is substantially all of the indirect beneficial ownership interests held by the Related Borrower in the Related Mortgage Borrower and (ii) as to any Borrower, all of the indirect beneficial ownership interests it holds in a Mortgage Borrower.

     "Related Mortgage Borrower" means (i) as to a Borrower, the Mortgage Borrower in which such Borrower owns substantially all of the beneficial ownership interests, and (ii) as to a Property, the holder of fee simple title (or in the case of (a) Wyndham Philadelphia at Franklin Plaza, Philadelphia, Pennsylvania, and (b) Wyndham Buttes Resort, Tempe, Arizona, a leasehold estate) in such Property entity, all as more particularly identified on Schedule II hereto, and the owner of any Substitute Property pursuant to Section 2.6 hereof.

     "Related Party" shall mean any direct or indirect member, shareholder, partner, employee, director, affiliate, executive officer, principal, agent or representative of a Borrower, a Mortgage Borrower, or any successor or assigns of either or both.

     "Related Property" means (i) as to a Borrower, the Property owned by the Related Mortgage Borrower in which it owns substantially all of the indirect beneficial ownership interest, and any Substitute Property pursuant to Section
2.6 hereof, and (ii) as to a Mortgage Borrower, the Property in which it holds fee simple title (or in the case of (a) Wyndham Philadelphia at Franklin Plaza,

Philadelphia, Pennsylvania, and (b) Wyndham Buttes Resort, Tempe, Arizona, a leasehold estate), all as more particularly identified on Schedule II hereto, and any Substitute Property pursuant to Section 2.6 hereof.

     "Release" with respect to any Hazardous Materials means any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

     "Release Price" shall mean the amount set forth on Schedule II attached hereto.

     "REMIC Trust" shall mean a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code that holds the Note.

     "Rents" shall have the meaning set forth in Article I of each of the Mortgage Security Agreements.

     "Replacement Interest Rate Cap Agreement" means an interest rate cap agreement from an Acceptable Counterparty that complies with the terms and conditions of this Agreement.

     "Replacement Management Agreement" shall mean, with respect to a Property, collectively, (a) either (i) a management agreement with a Qualified Manager substantially in the same form and substance as the Management Agreement, or
(ii) a management agreement with a Qualified Manager, which management agreement shall be reasonably acceptable to Lender, subject to the approval rights of Mortgage Lender, applying the requirements of prudent mortgage loan lenders for the management of properties similar in size, scope and value of such Property by comparable managers in form and substance, provided, with respect to this subclause (ii), Lender, at its option, may require that Borrowers obtain confirmation from the applicable Rating Agencies that such management agreement will not result in a downgrade, withdrawal or qualification of the then current rating of the Securities or any class thereof; and (b) a conditional assignment of management agreement substantially in the form of the conditional assignment of management agreement being delivered in connection with the closing of the Loan and the Mortgage Loan or in the form then used by Mortgage Lender (or such other form reasonably acceptable to Lender, subject to the approval rights of Mortgage Lender) applying the requirements of prudent mortgage loan lenders for the management of properties similar in size, scope and value of such Property by comparable managers), executed and delivered to Mortgage Lender (with a copy to Lender) by the Related Borrower and such Qualified Manager at Borrowers' expense.

     "Replacement Reserve Account" shall have the meaning set forth in Section
7.3.1 hereof.

     "Replacement Reserve Fund" shall have the meaning set forth in Section
7.3.1 hereof

     "Replacement Reserve Deposit" shall mean, with respect to a Property, the positive number obtained by subtracting (i) the actual amount spent by the Related Mortgage Borrower for Replacements for the calendar month (the "Subject Month") which is two (2) months prior to the month in which the applicable Replacement Reserve Deposit is due and payable (such amount actually spent by the Related Mortgage Borrower hereinafter referred to as the "Actual Amount"), and (ii) the balance of any Shortfall (as defined in Section 7.3.1 hereof) from
(iii) the product of (a) Gross Income From Operations for the Subject Month multiplied by (b) the FF&E Factor.

     "Replacements" shall have the meaning set forth in Section 7.3.1 hereof.

     "Required Common Charge Fund" shall have the meaning set forth in Section
7.7.1 hereof.

     "Required Ratio" shall mean 1.10 to 1.00.

     "Required Repair Account" shall have the meaning set forth in Section 3.1(b)(v) hereof.

     "Required Repair Fund" shall have the meaning set forth in Section 7.1.1 hereof.

     "Required Repairs" shall have the meaning set forth in Section 7.1.1 hereof.

     "Reserve Fund Deposits" shall mean the amounts to be deposited into the Reserve Funds for any given month.

     "Reserve Funds" shall mean the Tax and Insurance Escrow Fund, the Replacement Reserve Fund, the Required Repair Fund, the Ground Lease Escrow Fund, the Required Common Charge Fund, the Debt Service Reserve or any other escrow fund established by this Agreement and the Mortgage Loan Documents.

     "Reserve Rate" shall mean the rate per annum which Lender determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/1,000%) of the one-month United States dollar lending rates that at least three major New York City banks selected by Lender are quoting, at 11:00 a.m. (New York time) on the relevant LIBOR Determination Date, to the principal London offices of at least two of the Reference Banks, or (ii) in the event that at least two such rates are not obtained, the lowest one-month United States dollar lending rate which New York City banks selected by Lender are quoting as of 11:00 a.m. (New York time) on such LIBOR Determination Date to leading European banks.

     "Restoration" shall mean, with respect to a Property, the repair and restoration of such Property after a Casualty or Condemnation as nearly as possible to the condition such Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

     "Restricted Party" shall mean each Borrower, each Mortgage Borrower, Principal, Indemnitor, any Guarantor, or any Affiliated Manager or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of, each Borrower, each Mortgage Borrower, Principal, Indemnitor, any Guarantor, any Affiliated Manager or any non-member manager; provided, however, that if a Restricted Party is a Public Company, the holders of its shares shall not be deemed Restricted Parties.

     "Rules and Regulations" shall mean for a Condominium Property the instrument relating to restrictions and requirements respecting the use and maintenance of the Units and Common Elements of the Condominium, as the same may hereafter be amended.

     "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

     "Sale or Pledge" shall mean a voluntary or involuntary sale, conveyance, transfer or pledge of a legal or beneficial interest.

     "Sale Properties" shall collectively mean those Properties listed on
Schedule XII attached hereto.

     "Securities" shall have the meaning set forth in Section 9.1 hereof.

     "Securitization" shall have the meaning set forth in Section 9.1 hereof.

     "Securities Act" shall have the meaning set forth in Section 9.2(a) hereof.

     "Security Deposits" shall have the meaning set forth in Section 5.1.17(d).

     "Security Instruments" shall mean collectively, those certain Pledge and Security Agreements (Mezzanine Loan) executed by Borrowers and Pledgors dated as of the date hereof for the benefit of Lender pledging the Collateral as security for the Loan, and financing statements further evidencing Lender's interest in the Collateral, all as may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "Servicer" shall have the meaning set forth in Section 9.3 hereof.

     "Servicing Agreement" shall have the meaning set forth in Section 9.3 hereof.

     "Settlement Agreement" shall mean that certain settlement agreement dated July 19, 2002 between and among Wyndham American Hospitality Partnership, L.P., Hilton Hotels Corporation and the other signatories thereto.

     "Severed Loan Documents" shall have the meaning set forth in Section 9.6 hereof.

     "Standard Statements" shall have the meaning set forth in Section 5.1.10(i)(i) hereof.

     "State" shall mean, with respect to a Property, the state or commonwealth in which such Property or any part thereof is located.

     "Strike Rate" shall mean 3.50% during the first Loan Year, and 4.25% thereafter.

     "Substitute Property" shall have the meaning set forth in Section 2.6.

     "Survey" shall mean, with respect to a Property, a survey prepared by a surveyor licensed in the State where such Property is located and reasonably satisfactory to Lender and the company or companies issuing the Title Insurance Policies, and containing a certification of such surveyor reasonably satisfactory to Lender.

     "Tax Account" shall have the meaning set forth in Section 3.1 (b)(i).

     "Tax and Insurance Escrow Fund" shall have the meaning set forth in Section
7.2 hereof.

     "Taxes" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Collateral or the Properties or part thereof.

     "Telerate Page 3750" means the display designated as page 3750 on the Dow Jones Telerate Service (or such other page as may replace page 3750 on that service or such other service as may be nominated by the British Bankers-Association as the information vendor for the purposes of displaying British Bankers-Association Interest Settlement Rates for U.S. dollar deposits).

     "Title Insurance Policy" shall mean, with respect to a Property, an ALTA mortgagee title insurance policy in the form (reasonably acceptable to Lender) (or, if such Property is located in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and reasonably acceptable to Lender) issued with respect to such Property and insuring the mortgage Lien encumbering such Property.

     "Transfer" shall have the meaning set forth in Section 5.2.12(a) hereof.

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

     "Triggering Event" shall have the meaning set forth in Section 3.6 hereof.

     "UCC" or "Uniform Commercial Code" shall mean, with respect to a Property, the Uniform Commercial Code as in effect in the State in which such Property is located.

     "Underwriter Group" shall have the meaning set forth in Section 9.2(b) hereof.

     "Uniform System of Accounts" shall mean the Uniform System of Accounts for Hotels in effect from time to time as approved by the American Hotel and Motel Association.

     "Unit" or "Units" shall mean the hotel condominium units created pursuant to the Condominium Documents and described in the Declaration.

     "Urban Concepts Report" shall mean, with respect to each Property, that certain report prepared by Urban Concepts for Borrower and delivered to Lender in connection with the Loan which report, among other things, shall confirm that the applicable Property complies with all applicable zoning laws, codes, statutes and ordinances affecting the Property.

     "Wyndham" shall mean Wyndham International, Inc.

     Section 1.2   Principles of Construction.

     All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

     II.  GENERAL TERMS

     Section 2.1   Loan Commitment; Disbursement to Borrower.

     2.1.1  Agreement to Lend and Borrow

     Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrowers hereby agree to accept the Loan on the Closing Date.

     2.1.2  Single Disbursement to Borrower

     Borrowers may request and shall receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

     2.1.3  The Note, Security Instruments and Loan Documents

     The Loan shall be evidenced by the Note, governed by this Agreement and secured by the Security Instruments and the other Loan Documents.

     2.1.4  Use of Proceeds

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

     Borrowers shall use the proceeds of the Loan to (a) contribute capital to Mortgage Borrowers to: (1) repay and discharge any existing loans relating to the Properties, (2) pay all past-due Basic Carrying Costs, if any, with respect to Properties, (3) make deposits into the Reserve Funds required on the Closing Date in the amounts provided herein, and/or (4) fund any working capital requirements of the Properties and (b) pay costs and expenses incurred in connection with the closing of the Mortgage Loan and the Loan, as approved by Lender. The balance, if any, shall be distributed to Borrowers.

     2.1.5  Intentionally Omitted.

     Section 2.2 Interest; Principal Amortization; Loan Payments; Late Payment Charge; Extension.

     2.2.1  Interest and Principal Amortization Generally

     (a) Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date to, but excluding, the date on which the entire Debt is paid in full, at maturity, by acceleration or otherwise, and be payable at the Applicable Interest Rate. The outstanding principal balance of the Loan together with all accrued and unpaid interest thereon, shall be due and payable on the Maturity Date, or upon the earlier repayment of the Loan, at maturity, by acceleration or otherwise.

     (b) Monthly installments of interest, in arrears, together with the Monthly Scheduled Amortization Payments shall be paid on each Payment Date commencing on August 8, 2003 and on each subsequent Payment Date thereafter up to and including the Maturity Date; provided, however, that interest on the outstanding principal amount of the Loan for the period from the Closing Date through and including July 10, 2003 shall be paid by Borrowers on the Closing Date. In addition to the payment of interest at the Applicable Interest Rate, Borrowers shall pay Additional Interest to Lender. The Additional Interest shall accrue and be fully earned on the Closing Date and except as otherwise provided herein shall be payable in full on the Maturity Date, or upon the earlier repayment of the Loan, at maturity, by acceleration or otherwise. Portions of the Additional Interest shall be payable upon partial prepayments of the Loan by reason of releases of certain portions of the Collateral, as more particularly described in, and in accordance with, Section 2.5.

     (c) All amounts due under the Note and other Loan Documents shall be payable without deduction for setoff or counterclaim, but any such payment shall not constitute a waiver by Borrower of any claim brought in a separate action.

     2.2.2  Interest Calculation

     (a) Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year by (c) the outstanding principal balance.

     (b) Notwithstanding anything to the contrary contained herein, two (2) LIBOR Business Days prior to the date Lender intends to close a Securitization, Lender shall redetermine LIBOR in accordance with the terms hereof. In the event the closing of such Securitization shall occur on a date which is not the first day of an Interest Period, interest on the Loan for the then current Interest Period shall accrue (i) from the first day of such Interest Period through and including the day prior to the date of the closing of the Securitization, based upon the LIBOR rate which was in effect immediately preceding the date of closing of such Securitization and (ii) from the date of the closing of such Securitization through and including the last day of such Interest Period, based upon the redetermined LIBOR rate.

     2.2.3  Eurodollar Rate Unascertainable; Illegality; Increased Costs

     (a)  (i)   If Lender shall have determined (which determination shall be conclusive and binding upon Borrowers absent manifest error) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR, then Lender shall forthwith give notice by telephone of such determination, confirmed in writing, to Borrowers at least one (1) Business Day prior to the last day of the related Interest Period. If such notice is given, the Loan shall bear interest at the Adjusted Prime Rate beginning on the first day of the next succeeding Interest Period.

          (ii) If, pursuant to the terms of this Section 2.2.3(a), the Loan is bearing interest at the Adjusted Prime Rate and Lender shall determine (which determination shall be conclusive and binding upon Borrowers absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Lender shall give notice thereof to Borrowers by telephone of such determination, confirmed in writing, to Borrowers as soon as reasonably practical, but in no event later than one
     (1) Business Day prior to the last day of the then current Interest Period. If such notice is given, the Loan shall bear interest at the Eurodollar Rate beginning on the first day of the next succeeding Interest Period. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrowers have the right to elect to have the Loan bear interest at either the Eurodollar Rate or the Adjusted Prime Rate.

     (b) If any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender in good faith to make or maintain the Loan bearing interest at the Eurodollar Rate, (I) the obligation of Lender hereunder to make the Loan bearing interest at the Eurodollar Rate shall be canceled forthwith and (II) the Loan shall automatically bear interest at the Adjusted Prime Rate on the next succeeding Payment Date or within such earlier period as required by law. Borrowers hereby agree promptly to pay Lender (within fifteen (15) days of Lender's written demand therefor), any additional amounts necessary to compensate Lender for any reasonable costs incurred by Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the Loan hereunder. Upon written demand from Borrowers, Lender shall demonstrate in reasonable detail the circumstances giving rise to Lender's determination and the calculation substantiating the Adjusted Prime Rate and any additional costs incurred by Lender in making the conversion. Lender's written notice of such costs, as certified to Borrowers, shall be conclusive absent manifest error.

     (c) In the event that any change in any requirement of law or in the interpretation or application thereof, or compliance in good faith by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:

          (I) shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of LIBOR hereunder;

          (II) shall, if the Loan is then bearing interest at the Eurodollar Rate, hereafter have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by any amount deemed by Lender to be material; or

          (III) shall, if the Loan is then bearing interest at the Eurodollar Rate, hereafter impose on Lender any other condition, the result of which is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;

then, in any such case, Borrowers shall promptly pay Lender (within fifteen (15) days of Lender's written demand therefor), any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable which Lender deems to be material as reasonably determined by Lender. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.3(c), Lender shall provide Borrowers with at least thirty (30) days prior written notice specifying in reasonable detail the event or circumstance by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender to Borrowers shall be conclusive in the absence of manifest error. This provision shall survive payment of the Note and the satisfaction of all other Obligations.

     (d) Borrowers, jointly and severally, agree to indemnify Lender and to hold Lender harmless from any loss or expense which Lender sustains or incurs as a consequence of (I) any default after the expiration of any applicable notice or grace periods by Borrowers in payment of the principal of or interest on the Loan while bearing interest at the Eurodollar Rate, including, without limitation, any such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the Eurodollar Rate, (II) any prepayment (whether voluntary or mandatory) of the Loan on a day that (A) is not the Payment Date immediately following the last day of an Interest Period with respect thereto or (B) is the Payment Date immediately following the last day of an Interest Period with respect thereto if Borrowers did not give the prior written notice of such prepayment required pursuant to the terms of this Agreement, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the Eurodollar Rate hereunder and (III) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Applicable Interest Rate from the Eurodollar Rate to the Adjusted Prime Rate with respect to any portion of the outstanding principal amount of the Loan then bearing interest at the Eurodollar Rate on a date other than the Payment Date immediately following the last day of an Interest Period, including, without limitation, such loss or expenses arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the Eurodollar Rate hereunder (the amounts referred to in clauses (I), (II) and (III) are herein referred to collectively as the "Breakage Costs"). This provision shall survive payment of the Loan in full and the satisfaction of all other Obligations.

     2.2.4  Payment on Maturity Date

     Borrowers shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest thereon (including, without limitation, the Additional Interest, as reduced by reason of the prepayment of pro rata portions of the Additional Interest in connection with releases of Properties as contemplated in Section 2.5.1 hereof), and all other amounts due hereunder and under the Note, the Security Instruments, and the other Loan Documents.

     2.2.5  Payments after Default

     Except as provided in Section 3.8 hereof, upon the occurrence and during the continuance of an Event of Default interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan, shall accrue at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein, such amounts to be applied by Lender to the payment of the Debt in such order as Lender shall

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

determine in its sole discretion, including, without limitation, alternating applications thereof between interest and principal. Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the actual receipt and collection of the Debt (or that portion thereof that is then due). To the extent permitted by applicable law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Security Instruments. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence and during the continuance of any Event of Default; and Lender retains its rights under the Note to accelerate and continue to demand payment of the Debt upon the happening and during the continuance of any Event of Default.

     2.2.6  Late Payment Charge

     Except as provided in Section 3.8 hereof, if any Monthly Debt Service Payment Amount is not paid by Borrowers on the date on which it is due, Borrowers shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Security Instruments and the other Loan Documents to the extent permitted by applicable law.

     2.2.7  Usury Savings

     This Agreement and the Note are subject to the express condition that at no time shall Borrowers be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrowers are at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

     2.2.8  Taxes

     If the Loan is bearing interest at the Eurodollar Rate, all payments made by Borrowers hereunder shall be made free and clear of, and without reduction for or on account of, Foreign Taxes, excluding, in the case of Lender, taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which Lender is organized or any political subdivision thereof and, in the case of Lender, taxes measured by its overall net income, and franchise taxes imposed on it, by the jurisdiction of Lender's applicable lending office or any political subdivision thereof. If any non-excluded Foreign Taxes are required to be withheld from any amounts payable to Lender hereunder (and such Foreign Taxes are not a result of activities of Lender unrelated to the Loan or Borrowers), the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all non-excluded Foreign Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder. Whenever any non-excluded Foreign Tax is payable pursuant to applicable law by a Borrower, Borrowers shall send to Lender an original official receipt, if available, or certified copy thereof showing payment of such non-excluded Foreign Tax. Borrowers, jointly and severally, hereby indemnify Lender for any incremental taxes, interest or penalties that may become payable by Lender which may result from any failure by a Borrower to pay any such non-excluded Foreign Tax when due to the appropriate taxing authority of which Lender has used its commercially reasonable efforts to provide Borrowers with prior written notice of or any failure by a Borrower to remit to Lender the required receipts or other required documentary evidence, provided, however, in the event that Lender or any successor and/or assign of Lender is not incorporated under the laws of the United States of America or a State thereof Lender agrees that, prior to the first date on which any payment is due such entity hereunder, it will deliver to Borrowers (i) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, certifying in each case that such entity is entitled to receive payments under the Note, without deduction or withholding of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each entity required to deliver to Borrowers a Form W-8BEN or W-8ECI or Form W-9 pursuant to the preceding sentence further undertakes to deliver to Borrowers two further copies of the said letter and W-8BEN or W-8ECI or Form W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires (which, in the case of the Form W-8ECI, is the last day of each U.S. taxable year of the non-U.S. entity) or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to Borrowers, and such other extensions or renewals thereof as may reasonably be requested by Borrowers, certifying in the case of a Form W-8BEN or W-8ECI that such entity is entitled to receive payments under the Note without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such entity from duly completing and delivering any such letter or form with respect to it and such entity advises Borrowers that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-9, establishing an exemption from United States backup withholding tax. Notwithstanding the foregoing, if such entity fails to provide a duly completed Form W-8BEN or W-8ECI or other applicable form and, under applicable law, in order to avoid liability for Foreign Taxes, Borrowers are required to withhold on payments made to such entity that has failed to provide the applicable form, Borrowers shall be entitled to withhold the appropriate amount of Foreign Taxes. In such event, Borrowers shall promptly provide to such entity evidence of payment of such Foreign Taxes to the appropriate taxing authority and shall promptly forward to such entity any official tax receipts or other documentation with respect to the payment of the Foreign Taxes as may be issued by the taxing authority.

     2.2.9  Extension of the Maturity Date

Borrowers shall have the option to extend the term of the Loan beyond the initial Maturity Date for three (3) successive terms (each, an "Extension Term") of one (1) year each (each, an "Extension Term") to (x) the Payment Date occurring in July, 2006, (y) the Payment Date occurring in July, 2007 and (z) the Payment Date occurring in July, 2008 (each such date, the "Extended Maturity Date"), respectively, and, as to each Extension Term, upon satisfaction of the following terms and conditions:

          (i) no Event of Default shall have occurred and be continuing at the time the applicable Extension Term is exercised and on the date that the applicable Extension Term is commenced;

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

          (ii) Borrowers shall notify Lender of its irrevocable election to extend the Maturity Date as aforesaid not earlier than one hundred twenty
     (120) days and no later than sixty (60) days prior to the then applicable Maturity Date (the "Extension Notice");

          (iii) Borrowers shall obtain and deliver to Lender prior to commencement of such Extension Term, one or more Replacement Interest Rate Cap Agreements, which Replacement Interest Rate Cap Agreements shall be effective commencing on the first day of such Extension Term and shall have a maturity date not earlier than the next succeeding Extended Maturity Date;

          (iv) in connection with the exercise of the second and third Extension Term, Borrowers shall have paid to Lender the Extension Fee on or before the commencement of such extension term; and

          (v) the maturity date of the Mortgage Loan shall have been extended such that the applicable maturity date of the Mortgage Loan shall not occur prior to the Maturity Date after giving effect to the proposed extension of the term of the Loan.

In the event that any of the foregoing conditions is not satisfied strictly in accordance with the terms hereof or waived by Lender in writing, the Extension Notice shall be null and void, and the Loan shall mature on the Maturity Date (without giving effect to the subject Extension Notice).

     (b) All references in this Agreement and in the other Loan Documents to the Maturity Date shall mean the applicable Extended Maturity Date in the event the applicable Extension Term is exercised.

     Section 2.3   Prepayments.

     2.3.1  Voluntary Prepayments

     Except by reason of the application of the Monthly Scheduled Amortization Payments, as provided in Section 2.5 hereof, in connection with the sale of any of the Sale Properties by the Mortgage Borrowers or in connection with the application of proceeds from a Casualty or Condemnation, Borrowers shall not voluntarily prepay the Loan, in whole or in part, at any time during the Lock-Out Period. Thereafter, Borrowers may, at their option, prepay the Loan in whole or in part, on any Payment Date following the Lock-Out Period, upon satisfaction of the following conditions:

     (a) Borrowers shall provide prior written notice to Lender specifying the date (the "Prepayment Date") upon which the prepayment is to be made, which notice shall be delivered to Lender not less than ten (10) Business Days prior to such payment.

     (b)  Borrowers shall pay to Lender, simultaneously with such prepayment,
(i) if the Prepayment Date is not a Payment Date, (A) all interest on the principal balance of the Note then being prepaid which would have accrued through the end of the Interest Period then in effect, calculated at (1) the Applicable Interest Rate if such prepayment occurs after the LIBOR Determination Date for the Interest Period in which such prepayment occurs or (2) the Assumed Note Rate if such prepayment occurs before the LIBOR Determination Date for the Interest Period in which such prepayment occurs (the "Interest Shortfall") and
(B) all Breakage Costs, if any, and without duplication of sums paid pursuant to clause (A) with respect to such prepayment, and (ii) a pro rata portion of the Additional Interest payable on the Maturity Date.

     (c) each prepayment shall be in an aggregate principal amount of $1,000,000.00 or any integral multiple of $100,000.00 in excess thereof;

     (d) Notwithstanding the foregoing or any other provisions hereof, the payment of the Additional Interest payable in connection with a prepayment by Borrowers of Net Proceeds (pursuant to Section 2.3.2 hereof) after the occurrence of a Casualty or Condemnation to any Property at any time during the term of the Loan shall be deferred until the Maturity Date, or the earlier repayment of the Loan, at maturity, by acceleration or otherwise, provided (1) no Event of Default shall have occurred and be continuing, (2) the Net Proceeds in connection with such Casualty or Condemnation have been applied by Lender to pay down the outstanding principal balance of the Note and (3) Borrower pays to Lender simultaneously with such prepayment, the Interest Shortfall, if any, and any other sums then due under the Note, this Agreement, the Security Instruments and the other Loan Documents.

     (e) In addition to the foregoing, Borrower may at any time (1) prepay a portion of the Loan or (2) deposit a Letter of Credit, in each case in an amount and to the extent necessary (i) to cure a Triggering Event and achieve the Required Ratio; or (ii) to satisfy any debt service coverage ratio or loan to value ratio requirements for releases under Section 2.5.1 hereof.

     2.3.2  Mandatory Prepayments

     On the next occurring Payment Date following the date on which a Borrower or Mortgage Borrower actually receives any Net Proceeds, including at any time during the Lock-Out Period, if and to the extent the Related Mortgage Borrower is not entitled and is not otherwise permitted by Mezzanine Lender to use such Net Proceeds for restoration, Borrowers shall prepay the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds, subject to the rights of Mortgage Lender under the Mortgage Loan Documents with respect to such Net Proceeds, together with any Interest Shortfall if the Prepayment Date is not a Payment Date. Any partial prepayment under this Section shall be applied to the last payments of principal due under the Loan, but no Additional Interest shall then be payable in connection therewith; provided, however, that such Additional Interest that would have been payable upon such partial prepayment but for the provisions of this sentence shall nonetheless be and become due and payable on the Maturity Date, or upon the earlier repayment of the Loan, at maturity, by acceleration or otherwise. All Net Proceeds received by Borrower shall be applied to the Loan only.

     2.3.3  Prepayments After Default

     If, following an Event of Default, Lender shall accelerate the Debt and Borrowers thereafter tender payment of all or any part of the Debt, or if all or any portion of the Debt is recovered by Lender after such Event of Default, to the extent permitted by Applicable Laws such payment shall include the payment of interest due and payable on such date together with all other sums due and payable (including, without limitation, the Additional Interest) under the Note, this Agreement and the other Loan Documents and, if the date of such payment is other than a Payment Date, Interest Shortfall and Breakage Costs.

     2.3.4  Making of Payments

     Each payment by Borrowers hereunder or under the Note shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 2:00 p.m., New York City time, on or prior to the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrowers. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day succeeding such scheduled due date. All payments made by

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Borrowers hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without any deduction for, any setoff, defense or counterclaims. Borrower shall not be barred from bringing a counterclaim in a separate action.

     Section 2.4   Interest Rate Cap Agreement

     (a) Within three(3) Business Days of the Closing, Borrowers shall obtain, or cause to be obtained, and shall thereafter maintain in effect, an Interest Rate Cap Agreement, which shall be coterminous with the Loan (as it may be extended) and have a notional amount which shall not at any time be less than the outstanding principal balance of the Loan and the Mortgage Loan and which shall at all times have a strike rate equal to the Strike Rate. The Counterparty shall be obligated under the Interest Rate Cap Agreement to make monthly payments equal to the excess of 1 month LIBOR over the Strike Rate, calculated on the notional amount with interest accrual periods and payment dates that match those of the Loan. The notional amount of the Interest Rate Cap Agreement may be reduced from time to time in amounts equal to any prepayment of the principal of the Loan in accordance with Sections 2.3 and 2.5 hereof.

     (b) Borrowers shall collaterally assign to Lender pursuant to an Assignment of Interest Rate Cap Agreement substantially in the form annexed hereto as Exhibit C, all of its right, title and interest to receive any and all payments under the Interest Rate Cap Agreement (and any related guarantee, if any) and shall deliver to Lender an executed counterpart of such Interest Rate Cap Agreement and notify the Counterparty of such collateral assignment (either in such Interest Rate Cap Agreement or by separate instrument). The Counterparty shall agree in writing to make all payments it is required to make under the Interest Rate Cap Agreement directly to Lender or such other entity or account as directed by Lender. At such time as the Loan is repaid in full, all of Lender's right, title and interest in the Interest Rate Cap Agreement shall terminate and Lender shall promptly execute and deliver at Borrowers' sole cost and expense, such documents as may be required to evidence Lender's release of the Interest Rate Cap Agreement and to notify the Counterparty of such release.

     (c) Borrowers shall comply with all of their obligations under the terms and provisions of the Interest Rate Cap Agreement. All amounts paid by the Counterparty under the Interest Rate Cap Agreement shall be deposited immediately into such account as specified by Lender in writing. Borrowers shall take all actions reasonably requested by Lender to enforce Lender's rights under the Interest Rate Cap Agreement in the event of a default by the Counterparty and shall not waive, amend or otherwise modify any of their rights thereunder.

     (d) In the event of any downgrade, withdrawal or qualification of the long-term unsecured debt credit rating of the Counterparty below "AA-" (or its equivalent) by the Rating Agencies, Borrowers shall replace the Interest Rate Cap Agreement with a Replacement Interest Rate Cap Agreement not later than ten
(10) Business Days following receipt of notice from Lender or Servicer of such downgrade, withdrawal or qualification.

     (e) In the event that Borrowers fail to purchase and deliver to Lender the Interest Rate Cap Agreement or any Replacement Interest Cap Agreement as and when required hereunder, Lender may purchase such Interest Rate Cap Agreement and the cost incurred by Lender in purchasing such Interest Rate Cap Agreement shall be paid by Borrowers to Lender with interest thereon at the Default Rate from the date such cost was incurred by Lender until such cost is paid by Borrowers to Lender.

     (f) Each Interest Rate Cap Agreement shall contain the following language or its equivalent: "In the event of any downgrade, withdrawal or qualification of the rating of the Counterparty below "AA-" (or the equivalent) by the Rating Agencies, the Counterparty must, within 30 days, either (x) post

                                       33

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collateral on terms acceptable to each Rating Agency or (y) find a replacement
Acceptable Counterparty, at the Counterparty's sole cost and expense, acceptable to each Rating Agency (notwithstanding the foregoing, if the Counterparty's rating is downgraded to "A" or lower, only the option described in clause (y) will be acceptable); provided that, notwithstanding such a downgrade, withdrawal or qualification, unless and until the Counterparty transfers the Interest Rate Cap Agreement to a replacement Acceptable Counterparty pursuant to the foregoing clause (y), the Counterparty will continue to perform its obligations under the Interest Rate Cap Agreement. Failure to satisfy the foregoing shall constitute an Additional Termination Event as defined by Section 5(b)(v) of the ISDA Master Agreement, with the Counterparty as the Affected Party."

     (g) In connection with an Interest Rate Cap Agreement, Borrower shall obtain and deliver to Lender an opinion of counsel from counsel for the Counterparty (upon which Lender and its successors and assigns may rely) which shall provide, in relevant part, that:

          (1) the Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Cap Agreement;

          (2) the execution and delivery of the Interest Rate Cap Agreement by the Counterparty, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property;

          (3) all consents, authorizations and approvals required for the execution and delivery by the Counterparty of the Interest Rate Cap Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and

          (4) the Interest Rate Cap Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the Counterparty and constitutes the legal, valid and binding obligation of the Counterparty, enforceable against the Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

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     Section 2.5   Release of Property

     2.5.1  Release of a Property

            With respect to the Sale Properties and a release of a Property in connection with Section 2.3.1(e) hereof, and if an Event of Default pursuant to subsection 8.1(a)(xxix) has occurred and is continuing, a release of the Condominium Property that is the subject of such Event of Default, at any time during the term of the Loan, and with respect to all other Properties, following the Lockout Period, provided no Event of Default other than pursuant to subsection 8.1(a)(xxix) shall have occurred and be continuing, Borrowers may cause a Mortgage Borrower to obtain the release of the Related Property from the Lien of the Mortgage Loan Documents and the release of the Related Mortgage Borrower's obligations under the Mortgage Loan Documents with respect to the Related Property (other than those expressly stated to survive), and the release of the portion of the Reserve Funds allocated to such Property, provided that the Related Mortgage Borrower does not own any other Property, and only upon the satisfaction of each of the following conditions:

            (a) Borrowers shall provide Lender with at least fifteen (15) days but no more than ninety (90) days prior written notice of a Mortgage Borrower's intent to obtain a release of the Related Property from the Lien of the Mortgage Loan pursuant to the Mortgage Loan Documents;

            (b) Borrowers shall make a payment to Lender by a wire transfer of immediately available federal funds in an amount equal to the Release Price for the Related Collateral, together with (i) all accrued and unpaid interest on the amount of principal being prepaid, (ii) the Additional Interest, if required pursuant to the terms hereof (provided, however, (y) in connection with a release only, the Additional Interest shall only be calculated on the Allocated Loan Amount of the Related Collateral being released (and not on the Release Price) and (z) the Net Proceeds of a Casualty or Condemnation applied to the reduction of the principal balance of the Debt shall be credited against and reduce the Release Price of the Related Collateral related to the Property that was the subject of said Casualty or Condemnation), (iii) if such payment is not made on a Payment Date, the Interest Shortfall with respect to the amount prepaid, (iv) Breakage Costs, if any, but without duplication of any payment made pursuant to clause (ii) hereof; and (v) all other sums due under this Agreement, the Note or the other Loan Documents in connection with a partial prepayment;

            (c) Borrowers shall submit to Lender, not less than fifteen (15) days prior to the date of such release, a release of Lien for the Related Collateral (and a release of the Related Borrower from the obligations under the Loan Documents except for those provisions which expressly survive termination of such documents) for execution by Lender. Such release shall be in a form appropriate in each State in which such portion of the Collateral is located and that contains standard provisions, if any, protecting the rights of the releasing lender. In addition, Borrowers shall provide all other documentation Lender reasonably requires to be delivered by Borrowers in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, (ii) will effect such release in accordance with the terms of this Agreement, and (iii) will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents not being released;

            (d) After giving effect to such release and any additional prepayment of the Loan to satisfy subparagraphs (d) and (e) of this Section
     2.5.1 and subject to Section 2.3.1(g) hereof, the Debt Service Coverage Ratio for the Properties then remaining subject to the Liens of the Mortgage Security Agreements shall be not less than the greater of (i) 1.16:1.0 (the Debt Service

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

     Coverage Ratio for the twelve (12) full calendar months immediately preceding the Closing Date) and (ii) the Debt Service Coverage Ratio for all of the then remaining Properties (including the Property to be released) for the twelve (12) full calendar months for which Net Operating Income has been calculated based on the financial statements required to be delivered under Section 5.1.10 immediately preceding the release of the Property;

            (e) After giving effect to such release and any additional prepayment of the Loan to satisfy subparagraphs (d) and (e) of this Section
     2.5.1 and subject to Section 2.3.1(e) hereof, the Loan-to-Value Ratio with respect to the Properties remaining subject to the Liens of the Mortgage Security Agreements (based upon (1) if the Property that is the subject of the release has an Allocated Loan Amount of less than $10,000,000, the Appraisal delivered by Borrower or Mortgage Borrower in connection with the closing of the Loan or (2) if the Property that is the subject of the release has an Allocated Loan Amount of $10,000,000 or more, (x) if the proposed release date is within 15 months of the Closing Date, the Appraisal delivered by Mortgage Borrower to Mortgage Lender in connection with the closing of the Mortgage Loan or (y) if the proposed release date is on or later than September 11, 2004, an Appraisal dated no more than 15 months from the proposed release date paid for by Borrower or Mortgage Borrower (which Appraisal may be an update of the Appraisal delivered to Mortgage Lender in connection with the closing of the Mortgage Loan) after the release shall not be greater than the lesser of (A) sixty-six and nine-tenths percent (66.9%) (the aggregate Loan to Value Ratio as of the Closing Date with respect to all of the Properties) and (B) the aggregate Loan-to-Value Ratio with respect to all of the Properties then remaining immediately prior to the date of, and without giving effect to, the proposed release.

            (f) the conditions to the release of the Property from the Lien of the Mortgage Loan shall have been satisfied and the Property shall have been released therefrom; and

            (g) Payment of all Lender's reasonable costs and expenses, including due diligence review costs and reasonable counsel fees and disbursements incurred in connection with the release of a Property and Collateral corresponding to the Related Borrower's equity ownership in the Related Mortgage Borrower from applicable Liens and the review and approval of the documents and information required to be delivered in connection therewith.

Notwithstanding the first sentence of this Section 2.5.1, (A) the Sale Properties may be released prior to the Lockout Period, provided no Event of Default has occurred and is continuing, and Borrower otherwise complies with all of the other terms and conditions of this Section 2.5, and (B) the applicable Condominium Property may be released within fifteen (15) days of the occurrence of an Event of Default specified in subsection 8.1(a) (xxix) provided there are no other Events of Default continuing and Borrower otherwise complies with all of the other terms and conditions of this Section 2.5. Upon a release of the Condominium Property which is the subject of an Event of Default set forth in subsection 8.1(a)(xxix) pursuant to Section 2.5.1 hereof, such Event of Default shall be deemed cured.

     2.5.2  Release on Payment in Full

     Lender shall, at the expense of Borrowers, release the Collateral from the Liens of the Security Instruments upon satisfaction of the Debt, including without limitation, payment of: (i) the outstanding principal balance of the Note; (ii) all accrued and unpaid interest, including, without limitation, Additional Interest (as reduced by reason of the prepayment of pro rata portions of the Additional Interest in connection with releases of Properties as contemplated in Section 2.5.1 hereof and as reduced by any other prepayments in respect of which Additional Interest is not required to be paid, if any); (iii) if such

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

payment is not made on a Payment Date, the Interest Shortfall; (iv) Breakage Costs, if any, but without duplication of any payment made pursuant to clause
(iii) hereof; and (v) all other sums due under this Agreement, the Note or the other Loan Documents.

     Section 2.6   Substitution of Property

     (a) If a Mortgage Borrower exercises its right to substitute the Related Property under the Mortgage Loan Agreement (the property substituted therefor, a "Substitute Property"), and such Mortgage Borrower satisfies each and every condition thereto as set forth under such Mortgage Loan Documents, Lender's consent to such substitution (and any related substitution of collateral as security for the Loan) shall be required; provided, however, such consent by Lender to such substitution shall be given so long as: (i) Borrowers shall at all times continue to be owned and controlled, directly or indirectly, by Wyndham or a Qualified Transferee; (ii) such substitution does not impair Lender's security for the Loan; (iii) the substituted collateral for the Loan shall have the same priority after such substitution as the Related Collateral had prior thereto; (iv) (1) the Debt Service Coverage Ratio for the twelve (12) full calendar months for which Net Operating Income has been calculated based on the financial statements required to be delivered under Section 5.1.10 hereof immediately preceding the date of the substitution with respect to all Properties remaining subject to the lien of the Mortgage Security Agreements after the substitution shall be equal to or greater than (A) 1.16:1.00 (the Debt Service Coverage Ratio for the twelve (12) full calendar months immediately preceding the Closing Date) and (B) Debt Service Coverage Ratio for the twelve
(12) full calendar months for which Net Operating Income has been calculated based on the financial statements required to be delivered under Section 5.1.10 hereof immediately preceding the substitution (including the Release Property and excluding the Substitute Property) and (2) the Debt Service Coverage Ratio for the twelve (12) months for which Net Operating Income has been calculated based upon financial statements delivered by Borrower for such Substitute Property in form and substance substantially similar to the financial statements Borrower is required to deliver pursuant to Section 5.1.10 hereof with respect to the Properties immediately preceding the substitution with respect to the Substitute Property is equal or greater than the Debt Service Coverage Ratio for the twelve (12) full calendar months immediately preceding the Closing Date with respect to the Release Property; (v) Lender shall have received a Franchisor Estoppel and Recognition Letter from the franchisor under the Franchise Agreement, and certified copies of the most recent Quality Assurance Reports, if any, for the proposed Substitute Property; and (vi) the exercise of rights to substitute any Properties shall not operate to prevent the "Extension Date" from occurring as provided for in that certain Credit Agreement dated June 30, 1999 between Wyndham and The Chase Manhattan Bank, as amended to date.

     (b) If the Substitute Property shall be owned by an Affiliate of Mortgage Borrower, the owners of 100% of the beneficial ownership interests in such Affiliate (i) shall assume all the obligations of Borrower under this Agreement, the Note and the other Loan Documents, (ii) shall pledge such beneficial ownership interests to Lender as security for the Loan and shall cause the owners of 100% of the beneficial ownership interests in such pledgor to pledge such benefical ownership interests to Lender as security for the Loan, and (iii) shall become a party to the Note and the other Loan Documents and shall be bound by the terms and provisions thereof as if it had executed the Note and the other Loan Documents and shall have the rights and obligations of Borrower thereunder

     (c) Notwithstanding the foregoing, if the Loan is part of a Securitization, Lender's consent shall not be required if the conditions of clauses (i) through (vi) of paragraph (a) above are satisfied and Lender shall have received confirmation in writing from the Rating Agencies to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings in effect immediately prior to such substitution for the Securities issued in connection with the Securitization that are then outstanding.

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

     (d) Upon the satisfaction of the foregoing conditions precedent, Lender will release its Lien from the direct and indirect beneficial ownership interests in the Related Mortgage Borrower and the Substitute Property shall be deemed to be a Property for purposes of this Agreement and the Substitute Allocated Loan Amount with respect to such Substitute Property shall be deemed to be the Allocated Loan Amount with respect to such Substitute Property for all purposes hereunder.

     III.   CASH MANAGEMENT

     Without limiting anything contained herein, each Borrower shall, and shall cause its Related Mortgage Borrower to, comply with and perform all of such Borrower's and Mortgage Borrower's obligations, duties, understandings and covenants under the cash management provisions provided below, subject to such Mortgage Borrower's requirements under the Mortgage Loan Documents.

     Section 3.1   Establishment of Accounts.

     (a) Simultaneously herewith, each Borrower shall, or shall cause its Related Mortgage Borrower to, (i) establish one or more accounts (individually and collectively, the "Property Account") with Property Account Bank into which such Borrower shall deposit, or cause to be deposited, all Gross Income from Operations, and (ii) execute an agreement with Mortgage Lender and the Property Account Bank providing for the control of the Property Account substantially in the form of Exhibit A attached herewith (the "Property Account Agreement") each in accordance with the Mortgage Loan Documents.

     (b) In addition, each Borrower shall cause its Related Mortgage Borrower to establish accounts with the Lockbox Bank (the "Lockbox Account"), into which shall be deposited all sums on deposit in the Property Account, in accordance with the Lockbox Account Agreement. The Lockbox Bank shall establish the following Accounts (which may be book entry sub-accounts) into which Gross Income from Operations shall be deposited or allocated, in accordance with the Mortgage Loan Documents:

          (i) An account with Lockbox Bank into which shall deposited the Monthly Tax Deposit (the "Tax Account");

          (ii) An account with Lockbox Bank into which shall be deposited the Monthly Insurance Premium Deposit (the "Insurance Premium Account");

          (iii) An account with Lockbox Bank into which shall be deposited the monthly debt service payment amount payable under and in accordance with the Mortgage Loan Documents (the "Mortgage Loan Debt Service Account");

          (iv) An account with Lockbox Bank into which shall be deposited the Replacement Reserve Deposit (the "Replacement Reserve Account");

          (v) An account with Lockbox Bank into which shall be deposited the Required Repair Fund (the "Required Repair Account");

          (vi) An account with Lockbox Bank into which Borrower shall deposit, or cause to be deposited, the Monthly Common Charge Amount (the "Common Charge Account");

          (vii) An account with Lockbox Bank into which shall be deposited the Monthly Ground Rent Deposit (the "Ground Rent Account");

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

          (viii) An account with Lockbox Bank into which the Approved Expenses shall be deposited (the "Borrower Expense Account");

          (ix) An account with Lockbox Bank into which the Extraordinary Expenses shall be deposited (the "Extraordinary Expense Account");

          (x) An account with Lockbox Bank into which shall be deposited the Monthly Mezzanine Debt Service Payment Amount (the "Mezzanine Loan Account"); and

          (xi) An account with Lockbox Bank into which Excess Cash Flow shall be deposited (the "Excess Cash Flow Account").

     All of the foregoing Accounts shall be in the name of the Mortgage
Lender and Servicer. If at any time (other than the period immediately following the date hereof until the Accounts are established), for any reason or no reason, Mortgage Lender waives the requirement for all or any part of the foregoing cash management system, or the Mortgage Loan is satisfied, Borrowers shall immediately be obligated to establish and maintain a cash management system as provided in this Article III for the benefit of Lender.

     Section 3.2   Deposits into Property Account

     (a) Each Borrower represents, warrants and covenants that (i) such Borrower shall cause its Related Mortgage Borrower to deposit all Gross Income from Operations received from the Related Property into the Property Account in accordance with this Agreement and the Mortgage Loan Documents within one (1) Business Day of receipt, (ii) such Borrower shall cause Manager to deposit all Gross Income from Operations received from the Related Property collected by Manager, if any, pursuant to the Management Agreement into such Property Account within one (1) Business Day of receipt, (iii) such Borrower shall cause to be sent a notice to all tenants now or hereafter occupying space at the Related Property, directing them to pay all Rent and other sums due under the lease to which they are a party into such Property Account, (iv) INTENTIONALLY OMITTED,
(v) Borrower shall cause the Related Mortgage Borrower to deposit, or shall cause the Related Mortgage Borrower to cause the Counterparty to deposit, all Accounts Receivable for the Property into the Property Account within one (1) Business Day of receipt, (vi) such Borrower shall cause to be deposited all accounts receivable for the Related Property into such Property Account within one (1) Business Day of receipt, (vii) such Borrower shall cause to be sent a notice to all consumer credit/charge card organizations or entities which sponsor or administer such cards (including the American Express Card, the Visa Card and the Mastercard) as are accepted for payment at such Related Property, directing them to pay all sums due to the related Mortgage Borrower (or to Manager, as the case may be), directly to such Property Account, (viii) Borrower shall cause the Related Mortgage Borrower to deposit, or cause Counterparty to deposit, all sums payable to Mortgage Lender under the Interest Rate Cap Agreement with Mortgage Lender; (ix) there shall be no other accounts maintained by such Related Mortgage Borrower, such Borrower or any other Person into which revenues from the ownership and operation of the such Related Property are directly deposited, and (x) none of such Related Mortgage Borrower, such Borrower or any other Person shall open any other such account with respect to the direct deposit of revenue in connection with such Related Property. Until deposited into such Property Account, any Rents and other revenues from such Related Property held by such Related Mortgage Borrower or such Borrower shall be deemed to be Collateral or Mortgage Collateral, as the case may be, and shall be held in trust by it for the benefit, and as the property, of Lender or Mortgage Lender as the case may be, and shall not be commingled with any other funds or property of such Related Mortgage Borrower or such Borrower.

     (b) Each Borrower represents, warrants and covenants that, (i) such Borrower will continue to cause to be deposited all Gross Income from Operations received from the Related Property into the

Property Account, in accordance with this Agreement and the Mortgage Loan Documents, (ii) such Borrower, or Lender on behalf of such Borrower, shall cause Mortgage Borrower to cause Manager to be instructed to continue to deposit all such Gross Income from Operations and all other sums collected by Manager, if any, pursuant to the Management Agreement into such Property Account and (iii) Borrower shall have no right to withdraw any funds from a Property Account or Lockbox Account Bank, except as otherwise provided herein or with Lender's and Mortgage Lender's prior written consent; provided, however, that such accounts may be subject to withdrawal for bank fees, returned checks and credit card chargebacks.

     (c) Each Borrower warrants and covenants that it shall cause not to be rescinded, withdrawn or changed any notices or instructions required to be sent (or caused to be sent) by it pursuant to this Section 3.2 without Lender's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

     Section 3.3   Distributions

     (a) At no time that any portion of the Debt remains outstanding shall any Borrower permit the purchase or redemption of any interests in any of such Borrower or its Related Mortgage Borrower (including the Pledged Interests).

     (b) Upon the occurrence and during the continuance of a Triggering Event or an Event of Default, and subject to the provisions of the Mortgage Loan
Documents: (i) any and all dividends, including capital dividends, stock or liquidating dividends, distributions of property, redemptions or other distributions made by any Borrower or Mortgage Borrower on or in respect of any interests in any Borrower or Mortgage Borrower (including the Pledged Interests), and any and all cash and other property received in payment of the principal of or in redemption of or in exchange for any such interests (collectively, the "Distributions"), shall become part of the Collateral; (ii) each Borrower shall cause its Related Mortgage Borrower to make Distributions in favor of such Borrower of all available revenue derived from the Related Property; (iii) each Borrower expressly agrees that its Related Mortgage Borrower shall be permitted to make Distributions to such Borrower only upon the express condition that such Borrower cause its Related Mortgage Borrower to deliver to Lender any and all Distributions which shall be payable or distributable from such Mortgage Borrower to such Borrower; and (iv) no Borrower shall make any Distributions of any kind to their partners, members or shareholders prior to indefeasible payment in full of the Debt. Amounts so delivered to Lender shall be paid or distributed by wire transfer (pursuant to wiring instructions to be furnished by Lender) for deposit at Lender's direction to be held and applied in reduction of the Debt.

     (c) If any Distributions not permitted hereunder to have been made shall be received by a Borrower or any party other than Lender, such Borrower shall hold, or shall cause the same to be held, in trust for the benefit of Lender and to forthwith be delivered for deposit and application in reduction of the Debt. Any and all revenue derived from a Property paid directly by tenants, subtenants or occupants of such Property to a Borrower shall be: (i) held and applied in accordance with the terms and provisions of the Mortgage Loan Documents and the Loan Documents; and (ii) deemed to constitute Distributions to such Borrower from its Related Mortgage Borrower.

     (d) Borrowers shall be permitted to make and retain Distributions prior to the occurrence of a Triggering Event or an Event of Default, provided that the receipt of such Distributions was otherwise not prohibited under the Loan Documents.

     Section 3.4   Eligible Accounts

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

     Each Borrower shall cause its Related Mortgage Borrower to maintain each Account as an Eligible Account.

     Section 3.5   Permitted Investments.

     Sums on deposit in any Account described in Section 3.1(b)(i) through and including (ix) (other than the Property Account or Lockbox Account) may be invested in Permitted Investments provided (i) such investments are then regularly offered by Property Account Bank or Lockbox Bank, as the case may be, for accounts of this size, category and type, (ii) such investments are permitted by applicable federal, State and local rules, regulations and laws,
(iii) the maturity date of the Permitted Investment is not later than the date on which sums in the applicable Account are required for payment of an obligation for which such Account was created, and (iv) no Event of Default shall have occurred and be continuing. Borrower shall have the right to cause Mortgage Borrower to direct Property Account Bank or Lockbox Bank, as the case may be, to invest sums on deposit in such Accounts (other than the Property Account and the Lockbox Account) in Permitted Investments. All income earned from Permitted Investments shall be the property of Mortgage Borrower. Borrower hereby irrevocably authorizes and directs Property Account Bank or Lockbox Bank, as the case may be, to hold any income earned from Permitted Investments as part of the Accounts. Borrower shall be responsible for payment of any federal, State or local income or other tax applicable to income earned from Permitted Investments. No other investments of the sums on deposit in the Accounts shall be permitted except as set forth in this Section 3.5. Lender shall not be liable for any loss sustained on the investment of any funds constituting the Reserve Funds or of any funds deposited in the related Accounts.

     Section 3.6   Triggering Event.

     "Triggering Event" shall mean the earliest of (i) the occurrence of an Event of Default, or (ii) the date on which the Debt Service Coverage Ratio for the twelve (12) full calendar months immediately preceding the date of calculation (calculated assuming with respect to the Mortgage Loan an interest rate constant equal to the Contract Rate, and with respect to the Loan an interest rate constant equal to the then Applicable Interest Rate then applicable) is less than the Required Ratio. The Triggering Event shall be deemed cured (unless the cause of such Triggering Event was the occurrence of an Event of Default) on the first monthly test date on which the Debt Service Coverage Ratio (assuming with respect to the Mortgage Loan an interest rate constant equal to the Cure Contract Rate, and with respect to the Loan an interest rate equal to the Applicable Interest Rate then applicable plus 25 basis points) for the twelve (12) full calendar months for which Net Operating Income has been calculated based on the financial statements required to be delivered under Section 5.1.10 immediately preceding the date of calculation is equal to or greater than the Required Ratio and in connection with such cure Borrower shall no longer be required to deposit Excess Cash Flow into the Excess Cash Flow Account. The Required Ratio may be obtained by, (i) prepaying the Loan (or a portion thereof) subject to the terms of this Agreement, the Note or any of the other Loan Documents (the amount of such paydown, the "Paydown Amount"),
(ii) posting cash collateral or a Letter of Credit in the Paydown Amount) or
(iii) improved performance of the Properties (a "Performance Cure"). In the event Borrower has cured the Triggering Event by posting cash collateral or a Letter of Credit in the Paydown Amount and the performance of the Properties improve so that the Required Ratio is maintained without the cash collateral or Letter of Credit, as applicable, Lender shall promptly return the applicable cash collateral or Letter of Credit to Borrower upon Borrower's written request therefor and, subject to Section 3.11 hereof, any sums in the Excess Cash Flow Account shall be distributed to Borrower. Borrower's right to cure the Triggering Event shall be limited to two (2) times in each calendar year. In the event that (i) Borrower posts cash collateral or a Letter of Credit in the Paydown Amount and a subsequent Performance Cure occurs and (ii) Borrower does not request the return of the cash collateral or Letter of Credit as permitted hereunder, the occurrence of the Performance Cure (and the continued posting of the applicable cash collateral or Letter of Credit) shall not constitute a

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second cure for the purpose of the immediately preceding sentence. After the occurrence and during the continuance of an Event of Default, Lender shall be permitted to draw on any cash collateral or Letter of Credit deposited pursuant to this paragraph and apply the sums towards the Debt in whatever order and priority Lender desires.

     Section 3.7   Transfer To and Disbursements from the Lockbox Account

     On each Business Day, Property Account Bank shall transfer, or each Borrower shall transfer or cause to be transferred, all available funds on deposit in the Property Account to the Lockbox Account in accordance with the Mortgage Loan Documents.

     (a) Lockbox Bank shall withdraw all available funds on deposit in the Lockbox Account on each Business Day of each month, and

     (b) Lockbox Bank shall disburse the funds in the Lockbox Account in the following order of priority:

          (i) First, funds sufficient to fund the Monthly Ground Rent Deposit (including, without limitation, for all Rent and any and all other charges due and payable under any and all Ground Leases);

          (ii) Second, funds sufficient to pay the Monthly Tax Deposit under and as defined in the Mortgage Loan Documents shall be deposited in Tax Account;

          (iii) Third, funds sufficient to pay the Monthly Common Charge Amount shall be deposited in the Common Charge Account;

          (iv) Fourth, funds sufficient to pay the Monthly Insurance Premium Deposit, if any, under and as defined in the Mortgage Loan Documents shall be deposited in the Insurance Premium Account;

          (v) Fifth, funds sufficient to pay the monthly debt service payment amount payable under and in accordance with the Mortgage Loan Documents, shall be deposited into the Mortgage Loan Debt Service Account to be applied (1) first, to the payment of accrued and unpaid interest computed at the applicable interest rate under and as defined in the Mortgage Loan Documents; and (2) second to the monthly scheduled amortization payment under and as defined in the Mortgage Loan Documents, in the reduction of the principal sum of the loan evidenced by the Mortgage Loan Documents;

          (vi) Sixth, funds sufficient to pay any required Replacement Reserve Deposit under and as defined in the Mortgage Loan Documents shall be deposited in the Replacement Reserve Account;

          (vii) Seventh, funds sufficient to pay any interest accruing at the Default Rate under and as defined in the Mortgage Loan Documents, and late payment charges, if any, shall be deposited in the Mortgage Loan Debt Service Account;

          (viii) Eighth, to the payment of Lockbox Bank for fees and expenses incurred in connection with the Mortgage Loan Documents and the accounts established thereunder,

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

          (ix) Ninth, funds sufficient to pay all costs and expenses, calculated on a cash basis, required to be paid during such month by or on behalf of Mortgage Borrowers in connection with the ownership and operation of the Properties in accordance with the Approved Annual Budget, ("Approved Expenses") shall be deposited in the Borrower Expense Account after deposits for items (i) through (viii) above have been made (provided deposits to the Borrower Expense Account shall not include amounts which have previously been paid pursuant to items (i) through (viii) above);

          (x) Tenth, funds sufficient to pay any Extraordinary Expenses for such month which have been approved by Mortgage Lender and Lender (and that have not been previously paid pursuant to items (i) through (ix) above) shall be deposited in the Extraordinary Expense Account after deposits for items (i) through (ix) above have been made;

          (xi) Eleventh, (A) provided no Event of Default under and as defined in the Mortgage Loan Agreement has occurred and is continuing, funds sufficient to pay (1) the Monthly Debt Service Payment Amount and (2) any Net Liquidation Proceeds After Debt Service shall be deposited into the Mezzanine Loan Account to be applied in accordance with this Agreement; and
     (B) following a Triggering Event under and as defined in the Mortgage Loan Agreement, and for so long as such Triggering Event exists, all amounts remaining in the Lockbox Account after deposits for items (i) through (x) (the "Excess Cash Flow") shall be deposited into the Excess Cash Flow Account and subject to Section 3.11 hereof, used by Mortgage Lender to pay down the outstanding principal amount of the Mortgage Loan; and

          (xii) Last, provided no Triggering Event hereunder has occurred and is continuing, all amounts remaining in the Lockbox Account and the Excess Cash Flow Account, if any, after deposits for items (i) through (xi) for the current month and all prior months shall be disbursed (A) upon notice by Lender to Mortgage Lender that either a Triggering Event or an Event of Default has occurred and is continuing under the Loan Documents, to an account designated by Lender or (B) to Borrowers in accordance with Borrowers' written instructions.

     Section 3.8   Borrower's Obligation Not Affected

     The sufficiency or insufficiency of funds on deposit in the Accounts is in no way related to and shall have no effect on Borrowers' obligations to make any payments, as and when due pursuant to this Agreement and the other Loan Documents (except to the extent that sums sufficient to pay such amounts have been deposited in the Lockbox Account or are otherwise in escrow with Lender or Mortgage Lender pursuant to the terms of this Agreement), and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

     Section 3.9   INTENTIONALLY OMITTED

     Section 3.10  Lender Reliance.

     Lender shall have no duty to confirm, inquire or determine whether an event of default has occurred under the Mortgage Loan. Lender may rely on any notice it believes in good faith to be genuine and given by Mortgage Lender.

     Section 3.11  Application of Funds in the Excess Cash Flow Account.

     As more particularly set forth in the Mortgage Loan Agreement, provided no Event of Default thereunder has occurred and is continuing, on each Payment Date all funds in the Excess Cash Flow

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

Account shall be applied pro-rata by Mortgage Lender to pay down the outstanding principal balance of the Loan and the Mortgage Loan. During the continuance of an Event of Default under the Mortgage Loan Agreement, all Excess Cash Flow shall be applied by Mortgage Lender to pay down the Mortgage Loan. In certain circumstances, as more particularly set forth in the Mortgage Loan Agreement, Mortgage Borrower may have the right to direct Mortgage Lender to use the funds in the Excess Cash Flow Account to either (i) pay down the Loan and the Mortgage Loan pro rata or (ii) hold the funds in the Excess Cash Flow Account as additional collateral for the Mortgage Loan.

     IV.  REPRESENTATIONS AND WARRANTIES

     Section 4.1   Borrower Representations

     Each Borrower represents and warrants as of the date hereof that:

     4.1.1  Organization

     Such Borrower is duly organized and is validly existing and in good standing in the jurisdiction in which it is organized, with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Such Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Such Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged. Such Related Mortgage Borrower is duly organized and is validly existing and in good standing in the jurisdiction in which it is organized, with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Such Related Mortgage Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Such Related Mortgage Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged. Attached hereto as Schedule IV are true, correct and complete organizational charts of Borrowers and the Related Mortgage Borrowers.

     4.1.2  Proceedings.

     Such Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     4.1.3  No Conflicts

     The execution, delivery and performance of this Agreement and the other Loan Documents by such Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of such Borrower or its Related Mortgage Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement, franchise agreements or other material agreement or instrument to which such Borrower or its Related Mortgage Borrower is a party or by which

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

any of such Borrower's or its Related Mortgage Borrower's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Borrower or its Related Mortgage Borrower or any of such Borrower's or its Related Mortgage Borrower's properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by such Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect. No contract to which a Borrower or any of its Principals is a party contains any provision which provides that a change of ownership or control of such Borrower or such Principals resulting from the exercise of Lender's rights under the Loan Documents constitutes an unauthorized assignment thereof or gives the other party a right of termination or other right or remedy. Except to the extent obtained and delivered to Lender in writing prior to the Closing Date, no registration, qualification, designation, declaration or filing with, any Person or any Governmental Authority (other than the filing of financing statements and continuation statements) is or will be necessary in connection with the execution and delivery of this Agreement or any other Loan Documents by Borrowers or any of Borrowers' Principals, consummation of the transactions herein or therein contemplated (including, without limitation, Borrowers' obtaining the Loan, the Guarantors' guaranty of the certain Obligations of Borrowers and the Borrowers' granting security for their Obligations under the Loan Documents), performance of or compliance by each of Borrowers and any of Borrowers' Principals that is a party thereto with the terms and conditions hereof or thereof or the legality, validity and enforceability hereof or thereof.

     4.1.4  Litigation

     Except as disclosed on Schedule XIII attached hereto, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to the best of Borrower's knowledge, threatened against or affecting such Borrower, the Related Mortgage Borrower, the Collateral or the Related Property, which actions, suits or proceedings, if determined against such Borrower, its Related Mortgage Borrower, the Collateral or the Related Property, could reasonably be expected to materially adversely affect the condition (financial or otherwise) or business of such Borrower or its Related Mortgage Borrower or the condition or ownership of the Collateral or Related Property. No default has occurred under the Settlement Agreement.

     4.1.5  Agreements

     Such Borrower is not a party to any agreement or instrument or subject to any restriction which could reasonably be expected to materially and adversely affect such Borrower, its Related Mortgage Borrower or its Property, or such Borrower's or its Related Mortgage Borrower's business, the Collateral, properties or assets, operations or condition, financial or otherwise. Except as disclosed on Schedule IX attached hereto, neither such Borrower nor its Related Mortgage Borrower is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which such Borrower, its Related Mortgage Borrower, the Collateral and the Related Property are bound which could reasonably be expected to materially and adversely affect such Borrower, the Related Mortgage Borrower, the Collateral or the Related Property.

     4.1.6  Solvency

     No Borrower has entered into the transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and each Borrower has received reasonably equivalent value in exchange for its obligations under such Loan Documents. Giving

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

effect to the Loan, the fair saleable value of Borrowers' assets exceeds and will, immediately following the making of the Loan, exceed Borrowers' total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrowers' assets is and will, immediately following the making of the Loan, be greater than Borrowers' probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrowers' assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out their respective businesses as conducted or as proposed to be conducted. Borrowers do not intend to incur debt and liabilities (including contingent liabilities and other commitments) beyond their respective abilities to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrowers and the amounts to be payable on or in respect of obligations of Borrowers). Except as expressly disclosed by Borrowers to Lender in writing, no petition in bankruptcy has been filed against any Borrower or any constituent Person in the last seven (7) years, and no Borrower nor any constituent Person in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. No Borrower nor any of its constituent Persons is contemplating either the filing of a petition by it under any State or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such Borrower's assets or property, and no Borrower has knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons.

     No Mortgage Borrower has entered into the transaction or executed the Mortgage Loan Documents with the actual intent to hinder, delay or defraud any creditor and each Mortgage Borrower received reasonably equivalent value in exchange for its obligations under the Mortgage Loan Documents.

     Giving effect to the Mortgage Loan, the fair saleable value of Mortgage Borrowers' assets exceeds and will, immediately following the making of the Mortgage Loan, exceed Mortgage Borrowers' total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Mortgage Borrowers' assets is and will, immediately following the making of the Mortgage Loan, be greater than Mortgage Borrowers' probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Mortgage Borrowers' assets do not and, immediately following the making of the Mortgage Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted.

     No Mortgage Borrower intends to incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by such Mortgage Borrower and the amounts to be payable on or in respect of obligations of such Mortgage Borrower). No petition in bankruptcy has been filed against a Mortgage Borrower or any constituent Person in the last seven (7) years, and no Mortgage Borrower nor any constituent Person in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. No Mortgage Borrower nor any of their constituent Persons are contemplating either the filing of a petition by it under any State or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of a Mortgage Borrower's assets or property, and no Mortgage Borrower has knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons.

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

     4.1.7  Full and Accurate Disclosure

     No statement of fact made by a Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to a Borrower which has not been disclosed to Lender which materially adversely affects, or could reasonably be expected to materially adversely affect, the Collateral, the business, operations or condition (financial or otherwise) of any of the Borrowers, or Guarantor or Indemnitor or the business of any of the Mortgage Borrowers or any of the Properties.

     4.1.8  No Plan Assets; No Employees

     No Borrower and no Mortgage Borrower is an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of any Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R Section 2510.3-101. In addition,
(a) no Borrower or Mortgage Borrower is a "governmental plan" within the meaning of Section 3(32) of ERISA and (b) transactions by or with any Borrower or any Mortgage Borrower are not subject to State statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement. No Borrower has any employees.

     4.1.9  Compliance

     Except as expressly disclosed in the Physical Condition Reports, Urban Concepts Reports, Environmental Reports or Surveys, each Mortgage Borrower and each Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, all Environmental Laws, building and zoning ordinances and codes. No Borrower or Mortgage Borrower is, in any material respect, in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by any Borrower or, to the best of Borrowers' knowledge, any Mortgage Borrower or any other Person in occupancy of or involved with the operation or use of any Property any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against such Property or any part thereof or any monies paid in performance of any of Borrowers' obligations under any of the Loan Documents.

     4.1.10 Financial Information

     All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Borrower and the Properties (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of Borrower and the Properties, as applicable, as of the date of such reports in all material respects, and (iii) have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, no Borrower nor Mortgage Borrower has any contingent liabilities, liabilities for taxes, unusual forward or long term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to such Borrower and reasonably likely to have a materially adverse effect on the Collateral or any of the Properties or the operation thereof as hotels except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of any Mortgage Borrower and any Borrower from that set forth in said financial statements, except as previously disclosed in writing to Lender and approved by Lender in writing.

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     4.1.11 Federal Reserve Regulations

     No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

     4.1.12 Not a Foreign Person

     No Borrower is a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

     4.1.13 No Prior Assignment

     There are no prior assignments of the Collateral (or any portion thereof) which are presently outstanding.

     4.1.14 Enforceability

     This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of such Borrower and constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by any Borrower, including the defense of usury, and no Borrower has asserted any right of rescission, set-off, counterclaim or defense with respect thereto. Without limiting the foregoing, each of the Loan Documents which purports to grant or assign to Lender a Lien or security interest in any Collateral creates a valid, enforceable Lien on the Collateral in favor of Lender, subject only to Permitted Encumbrances.

     4.1.15 Perfection

     Upon the filing of the Financing Statements in the filing offices set forth in Exhibit B, Lender will have a perfected security interest in each item of Collateral, and the recordings, filings and actions set forth on Exhibit B are all the actions necessary in order to establish, protect and perfect the interest of the Lender in the Collateral.

     4.1.16 Property

            (a) Condemnation/Casualty. Except as disclosed on Schedule XV attached hereto, no Condemnation or other similar proceeding has been commenced or, to the best of Borrowers' knowledge, is threatened or contemplated with respect to all or any material portion of any of the Properties or for the relocation of roadways providing access to any of the Properties, which relocation would reasonably be expected to have a material adverse effect. Except as disclosed on Schedule XVI attached hereto, no Property has been materially damaged as a result of any fire, explosion, accident, flood or other casualty and not repaired as of the date hereof.

            (b) Utilities and Public Access. Except as set forth on Schedule XVII attached hereto, each Property has rights of access to public ways and is served by public water, sewer, sanitary sewer and storm drain facilities adequate to service such Property for its respective intended uses. All public utilities necessary for the full use and enjoyment of each Property are located either in the public

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

right-of-way abutting such Property (which are connected so as to serve such Property without passing over other property) or in recorded easements serving such Property and such easements are set forth in the respective Title Insurance Policy. All roads necessary for the use of each Property for its current respective purposes have been completed, are physically open and dedicated to public use and have been accepted by all Governmental Authorities or are located in recorded easements serving each Property and such easements are set forth in and insured by the Title Insurance Policy issued to Mortgage Lender.

            (c) Separate Lots. Each Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of such Property.

            (d) Assessments. Except as disclosed on Schedule XI or in the Title Insurance Policy, there are no material pending or, to the best of Borrowers' knowledge, proposed special or other assessments for public improvements or otherwise affecting any of the Properties, nor, to the best of Borrowers' knowledge, are there any contemplated improvements to any Property that may result in such special or other assessments.

            (e) Insurance. Each Mortgage Borrower has obtained (and Borrowers have delivered to Lender) certified copies (or other evidence reasonably acceptable to Lender) of all insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement and the Mortgage Loan Documents. Except as disclosed on Schedule XVIII attached hereto, no claims have been made under any such policy, and no Person, including such Mortgage Borrower has done, by act or omission, anything which would impair the coverage of any such policy.

            (f) Zoning; Use of Property. Each Property is used exclusively for hotel purposes and other appurtenant and related uses. Except as expressly set forth in a Physical Condition Report, Urban Concepts Report, Title Insurance Policy or Survey, each Property (including its use exclusively for hotel purposes and other appurtenant and related uses) is in compliance in all material respects with, and each Property has been constructed, completed, maintained and operated in compliance in all material respects with, Applicable Law. Except as expressly set forth in a Physical Condition Report, Urban Concepts Report, Title Insurance Policy or Survey, each Property currently complies in all material respects with all applicable zoning requirements and does not rely on any pre-existing use or rights.

            (g) Certificate of Occupancy; Licenses. Except as expressly set forth in a Physical Condition Report, Urban Concepts Report, Title Insurance Policy or Survey, all material certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits and any applicable liquor, hospitality and gaming licenses required for the legal use, occupancy and operation of each Property as a hotel (collectively, the "Licenses"), have been obtained and are in full force and effect unless the failure to obtain same would not reasonably be expected to have a material adverse affect on Borrower, Mortgage Borrower or any Property. Except as expressly set forth in the Physical Condition Report, each Mortgage Borrower has paid in full all fees and other charges related to the Licenses which are due and payable as of the date hereof unless the failure to pay such fees or other charges would not reasonably be expected to have a material adverse effect on Borrower, Mortgage Borrower or any Property. Borrowers shall keep and maintain or cause to be kept and maintained all Licenses necessary for the operation of each Property as a hotel and cause to be paid any fees in connection therewith on or prior to the date they are due, unless the failure to pay such fees would not reasonably be expected to have a material adverse effect on any of Borrowers, Mortgage Borrowers, the Collateral or the Properties. Except as expressly set forth in a Physical Condition Report, Urban Concepts Report, Title Insurance Policy or Survey, the use being made of a Property is in conformity with the certificate of occupancy issued for such Property and, in the case of a Condominium Property, the applicable Condominium Act.

            (h) Flood Zone. Except as shown on the Survey for a Property, none of the Improvements on such Property is located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards and, if so located, the flood insurance required pursuant to Section 6.1(a)(vii) is in full force and effect with respect to such Property.

            (i) Physical Condition. Except as expressly set forth in a Physical Condition Report to the best of Borrower's knowledge: Each Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects and there exists no structural or other material defects or damages in such Property, whether latent or otherwise, that would have a material adverse effect on any Property or the operation of any Property, and no Mortgage Borrower has received notice from any insurance company or bonding company of any defects or inadequacies in such Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond. Each Property is free from material damage by fire or other casualty. All liquid and solid waste disposal, septic and sewer systems located on each Property are in a good and safe condition and repair and in compliance with all Legal Requirements.

            (j) Boundaries. Except as expressly set forth in a Physical Condition Report or on the Survey: all of the Improvements which were included in determining the appraised value of each Property lie wholly within the boundaries and building restriction lines of such Property, and no improvements on adjoining properties encroach upon such Property, and no easements or other encumbrances upon such Property encroach upon any of the Improvements, so as to materially affect the value or marketability of such Property except those which are insured against by the Title Insurance Policy.

            (k) Leases. No Person has any possessory interest in a Property or right to occupy the same except under and pursuant to the provisions of the Leases. The current Leases are in full force and effect and, except as disclosed on Schedule XIX attached hereto and to the best of Borrowers' knowledge, there are no material defaults thereunder by any party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute material defaults thereunder. Except for security deposits required under the respective Leases, and except as shown on Schedule XIX hereof, no Rent has been paid more than one (1) month in advance of its due date. There are no offsets or defenses to the payment of any portion of the Rents. Except as set forth on Schedule XIX attached hereto, all work to be performed by a Mortgage Borrower under a Lease has been performed as required and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by such Mortgage Borrower to any tenant has already been received by such tenant. There is no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein which is presently outstanding. Except as set forth on Schedule XIV attached hereto, no tenant under any Lease has assigned its Lease or sublet all or any portion of the premises demised thereby, no such tenant holds its leased premises under assignment or sublease, nor does anyone except such tenant and its employees occupy such leased premises. No tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part. Except as otherwise disclosed in a tenant estoppel certificate delivered to Lender in connection with the Loan, no tenant under any Lease has any right or option for additional space in the Improvements. To the best of Borrowers' knowledge, no Hazardous Materials have been disposed, stored or treated by any tenant under any Lease on or about the leased premises in violation of Environmental Laws nor does any Borrower have any knowledge of any tenant's intention to use its leased premises for any activity which,

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directly or indirectly, involves the use, generation, treatment, storage, disposal or transportation of any Hazardous Materials in violation of Environmental Laws.

            (l) Survey. A Survey for each Property delivered to Lender in connection with this Agreement does not fail to reflect any material matter known to Borrowers affecting such Property or the title thereto.

            (m) Inventory. Each Mortgage Borrower is the owner of all of the equipment and assets at its Related Property (other than equipment leased as permitted hereunder), respectively, and Borrowers shall cause Mortgage Borrowers not to lease any equipment or assets other than as permitted hereunder.

            (n) Management Agreement. Borrower has delivered or has caused to be delivered to Lender a true, complete and correct copy of each property management agreement covering a Property as of the date hereof. Each property management agreement is in full force and effect and there is no material default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.

            (o) Filing and Recording Taxes. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents and Mortgage Loan Documents, including, without limitation, the Security Instruments, have been paid.

            (p) No Violations. Except as otherwise disclosed in writing to Lender, no Borrower and no Mortgage Borrower has received written notice of any material violations of any Applicable Law in respect of any Property which has not been remedied.

            (q) Parking. Except as may otherwise be reflected in the Urban Concepts Reports or as otherwise disclosed in writing to Lender, each Property has a sufficient number of parking spaces to comply with Applicable Law and with all obligations under applicable leases and agreements affecting such Property.

     4.1.17 Insolvency Opinion

     All of the assumptions made in the Insolvency Opinion, including, but not limited to, any exhibits attached thereto, are true and correct in all material respects and any assumptions made in any subsequent non-consolidation opinion required to be delivered in connection with the Loan Documents (an "Additional Insolvency Opinion"), including, but not limited to, any exhibits attached thereto, will have been and shall be true and correct in all material respects.

     4.1.18 Illegal Activity

     No portion of any Collateral or any Property has been or will be purchased with proceeds of any illegal activity and to the best of Borrowers' knowledge, there are no illegal activities or activities relating to any controlled substances at the Properties.

     4.1.19 No Change in Facts or Circumstances; Disclosure

     All information submitted by Borrowers to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the

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

terms thereof and all statements of fact made by Borrowers in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or could reasonably be expected to materially and adversely affect the use, operation or value of the Collateral, the Properties or the business operations or the financial condition of Borrowers or Mortgage Borrowers. Borrowers have disclosed to Lender all material facts and have not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

     4.1.20 Investment Company Act

     No Borrower nor Mortgage Borrower is (a) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or State law or regulation which purports to restrict or regulate its ability to borrow money.

     4.1.21 Principal Place of Business

     Each Borrower's and Mortgage Borrower's principal place of business as of the date hereof is the address set forth on Schedule XX attached hereto. No Mortgage Borrower, Borrower or Pledgor conducts business under any assumed names or trade names, or has conducted business under any other names, or any assumed names or trade names, at any time prior to the date hereof. With respect to each Mortgage Borrower, each Borrower and each Pledgor, the "chief executive offices" (as such term is used in Section 9-307 of the Uniform Commercial Code) of such party is located in the State of Texas.

     4.1.22 Single Purpose Entity

     Except as otherwise permitted pursuant to the terms of the Loan Documents, each Borrower covenants and agrees that it has not and shall not and that its general partner(s), if such Borrower is a partnership, or its managing member(s), if such Borrower is a limited liability company (unless such Borrower or such general partner is a Delaware single member limited liability company with a board of managers containing at least two (2) Independent Directors, in which case this Section 4.1.22 shall not apply to such Borrower's or general partner's member) (such general partner(s) that are not Delaware single member limited liability companies and such managing member(s) of Borrowers that are not Delaware single member limited liability companies, collectively, "Principals") has not and shall not:

     (a) with respect to such Borrower, engage in any business or activity other than the ownership of its interests in its Related Mortgage Borrower and, if applicable, such Related Mortgage Borrower's general partner, and entering into the Loan, and activities incidental thereto, and with respect to each Principal, engage in any business or activity other than the ownership of its interest in such Borrower, and activities incidental thereto;

     (b) with respect to such Borrower, acquire or own any material assets other than (i) the interests in its Related Mortgage Borrower and, if applicable, such Related Mortgage Borrower's general partner, and (ii) such incidental Personal Property as may be necessary therefor and with respect to each Principal, acquire or own any material asset other than its interest in such Borrower;

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     (c)  merge into or consolidate with any Person, to the fullest extent that any of the following may be waived or prohibited under Applicable Laws, dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

     (d) (i) fail to observe its organizational formalities or preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, and qualification to do business in the State where the Property owned by such Related Mortgage Borrower is located, if applicable, or (ii) without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed, amend, modify, terminate or fail to comply with the provisions of such Borrower's or its Related Mortgage Borrower's partnership agreement, articles or certificate of incorporation, articles of organization or similar organizational documents, as the case may be, or of Principal's partnership agreement, articles of organization or similar organizational documents, as the case may be, whichever is applicable, except to the extent that any amendment to a filed certification may be required by Applicable Law;

     (e) except with respect to such Related Mortgage Borrower and, if applicable, such Related Mortgage Borrower's general partner, own any subsidiary or make any investment in, any Person without the consent of Lender;

     (f) commingle its assets with the assets of any of its members, general partners, Affiliates, principals or of any other Person, participate in a cash management system with any other entity or person or fail to use its own separate stationery, telephone number, invoices and checks;

     (g) with respect to such Borrower, incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Debt, or cause, permit or suffer to exist any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation) of its Related Mortgage Borrower, other than the Mortgage Loan, and debt permitted thereunder;

     (h) become insolvent and fail to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due (except for debts and liabilities being contested by such Borrower in good faith and in accordance with the terms hereof);

     (i) (i) fail to maintain its records (including financial statements), books of account and bank accounts separate and apart from those of the members, general partners, principals and Affiliates of such Borrower or its Related Mortgage Borrower or of each Principal, as the case may be, the Affiliates of a member, general partner or principal of such Borrower or its Mortgage Borrower or of each Principal, as the case may be, and any other Person, (ii) permit its assets or liabilities to be listed as assets or liabilities on the financial statement of any other Person or (iii) include the assets or liabilities of any other Person on its financial statements except as either of (ii) or (iii) of this Subsection may be required by GAAP and specifically permitted consolidated financial statements; provided, however, that any such consolidated financial statement shall contain a note indicating that its separate assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity;

     (j) enter into any contract or agreement with any member, general partner, principal or Affiliate of any Borrower, any Mortgage Borrower, any Principal, Guarantor or Indemnitor, or any member, general partner, principal or Affiliate thereof (other than a business management services agreement with an Affiliate of such Borrower or its Related Mortgage Borrower, provided that (i) the manager, or equivalent thereof, under such agreement holds itself out as an agent of such Borrower or its Related Mortgage Borrower, as the case may be, and
(ii) the agreement meets the standards set forth in this subsection (j) following this parenthetical), except (A) upon terms and conditions that are commercially reasonable, intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any member, general partner, principal or Affiliate of a Borrower, Mortgage Borrower, or of such Principal, as the case may be, Guarantor or Indemnitor, or any member, general partner, principal or Affiliate thereof and (B) in accordance with this Agreement;

     (k) to the fullest extent that the following may be waived or prohibited by Applicable Law, seek the dissolution or winding up in whole, or in part, of such Borrower, its Related Mortgage Borrower or of any Principal, as the case may be;

     (l) fail to correct any known misunderstandings regarding the separate identity of such Borrower, its Related Mortgage Borrower or of Principal, as the case may be, or any member, general partner, principal or Affiliate thereof or any other person;

     (m) except as set forth in the Loan Documents, guarantee or become obligated for the debts of any other entity or Person or hold itself out to be responsible for the debts of another Person;

     (n) make any loans or advances to any third party, including any member, general partner, principal or Affiliate of any Borrower, Mortgage Borrower or of any Principal, as the case may be, or any member, general partner, principal or Affiliate thereof, and shall not acquire obligations or securities of any member, general partner, principal or Affiliate of any Borrower, Mortgage Borrower or any Principal, as the case may be, or any member, general partner, or Affiliate thereof;

     (o) fail to file its own tax returns or be included on the tax returns of any other Person except as required by Applicable Law;

     (p) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name or a name franchised or licensed to it by an entity other than an Affiliate of any Borrower or of any Principal (except for services rendered and names licensed, franchised or furnished under business management service agreements with an Affiliate that complies with the terms hereof, so long as the manager, or equivalent thereof, under such business management services agreements holds itself out as an agent of such Borrower), as the case may be, and not as a division or part of any other entity in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that any Borrower, Mortgage Borrower or any Principal, as the case may be, is responsible for the debts of any third party (including any member, general partner, principal or Affiliate of any Borrower, Mortgage Borrower, or of any Principal, as the case may be, or any member, general partner, principal or Affiliate thereof);

     (q) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

     (r) share any common logo with or hold itself out as or be considered as a department or division of (i) any general partner, principal, member or Affiliate of a Borrower, Mortgage Borrower or of Principal, as the case may be,
(ii) any Affiliate of a general partner, principal or member of a Borrower or of a Principal, as the case may be, or (iii) any other Person (except for services rendered and names licensed, franchised or furnished under business management service agreements with an Affiliate that complies with the terms hereof, so long as the manager, or equivalent thereof, under such business management services agreements holds itself out as an agent of such Borrower);

     (s) fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

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

     (t) pledge its assets for the benefit of any other Person, other than with respect to the Loan and other than as set forth in the Loan Documents;

     (u) fail to maintain a sufficient number of employees in light of its contemplated business operations;

     (v) fail to provide in its (i) articles of organization, certificate of formation and/or operating agreement, as applicable, if it is a limited liability company, (ii) partnership agreement, if it is a partnership or (iii) certificate of incorporation, if it is a corporation, that for so long as the Loan is outstanding pursuant to the Note, this Agreement and the other Loan Documents, it shall not file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors without the affirmative vote of the Independent Director and of all other general partners/managing members/directors or fail to cause its Related Mortgage Borrower to provide in its (x) articles of organization, certificate of formation and/or operating agreement, as applicable, if it is a limited liability company, (y) partnership agreement, if it is a partnership or
(z) certificate of incorporation, if it is a corporation, that for so long as Mortgage Loan is outstanding such Mortgage Borrower shall not file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors without the affirmative vote of the Independent Director and of all other general partners/managing members/directors;

     (w)  fail to hold its assets in its own name;

     (x) if such Borrower is a corporation, fail to consider the interests of its creditors in connection with all corporate actions to the extent permitted by Applicable Law;

     (y) have any of its obligations guaranteed by an Affiliate, except for (i) such Borrower's obligations under the Loan Documents, (ii) the Guaranty of Recourse Obligations of Borrower, and (iii) the Environmental Indemnity;

     (z) violate or cause to be violated the assumptions made with respect to such Borrower, its Related Mortgage Borrower and Principal in the Insolvency Opinion or any Additional Insolvency Opinion, as applicable;

     (aa) with respect to each Principal, fail at any time to have at least two independent directors or independent members of its board of managers (collectively, the "Independent Director") that each are not and have not been for at least five (5) years (a) stockholders, directors or members of its board of managers (with the exception of serving as the Independent Director of any Principal or any bankruptcy remote special purpose entity which is an Affiliate of any Principal, such Borrower or its Related Mortgage Borrower), officers, employees, partners, members, attorneys or counsel of such Borrower, its Related Mortgage Borrower or of Principal or any Affiliate of either of them; (b) customers (other than as hotel guests), suppliers or other Person who derives more than one percent (1%) of its profits or revenues (other than any fee paid to such director as compensation for such director to serve as an Independent Director) from its activities with such Borrower, its Related Mortgage Borrower, any Principal or any Affiliate of any of them (a "Business Party"); (c) a Person or other entity controlling or under common control with any such stockholder, partner, member, director, officer, attorney, counsel or Business Party; or (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, attorney, counsel or Business Party. (As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise);

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

     (bb) with respect to each Principal, permit its board of directors to take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, requires the unanimous vote of one hundred percent (100%) of the members of the board unless at the time of such action there shall be at least two members who are Independent Directors; and

     (cc) such Borrower shall cause its Related Mortgage Borrower to comply with the provisions of the Mortgage Loan Documents corresponding to the provisions of this Section 4.1.22.

     4.1.23 Business Purposes

     The Loan is solely for the business purpose of Borrowers, and is not for personal, family, household, or agricultural purposes.

     4.1.24 Taxes

     Except as set forth on Schedule XXI hereto, Borrowers, Mortgage Borrowers, any Guarantor and any Indemnitor have filed all federal, State, county, municipal, and city income and other tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them (except for such Taxes if the failure to pay such Taxes would not have a material adverse effect on any of Borrowers, Mortgage Borrowers, the Collateral or the Properties). Each Borrower knows of no basis for any additional assessment in respect of any such taxes and related liabilities for prior years which would reasonably be expected to have a material adverse effect on Borrowers, Mortgage Borrowers or the Properties.

     4.1.25 Forfeiture

     To the best of Borrowers' knowledge, there has not been and shall never be committed by any Person in occupancy of or involved with the operation or use of any Property any act or omission affording the federal government or any State or local government the right of forfeiture as against any Property or any part thereof or any of the Collateral or any monies paid in performance of any Borrower's Obligations or any Mortgage Borrower's performance of its obligations under the Mortgage Loan. Each Borrower hereby covenants and agrees to cause its Related Mortgage Borrower not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

     4.1.26 Environmental Representations and Warranties

     Borrowers represent and warrant, based upon an environmental site assessment of Properties and to the best of Borrowers' knowledge, that: (a) there are no Hazardous Materials or underground storage tanks in, on, or under any Property, except those that are in compliance with Environmental Laws and with permits issued pursuant thereto (if such permits are required) or fully disclosed to Lender in writing pursuant to the written reports resulting from the environmental site assessments of the Property delivered to Lender (the "Environmental Reports"); (b) there are no past or present Releases of Hazardous Materials in violation of any Environmental Law and which would require remediation by a Governmental Authority in, on, under or from any Property except as described in the Environmental Reports; (c) there is no Release of Hazardous Materials migrating to any Property except as described in the Environmental Reports; (d) there is no past or present noncompliance with Environmental Laws, or with permits issued pursuant thereto, in connection with any Property except as described in the Environmental Reports; (e) no Borrower has received any written notice or other communication from any Person (including but not limited to a Governmental Authority) requiring remediation of Hazardous Materials in, on, under or from any Property; and (f) each Borrower has truthfully and fully provided to

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Lender, in writing, any and all information relating to environmental conditions in, on, under or from any Property known to such Borrower or contained in such Borrower's current files and records, and any reports commissioned by Borrower or any Affiliate of any Borrower or Guarantor relating to Hazardous Materials in, on, under or migrating to or from any Property and/or to the environmental condition of any Property.

     4.1.27 Loan to Value.

     The aggregate maximum principal amount of the Loan and the Mortgage Loan does not exceed one hundred twenty-five percent (125%) of the aggregate fair market value of the Properties as of the date hereof.

     4.1.28 Taxpayer Identification Number.

     Each Borrower's United States taxpayer identification number is set forth on Schedule II attached hereto.

     4.1.29 Warranty of Title

     Each Borrower represents and warrants that it owns: (a) 100% of the limited liability company membership interests in its Related Mortgage Borrower, or (b)
(i) 100% of the limited liability company membership interests in the general partner of its Related Mortgage Borrower (which general partner owns a 0.5% partnership interest in, and is the sole general partner of, such Related Mortgage Borrower) and (ii) a 99.5% partnership interest in, and is the sole limited partner of, such Related Mortgage Borrower, and that such Borrower holds such interests free and clear of all Liens, encumbrances and charges (other than those created pursuant to the Loan Documents) and has the full power, authority and right to execute, deliver and perform its Obligations under this Agreement and to encumber, mortgage, give, grant, bargain, sell, alienate, enfeoff, convey, confirm, pledge, assign, hypothecate and grant a security interest in such membership and partnership interests as Collateral for the Loan. For so long as any amounts in respect of the Loan remain outstanding, (A) each Borrower shall forever warrant, defend and preserve such title and the validity and priority of the Lien of Lender on the Collateral, and shall forever warrant and defend such title, validity and priority to Lender against the claims of all persons whomsoever as to its interest in the Collateral, and (B) each Borrower shall cause Mortgage Borrowers to warrant and defend, the title of Mortgage Borrowers to the Properties. Each Borrower represents and warrants that its Related Mortgage Borrower has good and marketable title to the Related Property, as applicable, in fee simple (or in the case of (a) Wyndham Philadelphia at Franklin Plaza, Philadelphia, Pennsylvania, and (b) Wyndham Buttes Resort, Tempe, Arizona, a leasehold estate) free and clear of all Liens, encumbrances and charges (other than those permitted pursuant to the Mortgage Loan Documents) and has the full power, authority and right to execute, deliver and perform its obligations under the Mortgage Loan Documents and to encumber, mortgage, give, grant, bargain, sell, alienate, enfeoff, convey, confirm, pledge, assign, hypothecate and grant a security interest in its interests in such Property. Except as set forth on the rent roll attached hereto as Schedule III, there are no leases or licenses for the use of property affecting the Properties. None of the Permitted Encumbrances has a material adverse effect or otherwise materially interferes with the current use of the Property as hotels, or with the ability of any Borrower, Principal or Mortgage Borrower to perform its obligations under the Loan Documents or the Mortgage Loan Documents. Any Borrower or Pledgor purporting to grant to Lender a Lien on any other Collateral has good and marketable title in and to such Collateral free and clear of all Liens, encumbrances and charges whatsoever other than the Lien created by the Loan Documents in favor of Lender and the Permitted Encumbrances. Borrowers shall reimburse Lender for any Losses incurred by Lender if an interest in a Property or the Collateral is claimed by another Person (other than for Permitted Encumbrances and other than by, through or under Lender of Mortgage Lender), and such Losses and any

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other amounts expended by Lender with respect to such Losses shall be added to the Debt. All proceeds payable under the Owner's Title Insurance Policy, subject to the rights of Mortgage Lender, if any, under its mortgage title insurance policy, not used to discharge any Lien or encumbrance on the Property or to repair or restore the Property to correct any defect shall be deemed to constitute a distribution from Mortgage Borrowers to Borrowers and subject to the provisions of the Security Instruments and this Agreement.

     4.1.30 Franchise Agreement.

     Each of the Franchise Agreements is in full force and effect, all franchise fees, reservation fees, royalties and other sums due thereunder have been paid in full to date, and to Borrowers' knowledge neither Mortgage Borrower nor Franchisor is in default thereunder, which default is continuing beyond applicable notice and cure periods, if any.

     4.1.31 Ground Lease Representations.

     Borrower represents and warrants that in connection with each Leasehold
Property:

     (a) Each of the Ground Leases is in full force and effect and has not been modified or amended in any manner whatsoever, (b) there are no defaults under any of the Ground Leases and no event has occurred which but for the passage of time, or notice, or both would constitute a default under any of the Ground Leases, (c) all rents, additional rents and other sums due and payable under the Ground Leases have been paid in full, and (d) none of Borrowers, Mortgage Borrowers or the landlord under the Ground Leases has commenced any action or given or received any notice for the purpose of terminating any of the Ground Leases.

     (b) The Ground Leases or memoranda thereof and all amendments thereto have been duly recorded, each of the Ground Leases permits the interest of the lessee thereunder to be encumbered by the applicable Security Instrument, and there has not been any change in the terms of the Ground Leases since their recordation except as may be provided in recorded amendments thereto;

     (c) Except as indicated in the related Title Insurance Policy, Mortgage Borrowers' respective interests in the Ground Leases are not subject to any Liens other than the Lien of the Mortgage Loan;

     (d) Mortgage Borrowers' respective interests in the Ground Leases are assignable upon notice to, but without the consent of, the lessor thereunder and, in the event that it is so assigned, it is further assignable upon notice to, but without the need to obtain the consent of, such lessor;

     (e) Each of the Ground Leases requires the lessor thereunder to give notice of any default by a Mortgage Borrower to Mortgage Lender and each of the Ground Leases further provides that notice of termination given under the Ground Leases is not effective against Mortgage Lender or Lender unless a copy of such notice has been delivered to Mortgage Lender in the manner described in the applicable Ground Lease;

     (f) Lender is permitted a reasonable opportunity to cure any default under the Ground Leases, which is curable after the receipt of notice of any default before the lessor thereunder may terminate such Ground Lease;

     (g) Each Ground Lease has a term which extends not less than twenty (20) years beyond the date hereof;

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     (h)  INTENTIONALLY OMITTED; and

     (i)  None of the Ground Leases imposes restrictions on subletting.

     4.1.32 Representations in the Mortgage Loan Documents

     Each Borrower has reviewed the representations and warranties made by, and covenants of, its Related Mortgage Borrower to and for the benefit of Mortgage Lender contained in the Mortgage Loan Documents and such representations and warranties are true, correct and complete in all material respects and such representations and warranties are incorporated herein by this reference as if fully set forth herein and deemed made by such Borrower for the benefit of Lender in connection with the Loan. As of the Closing Date, all conditions precedent to the making of the Mortgage Loan and all funding conditions set forth in the Mortgage Loan Documents have been fully complied with and satisfied or waived by the Mortgage Lender, or are the subject of a post-closing undertaking approved by Lender. There is no Event of Default under (and as such term is defined in) any of the Mortgage Loan Documents. Borrower has delivered to Lender or has agreed to deliver to Lender true, complete and correct copies of all Mortgage Loan Documents.

     4.1.33 Control

     Borrower (subject to Applicable Laws and the consent rights of the Independent Director) has the power and authority to control the actions of the Mortgage Borrower, and upon the realization of the Collateral under the Pledge Agreements, Lender or any other party succeeding to the Borrower's interest in the Collateral described in the Pledge Agreements would have such control. Without limiting the foregoing, Borrower has sufficient control over Mortgage Borrower (subject to Applicable Laws and the consent rights of the Independent Director) to cause Mortgage Borrower to (i) take any action on Mortgage Borrower's part required by the Loan Documents and (ii) refrain from taking any action prohibited by the Loan Documents.

     4.1.34 Personal Holding Company.

     No Borrower, Pledgor or Principal is a "personal holding company" as defined in Section 542 of the Code.

     4.1.35 Condominiums.

     To the best of Borrower's knowledge, in the case of each Condominium
Property:

     (a) the Condominium has been validly formed and is validly existing under the applicable Condominium Act;

     (b) there are no material uncured defaults by any party under the Condominium Documents, or conditions that, with the passage of time, or the giving of notice, or both, would constitute a material default under the Condominium Documents; and

     (c) all Common Charges due under the Condominium Documents by Borrower, as the owner of the Units, have been paid through the date due.

     4.1.36 OFAC.

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     Borrower represents and warrants that none of Borrowers, Mortgage
Borrowers, Guarantor, Indemnitor or any of their respective Affiliates is a Prohibited Person, and Borrowers, Mortgage Borrowers, Guarantor, Indemnitor and their respective Affiliates are in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury.

     Section 4.2   Survival of Representations

     Each Borrower agrees that all of the representations and warranties of such Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrowers. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrowers shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

     V.   BORROWER COVENANTS

     Section 5.1   Affirmative Covenants

     From the date hereof and until payment and performance in full of all Obligations or the earlier release of the Liens of the Security Instruments encumbering the Collateral (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, each Borrower hereby covenants and agrees with Lender that, subject to the terms of the Mortgage Loan Documents and the rights of Mortgage Lender thereunder:

     5.1.1  Existence; Compliance with Legal Requirements

     Such Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its and its Related Mortgage Borrower's existence, rights, licenses, permits and franchises and comply in all material respects with all Legal Requirements applicable to it, its Related Mortgage Borrower, the Related Property and the Collateral. Such Borrower shall at all times maintain, preserve and protect, or cause to be maintained, preserved and protected, all material franchises and trade names and preserve, or cause to be preserved, all the remainder of its and its Related Mortgage Borrower's property used or useful in the conduct of its and its Related Mortgage Borrower's business and shall cause the Related Property to be kept in good working order and repair, and from time to time cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto. Such Borrower shall cause the Related Property to be kept insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. After prior written notice to Lender, such Borrower or its Related Mortgage Borrower, at each's own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to such Borrower, Mortgage Borrower, Collateral or the Related Property or any alleged violation of any Legal Requirement, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any material instrument to which such Borrower or its Related Mortgage Borrower, as applicable, is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iii) none of the Related Property, the Collateral nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) such Borrower or its Related Mortgage Borrower, as applicable, shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement;

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(v) such proceeding shall suspend the enforcement of the contested Legal
Requirement against such Borrower, its Related Mortgage Borrower, the Related Property or the Collateral, as applicable; and (vi) such Borrower shall cause to be furnished such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or the Related Property or the Collateral (or any part thereof or direct or indirect interest therein (which direct or indirect interest shall include, without limitation, any equity interest in its Related Mortgage Borrower)) shall be in danger of being sold, forfeited, terminated, cancelled or lost. To the extent that such Related Mortgage Borrower satisfied requirements under the Mortgage Loan Documents for the furnishing of security in any such proceeding contesting a Legal Requirement, Borrower shall not be required to furnish security hereunder with respect to such proceeding.

     5.1.2  Taxes and Other Charges

     Subject to a Borrower's right to contest (or its Related Mortgage Borrower's right to contest) the same, if any, in accordance with the terms and conditions of this Section 5.1.2, such Borrower shall cause to be paid all Taxes, Other Charges and Common Charges now or hereafter levied or assessed or imposed against it, its Related Mortgage Borrower, its interests in its Related Mortgage Borrower, the Collateral or the Related Property or any part thereof as the same become due and payable; provided, however, such Borrower's obligation with respect to the payment of Taxes shall be suspended for so long as such Borrower complies with the terms and provisions of Section 7.2 hereof. Such Borrower will deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes, Other Charges and Common Charges with respect the Collateral and/or the Properties have been so paid or are not then delinquent no later than ten (10) days prior to the date on which the Taxes and/or Other Charges and/or Common Charges would otherwise be delinquent if not paid. Such Borrower shall furnish to Lender copies of receipts for the payment of the Taxes, Other Charges and Common Charges prior to the date the same shall become delinquent (provided, however, that such Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 7.2 hereof or by Mortgage Lender). Except for Permitted Encumbrances, such Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or became a Lien or charge against the Collateral or the Related Property, and shall cause to be paid promptly all utility services provided to the Related Property. After prior written notice to Lender, such Borrower, at its own expense, may contest (or cause its Related Mortgage Borrower to contest) by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes, Other Charges or Common Charges or any other Lien or charge that may become a Lien or charge against the Related Property or the Collateral, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which such Borrower or its Related Mortgage Borrower, as applicable, is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iii) none of the Related Property, the Collateral, or any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) such Borrower shall promptly upon final determination thereof pay the amount of any such Taxes, Other Charges or

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Common Charges or the amount necessary to discharge any Lien or satisfy any charge that may become a Lien or charge against the Related Property or Collateral, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes, Other Charges or Common Charges from the Related Property or with respect to the Collateral; and (vi) such Borrower shall cause to be furnished such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any such Taxes, Other Charges or Common Charges or the amount necessary to discharge any Lien or satisfy any charge that may become a Lien or charge against the Related Property or Collateral, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is finally established or the Related Property or the Collateral (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of any Security Instrument being primed by any related Lien that is not a Permitted Encumbrance. To the extent that a Mortgage Borrower satisfied requirements under the Mortgage Loan Documents for the furnishing of security in any such proceeding contesting Taxes, Other Charges or Common Charges, Borrower shall not be required to furnish security hereunder with respect to such proceeding.

     5.1.3  Litigation

     Each Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against such Borrower which could reasonably be expected to materially adversely affect such Borrower's condition (financial or otherwise) or business, the Collateral or the Related Property.

     5.1.4  Access to Property; Books and Records

     Each Borrower shall cause to be permitted agents, representatives and employees of Lender to inspect the Related Property or Borrower's or its Related Mortgage Borrower's books and records or any part thereof at reasonable hours upon reasonable advance written notice, subject to the rights of tenants and guests of the Related Property.

     5.1.5  Notice of Default

     Each Borrower shall promptly advise Lender of any material adverse change in Borrower's or its Related Mortgage Borrower's condition, financial or otherwise, or of the occurrence of any Default or Event of Default or any default under the Mortgage Loan Documents of which such Borrower has knowledge which default continues after the expiration of any applicable cure periods therein provided.

     5.1.6  Cooperate in Legal Proceedings

     Each Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

     5.1.7  Award and Insurance Benefits

     Subject to the terms hereof, each Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with such Borrower's interests in the Collateral and indirect interests in the Related Property, and Lender shall be reimbursed for any reasonable out-of-pocket expenses incurred in connection therewith (including reasonable attorneys' fees and disbursements, and the payment by such Borrower of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting the Property or any part thereof) out of such Award or Insurance Proceeds.

     5.1.8  Further Assurances

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     Each Borrower shall, at such Borrower's sole cost and expense:

     (a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by such Borrower pursuant to the terms of the Loan Documents or reasonably requested by Lender in connection therewith;

     (b) execute and deliver to Lender such documents, instruments, certificates, assignments, mortgages, mortgage expansions, mortgage notes and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the Obligations, as Lender may reasonably require including, without limitation, the execution of UCC financing statements, and subject to the rights of Mortgage Lender and to the terms and conditions of the Mortgage Loan Documents the execution and delivery of all such writings necessary to transfer any liquor licenses into the name of Lender or its designee after the occurrence and during the continuance of any Event of Default; and

     (c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender may reasonably require from time to time.

     5.1.9  Mortgage and Intangible Taxes

     Each Borrower shall pay or cause to be paid all State, county and municipal recording, mortgage, and intangible, and all other taxes imposed upon the execution and recordation of the Security Instruments and/or upon the execution and delivery of the Note.

     5.1.10 Financial Reporting

     (a) Each Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of such Borrower and all items of income and expense in connection with the operation by its Related Mortgage Borrower on an individual basis of the Related Property. Lender shall have the right from time to time at all times during normal business hours upon reasonable advance written notice to examine such books, records and accounts at the office of such Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence and during the continuance of an Event of Default, Borrowers shall pay any costs and expenses incurred by Lender to examine Borrowers' and Related Mortgage Borrowers' accounting records with respect to the Properties and the Collateral as Lender shall determine to be necessary or appropriate in the protection of Lender's interest.

     (b) Borrowers will furnish to Lender annually, within one hundred and twenty (120) days following the end of each Fiscal Year, a complete copy of Borrowers' combined annual financial statements audited by a "Big Four" accounting firm or other independent certified public accountant reasonably acceptable to Lender in accordance with principles of the Uniform System of Accounts (or such other accounting basis acceptable to Lender) covering the Properties and the Collateral on a combined basis for such Fiscal Year and containing statements of profit and loss for Borrowers, Mortgage Borrowers, the Properties on a combined basis and a combined balance sheet. Such statements shall set forth the financial condition and the results of operations for the Properties and the business of Borrowers, Mortgage Borrowers, for such Fiscal Year, and shall include, but not be limited to, amounts representing

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annual Net Cash Flow, Net Operating Income, Gross Income from Operations and
Operating Expenses. Borrowers' annual financial statements shall be accompanied by (i) an Officer's Certificate stating that each such annual financial statement presents fairly the financial condition and the results of operations of Borrowers, Mortgage Borrowers and the Properties being reported upon and has been prepared in accordance with principles of the Uniform System of Accounts,
(ii) an unqualified opinion of a "Big Four" accounting firm or other independent certified public accountant reasonably acceptable to Lender, (iii) a list of tenants, if any, occupying more than ten percent (10%) of the total floor area of the Improvements on the Properties, (iv) a breakdown showing the year in which each Lease then in effect expires and the percentage of total floor area of the Improvements and the percentage of base rent with respect to which Leases shall expire in each such year, each such percentage to be expressed on both a per year and cumulative basis, and (v) a schedule audited by such independent certified public accountant reconciling Net Operating Income to Net Cash Flow (the "Net Cash Flow Schedule"), which shall itemize all adjustments made to Net Operating Income to arrive at Net Cash Flow deemed material by such independent certified public accountant. Together with each of Borrowers' and Mortgage Borrowers' annual financial statements, each Borrower shall furnish to Lender
(i) an Officers' Certificate certifying as of the date thereof whether, to the best of such Borrowers' knowledge, (A) there exists an event or circumstance which constitutes a Default or Event of Default under the Loan, and if such a Default or Events of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same and (B) there exists an event or circumstance which constitutes a Default (which continues after the expiration of all applicable cure periods) under the Mortgage Loan Documents, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same and (ii) a schedule prepared by Borrowers, which schedule shall allocate the components of the combined statements to each Borrower and the Related Properties.

     (c) Each Borrower will furnish, or cause to be furnished, to Lender on or before thirty (30) days after the end of each calendar month the following items, accompanied by an Officers' Certificate stating that, to the best of such Borrower's knowledge, such items are true, correct, accurate, and complete in all material respects and fairly present the financial condition and results of the operations of the Related Property (subject to normal year-end adjustments) as applicable: (i) an occupancy report for the subject month including an average daily rate, and any and all franchise inspection reports received by such Borrower during the subject month; (ii) unaudited financial statements covering each Property and a combined statement covering all of the Properties including, without limitation, monthly, year-to-date and trailing twelve (12) month operating statements prepared for each calendar month, noting Net Operating Income, Gross Income from Operations, and Operating Expenses (not including any contributions to the Replacement Reserve Fund), and each line item comprising Net Operating Income, Gross Income from Operations and Operating Expenses and other information necessary and sufficient to fully represent the financial position and results of operation of the Related Property during such calendar month, and during the continuance of a Triggering Event a comparison of budgeted income and expenses and the actual income and expenses together with a detailed explanation of any variances of five percent (5%) or more and over $10,000.00 between budgeted and actual amounts for such periods, all in form reasonably satisfactory to Lender, (iii) a calculation reflecting the annual Debt Service Coverage Ratio for the immediately preceding twelve (12) month period as of the last day of such month, assuming an interest rate constant equal to the Contract Rate, (iv) to the extent tenants occupy ten percent (10%) or more of the total floor area of any Property, an updated rent roll and (v) a report setting forth Capital Expenditures for such calendar month. In addition, such Officers' Certificate shall also state that the representations and warranties of such Borrower set forth in Section 4.1.22 are true and correct in all material respects as of the date of such certificate and, except as expressly permitted under Section 4.1.22, that there is no debt outstanding. Following the occurrence and during the continuance of a Triggering Event, Borrower will furnish, or cause to be furnished, to Lender on or before thirty
(30) days after the end of each calendar month a calculation reflecting the Debt Service Coverage Ratio for such calendar month prepared

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assuming an interest rate constant equal to the Cure Contract Rate accompanied by an Officer's Certificate with respect thereto.

     (d) For the partial year period commencing on the date hereof, and for each Fiscal Year thereafter, each Borrower shall submit to Lender an Annual Budget not later than thirty (30) days prior to the commencement of such period or Fiscal Year in form reasonably satisfactory to Lender and shall be subject to Lender's written approval, not to be unreasonably withheld (each such Annual Budget after it has been approved in writing by Lender shall be hereinafter referred to as an "Approved Annual Budget"). Lender's approval of a proposed Annual Budget shall be deemed to have been given if such proposed Annual Budget is submitted to Lender with a request for approval and Lender does not respond by approving such proposed Annual Budget or stating its objections to such proposed Annual Budget within twenty (20) Business Days of Lender's receipt thereof and after Lender's failure to respond to the initial request for approval of such proposed Annual Budget after such 20 Business Day period, Borrower shall re-submit such proposed Annual Budget to Lender with a request for approval set forth in a written notice that states clearly (in 14-point type or larger) that approval will be deemed given if Lender does not respond within twenty (20) Business Days and Lender does not respond to such second submission of such proposed Annual Budget by approving such proposed Annual Budget or stating its objection thereto within twenty (20) Business Days of Lender's receipt of such second submission. Until such time that Lender approves or is deemed to have approved a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that such Approved Annual Budget shall be adjusted to reflect (x) matters in the proposed Annual Budget approved by Lender and (y) as to matters in the proposed Annual Budget not yet approved by Lender ("Disapproved Budget Category") (i) increases for expenses actually incurred which vary in relation to gross revenues ("Variable Expenses") in an amount equal to the percentage increase of actual fiscal year to date gross revenues over estimated fiscal year to date gross revenues for the period in question set forth in the most recent Approved Annual Budget ("Gross Revenues Percentage Increase") through the date of the applicable expenditure, and (ii) expenditures actually incurred which are beyond the reasonable control of Borrower such as taxes, utilities and insurance ("Uncontrollable Expenses"). Notwithstanding anything in any of the Loan Documents to the contrary, expenditures shall be deemed in compliance with and made pursuant to the Approved Annual Budget even though such expenditures exceed the amount budgeted therefor in the Approved Annual Budget if such expenditures are (i) for Uncontrollable Expenses, and (ii) Variable Expenses which exceed the amounts budgeted therefor by not more than the Gross Revenues Percentage Increase. Lender acknowledges that the Annual Budget for Fiscal Year 2003 is satisfactory to Lender for the purpose of this
Section 5.1.10(d).

     (e)  Intentionally Omitted.

     (f) Each Borrower will furnish, or cause to be furnished, an annual comparison of the budgeted total income and total expenses to the actual total income and total expenses and an annual occupancy report including an average daily room rate with respect to the Related Property, within one hundred twenty
(120) days after the close of each Fiscal Year of such Borrower.

     (g) Provided Lender is complying with Applicable Laws, Borrower agrees that Lender may forward to each purchaser, transferee, assignee, servicer, participant, co-lender or investor in all or any portion of the Loan or any Securities (collectively, the "Investor") or any Rating Agency rating such participations and/or Securities and each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any Guarantor, any Indemnitor and the Properties, whether furnished by Borrower, any Guarantor, any Indemnitor or otherwise, as Lender determines necessary or desirable. Borrower irrevocably waives any

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and all rights it may have under any Applicable Laws to prohibit such disclosure, including, but not limited to, any right of privacy.

     (h) Each Borrower shall promptly send to Lender all quality assurance reports or other reports of inspection with respect to the Related Property delivered by Manager, if any.

     (i) If requested by Lender, each Borrower shall provide Lender, promptly upon request, with the following financial statements if, at the time a preliminary or final prospectus, prospectus supplement, private placement memorandum, offering circular or other offering document (the "Disclosure Document") is being prepared for a Securitization, it is expected that the principal amount of the Loan together with any Affiliated Loans at the time of Securitization may, or if the principal amount of the Loan together with any Affiliated Loans at any time during which the Loan and any Affiliated Loans are included in a Securitization does, equal or exceed 20% of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization:

          (i) A balance sheet with respect to the Related Property for the two most recent fiscal years, meeting the requirements of Section 210.3-01 of Regulation S-X of the Securities Act and statements of income and statements of cash flows with respect to the Related Property for the three most recent fiscal years, meeting the requirements of Section 210.3-02 of Regulation S-X, and, to the extent that such balance sheet is more than 135 days old as of the date of the document in which such financial statements are included, interim financial statements of the Related Property meeting the requirements of Section 210.3-01 and 210.3-02 of Regulation S-X (all of such financial statements, collectively, the "Standard Statements"); provided, however, that with respect to the Related Property (other than properties that are hotels, nursing homes, or other properties that would be deemed to constitute a business and not real estate under Regulation S-X or other legal requirements) that has been acquired by such Borrower from an unaffiliated third party (such Property, "Acquired Property"), as to which the other conditions set forth in Section 210.3-14 of Regulation S-X for provision of financial statements in accordance with such Section have been met, in lieu of the Standard Statements otherwise required by this Section, such Borrower shall instead provide the financial statements required by such Section 210.3-14 of Regulation S-X ("Acquired Property Statements").

          (ii) Not later than thirty (30) days after the end of each fiscal quarter following the date hereof, a balance sheet of the Related Property as of the end of such fiscal quarter, meeting the requirements of Section 210.3-01 of Regulation S-X, and statements of income and statements of cash flows of the Related Property for the period commencing following the last day of the most recent fiscal year and ending on the date of such balance sheet and for the corresponding period of the most recent fiscal year, meeting the requirements of Section 210.3-02 of Regulation S-X (provided, that if for such corresponding period of the most recent fiscal year Acquired Property Statements were permitted to be provided hereunder pursuant to subsection (i) above, such Borrower shall instead provide Acquired Property Statements for such corresponding period).

          (iii) Not later than seventy-five (75) days after the end of each fiscal year following the date hereof, a balance sheet of the Related Property as of the end of such fiscal year, meeting the requirements of
     Section 210.3-01 of Regulation S-X, and statements of income and statements of cash flows of the Related Property for such fiscal year, meeting the requirements of Section 210.3-02 of Regulation S-X.

     (j) Within ten (10) Business Days after notice from the Lender in connection with the Securitization of this Loan, such additional financial statements, such that, as of the date (each an

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"Offering Document Date") of each Disclosure Document, each Borrower shall have provided Lender with all financial statements as described in subsection (i)(i) above; provided that the fiscal year and interim periods for which such financial statements shall be provided shall be determined as of such Offering Document Date.

     (k) If requested by Lender, Borrowers shall provide Lender, promptly upon request (but in no event later than the time periods set forth in Section 5.1.10(i) hereof), with summaries of the financial statements referred to in
Section 5.1.10(i) hereof if, at the time a Disclosure Document is being prepared for a Securitization, it is expected that the principal amount of the Loan and any Affiliated Loans at the time of Securitization may, or if the principal amount of the Loan and any Affiliated Loans at any time during which the Loan and any Affiliated Loans are included in a Securitization does, equal or exceed 10% (but is less than 20%) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in a Securitization. Such summaries shall meet the requirements for "summarized financial information," as defined in Section 210.1 02(bb) of Regulation S-X, or such other requirements as may be determined to be necessary or appropriate by Lender.

     (l)  All financial statements provided by Borrowers hereunder pursuant to
Section 5.1.10(i)(i) and (k) hereof shall be prepared in accordance with GAAP, and shall meet the requirements of Regulation S-X and other applicable legal requirements. All financial statements referred to in Subsections 5.1.10(i)(i) and 5.1.10(i)(iii) above shall be audited by independent accountants of Borrower acceptable to Lender in accordance with Regulation S-X and all other applicable legal requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation S-X and all other applicable legal requirements, and shall be further accompanied by a manually executed written consent of the independent accountants, in form and substance acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such independent accountants and the reference to such independent accountants as "experts" in any Disclosure Document and Exchange Act Filing, all of which shall be provided at the same time as the related financial statements are required to be provided. All financial statements (audited or unaudited) provided by Borrowers under this Section
5.1.10 shall be certified by the chief financial officer or administrative member of Borrowers, which certification shall state that such financial statements meet the requirements set forth in the first sentence of this Section 5.1.10(l).

     (m) If requested by Lender, Borrowers shall provide Lender, promptly upon request, with any other or additional financial statements, or financial, statistical or operating information, as Lender shall determine to be required pursuant to Regulation S-X or any amendment, modification or replacement thereto or other legal requirements in connection with any Disclosure Document or any Exchange Act filing in connection with or relating to a Securitization or as shall otherwise be reasonably requested by the Lender.

     (n) In the event Lender determines, in connection with a Securitization, that the financial statements required in order to comply with Regulation S-X or other legal requirements are other than as provided herein, then notwithstanding the provisions of Sections 5.1.10(i), (k) and (l) hereof, Lender may request, and Borrowers shall promptly provide, such combination of Acquired Property Statement and/or Standard Statements or such other financial statements as Lender determines to be necessary or appropriate for such compliance.

     (o) The term "Affiliated Loans" shall mean a loan made by Lender or Mortgage Lender to a parent, subsidiary or such other entity affiliated with Borrowers, any Indemnitor or any Guarantor.

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     (p)  Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form, (ii) on a diskette (to the extent available with reasonable efforts), and (iii) if requested by Lender and within the capabilities of each Borrowers' data systems without change or modification thereto, in electronic form, and prepared using a Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files).

     (q) Each Borrower agrees that Lender may forward to each purchaser, transferee, assignee, servicer, participant, or investor in all or any portion of the Loan or any Securities (collectively, the "Investor") or any Rating Agency rating such participations and/or Securities and each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to such Borrower, its Related Mortgage Borrower, any Guarantor, any Indemnitor and the Related Property, whether furnished by Borrower, its Related Mortgage Borrower, any Guarantor, any Indemnitor(s) or otherwise, as Lender determines necessary or desirable. Each Borrower irrevocably waives any and all rights it may have under any Applicable Laws to prohibit such disclosure, including but not limited to any right of privacy.

     5.1.11 Business and Operations

     Each Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, management and operation of the Collateral. Each Borrower will remain in good standing under the laws of each jurisdiction the extent required for the ownership, management and operation of the Collateral. Each Borrower will cause its Related Mortgage Borrower to continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, management, maintenance and operation of the Related Property. Each Borrower will cause its Related Mortgage Borrower to remain in good standing under the laws of each jurisdiction the extent required for the ownership, management, maintenance and operation of the Related Property.

     5.1.12 Costs of Enforcement

     In the event (a) that any of Security Instruments encumbering any Collateral is foreclosed or realized upon in whole or in part or that any such Security Instrument is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to any such Security Instrument encumbering any Collateral in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of any Borrower or any of its constituent Persons or an assignment by such Borrower or any of its constituent Persons for the benefit of its creditors, each Borrower, its successors or assigns, shall be chargeable with and agrees to pay all reasonable costs of collection and defense, including reasonable attorneys' fees and costs, incurred by Lender or such Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

     5.1.13 Estoppel Statement; Franchisor Estoppel.

     (a) After written request by Lender, Borrowers shall within fifteen (15) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the Applicable Interest Rate of the Note, (iv) the date installments of interest and/or principal were last paid,
(v) any then known offsets or defenses to the payment of the Debt, if any, and
(vi) that the Note, this Agreement, the Security

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Instruments and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

     (b) Each Borrower shall cause a copy of any tenant estoppel certificates obtained from each commercial tenant leasing space at the Related Property to be delivered to Lender.

     (c) After written request by Borrowers, Lender shall furnish to Borrowers within fifteen (15) days, a statement setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the Applicable Interest Rate, (iv) the amount of Reserve Funds held by Lender, if any, (iv) that the Loan Documents have not been modified (or, listing such modifications, if applicable), (v) that there are no currently outstanding notices of Default sent to Borrower (or listing such notices, if applicable) and (vi) the date the last installment of principal and interest has been paid.

     (d) Borrower shall use its commercially reasonable efforts, promptly upon request of Lender, to deliver an estoppel certificate from each Franchisor stating that (i) the Franchise Agreement is in full force and effect and has not been modified, amended or assigned, (ii) neither Franchisor nor the Related Mortgage Borrower is in default under any of the terms, covenants or provisions of the Franchise Agreement and Franchisor knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under the Franchise Agreement, (iii) neither Franchisor nor the Related Mortgage Borrower has commenced any action or given or received any notice for the purpose of terminating the Franchise Agreement and (iv) all sums due and payable to Franchisor under the Franchise Agreement have been paid in full.

     5.1.14 Loan Proceeds

     Borrowers shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4. Borrowers shall cause Mortgage Borrowers to use the proceeds of the Mortgage Loan in accordance with the provisions thereof.

     5.1.15 Performance by Borrower

     Each Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, such Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, such Borrower without the prior written consent of Lender.

     5.1.16 Confirmation of Representations

     Each Borrower shall deliver, in connection with any Securitization, (a) one or more Officer's Certificates certifying as to the accuracy of all representations made by such Borrower in the Loan Documents as of the date of the closing of such Securitization in all relevant jurisdictions (or if any such representations are no longer true, providing an explanation as to the reason for such untruth), and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of such Borrower and Principal as of the date of the Securitization.

     5.1.17 Leasing Matters

     (a) With respect to the Related Property, each Borrower shall not, without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed, permit, enter into and, except to the extent required pursuant to the terms of an existing Material Lease, renew,

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extend, amend, modify, waive any provisions of, terminate, reduce rents under, accept a surrender of space thereunder, or shorten the term of, any Material Lease or any instrument guaranteeing or providing credit support for a Material Lease or permit, cause or suffer Mortgage Borrower to do any of the foregoing. Notwithstanding the foregoing, Borrower shall be permitted to cause the Related Mortgage Borrower to enter into a lease for the restaurant space at the Bel Age Hotel without Lender's prior written consent provided (i) Borrower provides Lender with written notice of its intent to cause the Related Mortgage Borrower to enter into a lease for the restaurant space at least thirty (30) days prior to the execution of any such lease, (ii) no Event of Default has occurred and is continuing, (iii) the proposed lease is an arms length transaction with the bona-fide independent third party, (iv) the proposed lease will not have a material adverse affect on the Bel Age Hotel, (v) the lease taken as a whole provides for rental rates and terms comparable to existing local rates and terms provided, however, Lender acknowledges that Borrower may cause the Related Mortgage Borrower to enter into a rental structure with the proposed tenant providing for no base rent and a stepped up percentage rent calculated as a percentage of gross income, net profit or net cash flow provided, further, that the total rent due under such proposed lease when taken as a whole will be on market terms; and (vi) Borrower provides Lender with a copy of the fully executed Lease promptly upon execution of same.

     (b)  Each Borrower shall, and shall cause its Related Mortgage Borrower,
(i) to observe and perform all the obligations imposed upon the lessor under the Material Leases and not do or permit to be done anything to impair the value of any of the Material Leases as security for the Debt; (ii) promptly to send copies to Lender of all notices of default or other material matters which such Borrower or its Related Mortgage Borrower shall send or receive thereunder,
(iii) to enforce all of the material terms, covenants and conditions contained in the Material Leases upon the part of the tenant thereunder to be observed or performed in a commercially reasonable manner (except for termination of a Lease which shall require Lender's prior approval, which approval shall not be unreasonably withheld, conditioned or delayed); (iv) except as set forth on
Schedule XIX attached hereto and made a part hereof, not to collect any of the Rents more than one (l) month in advance (except security deposits shall not be deemed Rents collected in advance); (v) not to execute any other assignment of the lessor's interest in any of the Leases or the Rents; and (vi) not to consent to any assignment of or subletting under any Material Leases not in accordance with their terms, without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed. Lender shall not unreasonably withhold, condition or delay approval of the execution of any subordination and non-disturbance or similar recognition agreement requested by any tenant under a Lease provided (i) Lender has approved such Lease, which approval shall not be unreasonably withheld, conditioned or delayed and (ii) such agreement is in form, scope and substance reasonably acceptable to Lender. To the extent Lender's prior written approval is required pursuant to this
Section 5.1.17, Lender shall have fifteen (15) calendar days from receipt of written request and any and all reasonably required information and documentation relating thereto in which to approve or disapprove such request, provided, such request to Lender is marked in bold lettering with the following language: "LENDER'S RESPONSE IS REQUIRED WITHIN FIFTEEN (15) CALENDAR DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER" and the envelope containing the request must be marked "PRIORITY". In the event Lender fails to respond to the information and proposed documentation within such time, Lender's approval shall be deemed given. Borrower shall be required to provide Lender with such information and documentation as may be reasonably required by Lender, including without limitation, lease comparables and other market information. Should Lender fail to approve any such request, Lender shall give Borrower written notice setting forth in reasonable detail the basis for such disapproval.

     (c) Borrower may cause Mortgage Borrower, without the consent of Lender, to amend, modify or waive the provisions of any Lease or terminate, reduce rents under, accept a surrender of space under, or shorten the term of, any Lease (including any guaranty, letter of credit or other credit support with

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respect thereto) provided that such Lease is not a Material Lease and that such action (taking into account, in the case of a termination, reduction in rent, surrender of space or shortening of term, the planned alternative use of the affected space) does not have a material adverse effect on the value of the applicable Property taken as a whole, and provided that such Lease, as amended, modified or waived, is otherwise in compliance with the requirements of this Agreement, the Mortgage Loan Agreement and the Condominium Documents. A termination of a Lease (other than a Material Lease) with a tenant who is in default beyond applicable notice and grace periods shall not be considered an action which has a material adverse effect on the value of the applicable Property taken as a whole. Any amendment, modification, waiver, termination, rent reduction, space surrender or term shortening which does not satisfy the requirements set forth in this Subsection shall be subject to the prior written approval of Lender, not to be unreasonably withheld, conditioned or delayed and at Borrower's expense. At Lender's request, Borrower shall promptly deliver to Lender copies of all Leases, amendments, modifications and waivers which are entered into pursuant to this Section 5.1.17(c) together with Borrower's certification that it has satisfied all of the conditions of this Section 5.1.17(c).

     (d) Subject to the rights of Mortgage Lender under the Mortgage Loan Documents, upon the occurrence and during the continuance of an Event of Default, to the extent permitted by law, each Borrower shall promptly cause to be deposited with Lender any and all monies representing security deposits under the Leases, whether or not such Borrower or its Related Mortgage Borrower actually received such monies (the "Security Deposits"). Lender shall hold the Security Deposits in accordance with the terms of the respective Lease, and shall only release the Security Deposits in order to return a tenant's Security Deposit to such tenant if such tenant is entitled to the return of the Security Deposit under the terms of the Lease and is not otherwise in default under the Lease. To the extent required by Legal Requirements, Lender shall hold the Security Deposits in an interest bearing account selected by Lender in its sole discretion. In the event Lender is not permitted by law to hold the Security Deposits, Borrower shall cause the Security Deposits to be deposited into an Eligible Account. Anything herein to the contrary notwithstanding, Lender's rights under this Section 5.1.17 shall be subject and subordinate to Mortgage Lender's rights pursuant to the Mortgage Loan Documents.

     (e) Except as otherwise permitted herein, no warrants, stock options or similar rights in any tenant at any Property or any Affiliate thereof, any licensee or any other Person providing any services related to or for the benefit of a Property may be granted to Borrower, Mortgage Borrower or Pledgor or their respective Affiliates in connection with any lease or in connection with any Property unless, subject to the rights of Mortgage Lender, Lender or Mortgage Lender receives a perfected security interest in such warrants, stock options or similar rights as security for the Debt or the Mortgage Debt.

     5.1.18 Management Agreement

     (a) The Improvements on the Properties are operated under the terms and conditions of the respective Management Agreement or Replacement Management Agreement as applicable. Each Borrower shall cause its Related Mortgage Borrower to (i) diligently perform and observe in all material respects all of the terms, covenants and conditions of the applicable Management Agreement or Replacement Management Agreement, if applicable, on the part of such Mortgage Borrower to be performed and observed to the end that all things shall be done which are necessary to keep unimpaired the material rights of such Mortgage Borrower under the Management Agreement or Replacement Management Agreement, if applicable and
(ii) promptly notify Lender of the giving of any notice to such Mortgage Borrower of any material default by such Mortgage Borrower in the performance or observance of any of the terms, covenants or conditions of the Management Agreement or Replacement Management Agreement, if applicable on the part of such Mortgage Borrower to be performed and observed and deliver to Lender a true copy of each such notice. Each Borrower shall not, and shall not cause, permit,

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suffer to exist the surrender of the Management Agreement or Replacement
Management Agreement, if applicable, a consent to the assignment by the Manager of its interest under the Management Agreement (except as provided herein) or Replacement Management Agreement, if applicable, or a termination or cancellation of the Management Agreement or Replacement Management Agreement, if applicable, or a modification, change, supplement, alteration or amendment of the Management Agreement or Replacement Management Agreement, if applicable, in any material respect, either orally or in writing, without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed. Each Borrower hereby assigns to Lender as further security for the payment of the Debt and for the performance and observance of the terms, covenants and conditions of this Agreement, all the rights, privileges and prerogatives of Borrower to surrender the Management Agreement or Replacement Management Agreement, if applicable, or to terminate, cancel, modify, change, supplement, alter or amend the Management Agreement or Replacement Management Agreement, if applicable, in any respect, and any such surrender of the Management Agreement or Replacement Management Agreement, if applicable, or termination, cancellation, modification, change, supplement, alteration or amendment of the Management Agreement or Replacement Management Agreement, if applicable, without the prior consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed, shall be void and of no force and effect. If a Related Mortgage Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreement or Replacement Management Agreement, if applicable, on the part of such Mortgage Borrower to be performed or observed, then, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing such Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Management Agreement or Replacement Management Agreement, if applicable, on the part of such Mortgage Borrower to be performed or observed to be promptly performed or observed on behalf of such Mortgage Borrower, to the end that the rights of such Mortgage Borrower in, to and under the Management Agreement or Replacement Management Agreement, if applicable, shall be kept unimpaired and free from default. Lender and any person designated by Lender shall have, and are hereby granted, the right upon reasonable advance written notice to a Borrower and its related Mortgage Borrower to enter upon the Related Property at any time and from time to time for the purpose of taking any such action. If the Manager shall deliver to Lender a copy of any notice sent to a Mortgage Borrower of material default under the Management Agreement or Replacement Management Agreement, if applicable, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith, in reliance thereon unless such action constitutes the willful misconduct or gross negligence of Lender or Lender's agent. Each Borrower shall notify Lender if the Manager sub-contracts to a third party any or all of its management responsibilities under the Management Agreement or Replacement Management Agreement, if applicable. Each Borrower shall, from time to time, obtain from the Manager such certificates of estoppel with respect to compliance by Mortgage Borrower with the terms of the Management Agreement or Replacement Management Agreement, if applicable, as may be reasonably requested by Lender to the extent provided for in the Management Agreement or Replacement Management Agreement if the Manger is not an affiliate of Borrower. Each Borrower shall exercise or cause the exercise of each individual option, if any, to extend or renew the term of the Management Agreement or Replacement Management Agreement, if applicable upon demand by Lender made at any time within one (1) year of the last day upon which any such option may be exercised, and each Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of such Borrower, as the sole owner of the Related Mortgage Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest. Any sums expended by Lender pursuant to this paragraph shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to Lender, shall be deemed to constitute a portion of the Debt, shall be secured by the Lien of the Security Instruments and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

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     (b)  Without limitation of the foregoing but subject to the rights of the
Mortgage Lender, each Borrower, upon the request of Lender, shall cause to be terminated the Management Agreement or Replacement Management Agreement, if applicable and replace the Manager, without penalty or fee, if at any time during the Loan: (a) the Manager shall become insolvent or a debtor in any bankruptcy or insolvency proceeding, (b) provided the Manager is an Affiliated Manager, there exists a non-monetary Event of Default which remains uncured for at least thirty (30) days following written notice from Lender to Borrower of such non-monetary Event of Default (provided, however, such thirty day notice and cure period is solely for the purpose of terminating the Management Agreement and Lender reserves all rights it has upon an Event of Default pursuant to Article VIII of this Agreement including, without limitation, a foreclosure of the Security Instruments), (c) provided the Manager is an Affiliated Manager, there exists a monetary Event of Default which remains uncured, or (d) there exists a default beyond all applicable notice and grace periods by Manager under the Management Agreement or Replacement Management Agreement, if applicable. At such time as the Manager may be removed, a Qualified Manager shall assume management of the Related Property pursuant to a Replacement Management Agreement.

     (c) In the case of a Condominium Property, the Condominium is managed and operated under the terms and conditions of the Condominium Management Agreement. If at any time during the term of the Loan, (i) the Condominium Manager shall become insolvent or a debtor in any bankruptcy or insolvency proceeding, or (ii) a material default by the Condominium Manager under the Condominium Management Agreement occurs and continues beyond the expiration of any applicable cure period, Borrower, at the request of Lender, shall cause Mortgage Borrower, to the extent Mortgage Borrower has the authority to do so under the Condominium Documents and/or the Condominium Management Agreement, to direct the Condominium Board to terminate the Condominium Management Agreement and retain a Qualified Manager to manage the Condominium.

     5.1.19 Environmental Covenants

     Except for conditions that exist on the date hereof and are expressly disclosed in an Environmental Report, (a) each Borrower covenants and agrees that so long as its Related Mortgage Borrower owns, manages, is in possession of, or otherwise controls the operation of the Related Property: (i) all uses and operations on or of such Property, whether by such Borrower, such Mortgage Borrower or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (ii) there shall be no Releases of Hazardous Materials by such Borrower, such Mortgage Borrower or any Affiliate of such Borrower or such Mortgage Borrower in, on, under or from such Property and each Borrower shall use its commercially reasonable efforts, or cause commercially reasonable efforts to be used, to insure that there shall be no Releases of Hazardous Materials by any Person other than such Borrower, such Mortgage Borrower or any Affiliate of such Borrower or such Mortgage Borrower in, on, under or from such Property; (iii) there shall be no Hazardous Materials in, on, or under such Property, except those that are in compliance in all material respects with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required; (iv) such Borrower shall keep, or cause to be kept, such Property free and clear of all Liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of such Borrower, such Mortgage Borrower or any other Person (the "Environmental Liens"); (v) such Borrower shall, at its sole cost and expense, fully and expeditiously cooperate, and cause such Mortgage Borrower to fully and expeditiously cooperate, in all activities pursuant to paragraph (b) below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (vi) such Borrower shall, at its sole cost and expense, perform, and cause such Mortgage Borrower to perform, any environmental site assessment or other investigation of environmental conditions in connection with such Property, pursuant to any reasonable written request of Lender, upon Lender's reasonable belief that such Property is not in full compliance with all Environmental Laws, and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties shall be entitled to rely on such reports

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and other results thereof; (vii) such Borrower shall, at its sole cost and expense, comply, and cause such Mortgage Borrower to comply, with all reasonable written requests of Lender to reasonably effectuate remediation of any Hazardous Materials in, on, under or from such Property in order to comply with any Environmental Law; (viii) such Borrower shall use its best efforts, and cause such Mortgage Borrower to use its best efforts, to not allow any tenant or other user of such Property to violate any Environmental Law; and (ix) such Borrower shall immediately notify, and cause such Mortgage Borrower to notify, Lender in writing after receipt of written notice of (A) any material presence or Release or threatened Releases of Hazardous Materials in, on, under, from or migrating towards such Property; (B) any material non-compliance with any Environmental Laws related in any way to such Property; (C) any actual or potential Environmental Lien; (D) any required or proposed remediation of environmental conditions relating to such Property; and (E) any written notice or other communication of which such Borrower becomes aware from any source whatsoever (including but not limited to a governmental entity) relating in any way to the non-compliance of any Hazardous Materials with all applicable Environmental Laws.

In the event Lender has a reasonable belief that a Property is not in material compliance with all Environmental Laws, Lender and any other Person designated by Lender, including but not limited to any representative of a governmental entity, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right (subject to the rights of tenants and hotel guests), but not the obligation, to enter upon such Property at all reasonable times upon reasonable prior written notice to Borrower to assess any and all aspects of the environmental condition of such Property and its use, including but not limited to, conducting any reasonably necessary environmental assessment or audit (the scope of which shall be determined in Lender's sole and absolute discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing, and to take appropriate action to correct or ameliorate any material non-compliance with Environmental Laws. Each Borrower shall cooperate with, and cause its Related Mortgage Borrower to provide reasonable access to and cooperate with, Lender and any such Person designated by Lender.

     5.1.20 Alterations.

     Each Borrower shall obtain Lender's prior written consent to any material alterations to any Improvements, which consent shall not be unreasonably withheld, conditioned or delayed except with respect to alterations that could reasonably be expected to have a material adverse effect on such Borrower's financial condition, the value of the Related Property, the Collateral or the annual Net Operating Income of such Property. Notwithstanding the foregoing, provided no Event of Default has occurred and is continuing, Lender's consent shall not be required in connection with any alterations that will not have a material adverse effect on a Borrower's financial condition, the value of the Related Property, the Collateral or the Net Operating Income of the Related Property, provided that such alterations (a) are made in connection with tenant improvement work performed pursuant to the terms of any Lease executed on or before the date hereof or any Lease executed after the date hereof which is in compliance with the terms of this Agreement, (b) are made in connection with tenant improvement work performed pursuant to the terms and provisions of a Lease and not adversely affecting any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements, (c) relate solely to Equipment, or (d) together with the related costs thereof have been provided for in the Annual Budget which has been approved by Lender pursuant to the terms hereof and (i) are non-structural in nature and (ii) are budgeted to cost (including all labor and materials) less than $500,000.00. To the extent Lender's prior written approval is required pursuant to this Section 5.1.20, Lender shall have forty-five (45) calendar days from receipt of written request and any and all reasonably required information and documentation relating thereto in which to approve or disapprove such request, provided, such request to Lender is marked in bold lettering with the following language: "LENDER'S RESPONSE IS REQUIRED WITHIN FORTY-FIVE (45) CALENDAR DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A

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LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER" and the envelope containing the request must be marked "PRIORITY". In the event Lender fails to respond to the information and proposed documentation within such time, Lender's approval shall be deemed given. A Borrower shall be required to provide Lender with such information and documentation as may be reasonably required by Lender. Should Lender fail to approve any such request, Lender shall give such Borrower written notice setting forth in reasonable detail the basis for such disapproval.

     5.1.21 Performance of Other Agreements

     Each Borrower shall observe and perform, and cause its Related Mortgage Borrower to observe and perform, in all material respects each and every material term to be observed or performed by such Borrower or such Mortgage Borrower, as the case may be, pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Collateral and the Related Property to the extent that the failure to do so is reasonably likely to have a material adverse affect on either the Collateral or the Related Property.

     5.1.22 Franchise Agreement.

     The Improvements on the Properties shall be operated under the terms and conditions of the Franchise Agreement. Borrowers shall cause Mortgage Borrowers to (i) pay all sums required to be paid by Mortgage Borrower under the Franchise Agreements, (ii) diligently perform and observe in all material respects all of the terms, covenants and conditions of the Franchise Agreements on the part of Mortgage Borrowers to be performed and observed to the end that all things shall be done which are necessary to keep unimpaired the material rights of Mortgage Borrowers under the Franchise Agreements, (iii) promptly notify Lender of the giving of any notice to a Mortgage Borrower of any material default by a Mortgage Borrower in the performance or observance of any of the terms, covenants or conditions of the Franchise Agreements on the part of Mortgage Borrowers to be performed and observed and deliver to Lender a true copy of each such notice, and (iv) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditure plan, notice, report and estimate received by Mortgage Borrowers under the Franchise Agreements. Borrowers shall not, without the prior consent of Lender, not to be unreasonably withheld, conditioned or delayed, permit Mortgage Borrowers to surrender any Franchise Agreements or terminate or cancel any Franchise Agreements or modify, change, supplement, alter or amend any Franchise Agreements, in any respect, either orally or in writing, and Borrowers hereby assign to Lender as further security for the payment of the Debt and for the performance and observance of the terms, covenants and conditions of this Agreement, to the extent assignable under the Franchise Agreement, all the rights, privileges and prerogatives of Borrowers, as owners of Mortgage Borrowers, to direct the surrender of any Franchise Agreements or the termination, cancellation, modification, change, supplement, alteration or amendment of any Franchise Agreements in any respect, and any such surrender of any Franchise Agreements or termination, cancellation, modification, change, supplement, alteration or amendment of any Franchise Agreements without the prior consent of Lender, not to be unreasonably withheld, conditioned or delayed, shall be void and of no force and effect. If Mortgage Borrowers shall default in the performance or observance of any material term, covenant or condition of any Franchise Agreements on the part of Mortgage Borrowers to be performed or observed, then, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of such Franchise Agreements on the part of Mortgage Borrowers to be performed or observed to be promptly performed or observed on behalf of Mortgage Borrowers, to the end that the rights of Mortgage Borrowers in, to and under such Franchise Agreements shall be kept unimpaired and free from default. Lender and any Person designated by Lender shall have, and are hereby granted, the right to enter upon the applicable Property at any time and from time to time for the

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purpose of taking any such action. If Franchisor shall deliver to Lender a copy of any notice sent to Borrowers and/or Mortgage Borrowers of default under a Franchise Agreement, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith, in reliance thereon, unless such action constitutes the gross negligence or willful misconduct of Lender or Lender's agent. Borrowers shall, from time to time, exercise commercially reasonable efforts to obtain from Franchisors such certificates of estoppel with respect to compliance by Mortgage Borrowers with the terms of the Franchise Agreements as may be requested by Lender. Borrowers shall cause Mortgage Borrowers to exercise each individual option, if any, to extend or renew the term of the Franchises Agreement upon demand by Lender made at any time within one (1) year of the last day upon which any such option may be exercised, and Borrowers hereby expressly authorizes and appoints Lender as its attorney-in-fact to cause Mortgage Borrowers to exercise any such option in the name of and upon behalf of Mortgage Borrowers, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest. Any sums expended by Lender pursuant to this paragraph shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to Lender, shall be deemed to constitute a portion of the Debt, shall be secured by the Lien of the Security Instruments and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor. Notwithstanding anything to the contrary contained in this Section 5.1.22, upon the expiration of the term of any Franchise Agreement relating to a Non Wyndham Property, Borrower shall have the option to either (1) enter into a new Franchise Agreement with the applicable Franchisor in a form reasonably acceptable to Borrower and Lender, or
(2) convert such Non Wyndham Property into a Property operated under the flag of Wyndham or an Affiliate of Wyndham upon satisfaction of the following conditions: (a) no Event of Default shall exist, (b) Borrower shall provide Lender with at least sixty (60) days prior written notice, (c) the Related Mortgage Borrower shall enter into a management agreement with Wyndham or an Affiliate which is either (A) substantially similar in form or substance to the form of management agreement attached hereto and made a part hereof as Exhibit D or (2) is reasonably acceptable to Lender in all respects, (d) the Related Mortgage Borrower and Wyndham or the applicable affiliate shall enter into an assignment of management agreement with Lender substantially similar to the Assignment of Management Agreement entered into by the Related Mortgage Borrower, Wyndham Management Corporation or PAH Management Corporation, as applicable, and Lender on the date hereof, (e) Wyndham and any such Affiliate is not bankrupt, insolvent or the subject of (i) any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law of any similar federal or State law or (ii) any proceeding for the dissolution or liquidation of Wyndham and any such Affiliate and (f) Borrower pays for all costs and expenses incurred in connection with any such conversion including, without limitation, all reasonable costs and expenses (including, without limitation, reasonable legal fees and expenses) incurred by Lender in connection with any such conversion. The rights of Lender under this Section shall be subject to the rights of Mortgage Lender under the Mortgage Loan Documents.

     5.1.23 The Ground Lease.

     (a) Borrowers shall cause Mortgage Borrowers to (i) pay all rents, additional rents and other sums required to be paid by Mortgage Borrowers, as tenants under and pursuant to the provisions of the Ground Leases (except as otherwise provided in Section 7.4 hereof), (ii) diligently perform and observe all of the terms, covenants and conditions of the Ground Leases on the part of Mortgage Borrowers, as tenants thereunder, (iii) promptly notify Lender of the giving of any notice by a landlord under a Ground Lease to one or more Mortgage Borrowers of any default by a Mortgage Borrower, as tenant thereunder, and deliver to Lender a true copy of each such notice within five (5) Business Days of receipt and (iv) promptly notify Lender upon learning of any bankruptcy, reorganization or insolvency of a landlord under a Ground Lease or of any notice thereof, and deliver to Lender a true copy of such notice within five (5) Business Days of Mortgage Borrower's receipt. Notwithstanding the foregoing, so long as the Monthly Ground Rent Deposit is duly deposited in accordance with the Mortgage Loan Documents and no Event of Default shall have occurred and be continuing, Borrower shall be deemed to have satisfied the then-

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current obligations of clause (i) above. Borrowers shall not and shall cause
Mortgage Borrowers not to, without the prior consent of Lender, surrender any leasehold estate created by any Ground Lease or terminate or cancel any Ground Lease or modify, change, supplement, alter or amend any Ground Lease, in any material respect, either orally or in writing, and if a Mortgage Borrower shall default in the performance or observance of any material term, covenant or condition of a Ground Lease on the part of a Mortgage Borrower, as tenant thereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of the Ground Lease on the part of Mortgage Borrower to be performed or observed on behalf of Mortgage Borrower, to the end that the rights of Mortgage Borrower in, to and under such Ground Lease shall be kept unimpaired and free from default. If the landlord under a Ground Lease shall deliver to Lender a copy of any notice of default under such Ground Lease, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon, unless Lender's action constitutes gross negligence or willful misconduct. Borrowers shall, and shall cause Mortgage Borrowers to, exercise each individual option, if any, to extend or renew the term of the Ground Leases upon demand by Lender made at any time within six (6) months prior to the last day upon which any such option may be exercised, and Borrowers hereby expressly authorize and appoint Lender their attorney-in-fact to cause Mortgaged Borrowers to exercise any such option in the name of and upon behalf of Mortgage Borrowers, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.

     (b) Subleases. Notwithstanding anything contained in any Ground Lease to the contrary, Borrowers shall cause Mortgage Borrowers not to further sublet any portion of the related Property (other than as otherwise permitted hereunder) without prior written consent of Lender. Each sublease hereafter made shall provide that, (a) in the event of the termination of such Ground Lease, the lease shall not terminate or be terminable by the lessee; (b) in the event of any action for the foreclosure of the Security Instrument with respect to the related Property, the lease shall not terminate or be terminable by the subtenant by reason of the termination of the Ground Lease unless the lessee is specifically named and joined in any such action and unless a judgment is obtained therein against the lessee; and (c) in the event that the Ground Lease is terminated as aforesaid, the lessee shall attorn to the lessor under the Ground Lease or to the purchaser at the sale of the related Property on such foreclosure, as the case may be. In the event that any portion of such Property shall be sublet pursuant to the terms of this subsection, such sublease shall be deemed to be included in the Property.

     5.1.24 Covenants under the Mortgage Loan

     Each Borrower has reviewed the covenants, undertakings and obligations of its Related Mortgage Borrower to and for the benefit of Mortgage Lender contained in the Mortgage Loan Documents and such Borrower shall cause such Mortgage Borrower to perform such covenants, undertakings and obligations and such covenants, undertakings and obligations are incorporated herein by this reference as if fully set forth herein and deemed made by such Borrower for the benefit of Lender in connection with the Loan.

     5.1.25 O&M Program.

     With respect to each Property listed on Schedule VIII hereof, Borrower shall cause the Related Mortgage Borrower to enter into a contract with a licensed industrial hygienist to develop a fully documented O&M Program which Borrower shall submit within one hundred and eighty (180) days of the date hereof to Lender for its reasonable approval. Borrower further covenants and agrees to cause the Related Mortgage Borrower to implement and follow in all material respects the terms and conditions of such O&M Program during the term of the Loan, including any extension or renewal thereof. Lender's requirement that Borrower cause the Related Mortgage Borrower to develop and comply with the O&M

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Program shall not be deemed to constitute a waiver or modification of any of
Borrower's covenants and agreements with respect to Hazardous Materials or Environmental Laws.

     5.1.26 Bankruptcy.

     Borrower shall give prompt written notice to Lender of any voluntary or involuntary bankruptcy, reorganization, insolvency or similar proceeding under the Bankruptcy Code (or other applicable law) against any Restricted Party or any tenant under any Material Lease.

     5.1.27 Condominium Documents.

     In the case of each Condominium Property:

     (a) Borrower shall cause Mortgage Borrower to observe and perform in all material respects each and every material term to be observed or performed by Mortgage Borrower pursuant to the Condominium Documents.

     (b) Borrower shall cause Mortgage Borrower promptly to deliver to Mortgage Lender a true and full copy of all written notices of default received by Mortgage Borrower with respect to any obligation or duty of Mortgage Borrower under the Condominium Documents.

     (c) To the extent that any approval rights, consent rights or other rights or privileges granted to a mortgagee in the Declaration are conditioned upon such approval rights, consent rights or other rights or privileges being required or contained in any such mortgage, then such approval rights, consent rights or other rights or privileges shall be deemed to be required by this Agreement and the Loan Documents.

     (d) At Lender's request, Borrower shall cause Mortgage Borrower to deliver any notice to the Condominium Board required or permitted pursuant to Condominium Documents with respect to any material failure of the Condominium Board to comply with the terms and provisions of the Condominium Documents. Borrower shall cause Mortgage Borrower to use its commercially reasonable good faith efforts to cause the Condominium Board to comply in all material respects with all of the terms and provisions of the Condominium Documents.

     Section 5.2   Negative Covenants

     From the date hereof until payment and performance in full of all obligations of Borrowers under the Loan Documents or the earlier release of the Liens of all of the Security Instruments encumbering the Collateral in accordance with the terms of this Agreement and the other Loan Documents, each Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

     5.2.1  Liens

     Such Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of any Collateral or permit any such action to be taken, except Liens created by or permitted pursuant to the Loan Documents. Such Borrower shall cause its Related Mortgage Borrower not to create, incur, assume or suffer to exist any Lien on any portion of the Related Property or permit any such action to be taken, except: (i) Permitted Encumbrances; (ii) Liens created by or permitted pursuant to the Mortgage Loan Documents; and (iii) Liens for Taxes or Other Charges not yet due or delinquent.

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     5.2.2  Dissolution

     Except as otherwise expressly permitted hereunder, such Borrower shall not, and shall cause its Related Mortgage Borrower not to, (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership and operation of the Collateral or the Related Property, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of such Borrower or Related Mortgage Borrower, as applicable, except to the extent permitted by the Loan Documents, (d) modify, amend, waive or terminate any material provision of its organizational documents or its qualification and good standing in any jurisdiction or (e) cause the Principal to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which the Principal would be dissolved, wound up or liquidated in whole or in part, or (ii) amend, modify, waive or terminate the certificate of incorporation or bylaws of the Principal, in each case, without obtaining the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

     5.2.3  Change in Business

     Such Borrower shall not enter into any line of business other than the ownership and operation of the Collateral, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business. Such Borrower shall cause its Related Mortgage Borrower not to enter into any line of business other than the ownership and operation of the Related Property, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

     5.2.4  Debt Cancellation

     Such Borrower shall not cancel or otherwise forgive or release any claim or debt owed to such Borrower by any Person, except for adequate consideration and in the ordinary course of such Borrower's business or otherwise if such cancellation, release or forgiveness is prudent and commercially reasonable. Such Borrower shall cause its Related Mortgage Borrower not to cancel or otherwise forgive or release any claim or debt owed to such Mortgage Borrower by any Person (other than termination of Leases in accordance therewith), except for adequate consideration and in the ordinary course of such Mortgage Borrower's business or otherwise if such cancellation, release or forgiveness is prudent and commercially reasonable.

     5.2.5  Zoning

     Such Borrower shall cause not to be initiated, sought, or consented to, any zoning reclassification of any portion of the Related Property or any variance under any existing zoning ordinance or use or permit the use of any portion of the Related Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed. In addition, such Borrower shall not, nor shall it permit Mortgage Borrowers to, initiate, join in, acquiesce in, or consent to any change in any public or private restrictive covenant or easement limiting, conditioning, changing, qualifying or defining the uses which may be made of a Property or any part thereof without the prior written consent of Lender, such consent not to be unreasonably withheld, conditioned or delayed. If under applicable zoning provisions the use of all or any portion of a Property is or shall become a nonconforming use, Borrowers will not cause or permit and shall cause Mortgage Borrower to not cause or permit the nonconforming use to be discontinued or

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abandoned without the express written consent of Lender, such consent not to be unreasonably withheld, conditioned or delayed.

     5.2.6  No Joint Assessment

     Such Borrower shall cause not to be suffered, permitted or initiated the joint assessment of the Related Property with (a) any other real property constituting a tax lot separate from the Related Property, or (b) any portion of the Related Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Related Property.

     5.2.7  Principal Place of Business

     Such Borrower shall not change its principal place of business set forth in
Schedule XX without first giving Lender thirty (30) days prior written notice. Such Borrower shall not change the place of its organization as set forth in
Section 4.1.21 without the consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed. Upon Lender's request, such Borrower shall execute and deliver and/or authorize additional financing statements, security agreements and other instruments which may be reasonably necessary to effectively evidence or perfect Lender's security interest in the Collateral as a result of such change of place of business or place of organization.

     5.2.8  ERISA

     (a) Such Borrower shall not engage in any transaction, and shall not permit, cause or suffer to exist the engagement of its Related Mortgage Borrower in any transaction, which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

     (b) Such Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, and represents and covenants that (A) no such Borrower nor its Related Mortgage Borrower is or does maintain an "employee benefit plan" as defined in Section 3(32) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of
Section 3(3) of ERISA; (B) no such Borrower nor its Related Mortgage Borrower is subject to State statutes regulating investments and fiduciary obligations with respect to governmental plans; (C) one or more of the following circumstances is true: (i) equity interests in such Borrower are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2); (ii) less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R.Section 2510.3-101(f)(2); or (iii) such Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101 (c) or (e); and (D) one or more of the following circumstances is true: (i) equity interests in such Related Mortgage Borrower are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2); (ii) less than twenty-five percent (25%) of each outstanding class of equity interests in such Mortgage Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R.Section 2510.3-101(f)(2); or (iii) such Mortgage Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101 (c) or
(e).

     5.2.9  Affiliate Transactions

     Other than the Management Agreements and as expressly provided in Section
4.1.22 hereof, such Borrower shall not enter into, or be a party to, or permit its Related Mortgage Borrower to enter into, or

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be a party to, any transaction with an Affiliate of a Borrower or a Mortgage
Borrower or any of the partners of a Borrower or a Mortgage Borrower except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to such Borrower, its Related Mortgage Borrower or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party.

     5.2.10 Assets

     Such Borrower shall not purchase or own any property other than the Collateral. Such Borrower shall cause its Related Mortgage Borrower not to purchase or own any property other than the Related Property.

     5.2.11 Debt

     Such Borrower shall not create, incur or assume any Indebtedness other than the Debt except to the extent permitted hereby. Such Borrower shall cause its Related Mortgage Borrower not to create, incur or assume any Indebtedness other than the Mortgage Loan or as permitted under the Mortgage Loan Documents.

     5.2.12 Transfers

     (a) Such Borrower shall not sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) any Collateral or any part thereof or any legal or beneficial interest therein or in its Related Mortgage Borrower or permit a Sale or Pledge of an interest in any Restricted Party (collectively, a "Transfer") without (i) the prior written consent of Lender and (ii) if a Securitization has occurred or is pending within thirty (30) days, delivery to Lender of written confirmation from the Rating Agencies that the Transfer will not result in the downgrade, withdrawal or qualification of the then current ratings assigned to any Securities or the proposed rating of any Securities. Such Borrower shall not cause, permit or suffer to exist the sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of options with respect to, or other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) its Related Property or any part thereof or any legal or beneficial interest therein without the prior written consent of Lender, except as may be otherwise expressly permitted in this Agreement.

     (b) A Transfer shall include, but not be limited to: (i) an installment sales agreement wherein a Borrower agrees to sell the Collateral or any part thereof, or a Mortgage Borrower agrees to sell a Property, for a price to be paid in installments; (ii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation's stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interests or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if there is no managing member, any member) or the Sale or Pledge of the membership interest of a managing member or non-member manager (or if there is no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests; or (vi) if a Restricted Party is a trust or nominee trust, any merger,

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consolidation or the Sale or Pledge of the legal or beneficial interest in a
Restricted Party or the creation or issuance of new legal or beneficial interests.

     (c) Notwithstanding the provisions of Section 5.2.12(a) and (b) hereof, the following transfers shall not be deemed a Transfer, provided that in each case the transferee complies with the provisions of Section 4.1.22 hereof: (i) a transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party; (ii) the Sale or Pledge, in one or a series of transactions, of not more than forty-nine percent (49%) of the stock in a Restricted Party; provided, however, no such transfers shall result in the change of voting control in the Restricted Party, and as a condition to each such transfer, Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer, (iii) the Sale or Pledge, in one or a series of transactions, of not more than forty-nine percent (49%) of the limited partnership interests or non-managing membership interests (as the case may be) in a Restricted Party; provided, however, as a condition to each such transfer, Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer, (iv) transfers, issuances, pledges and redemptions of stock in Wyndham (and its successors), so long as (A) Wyndham (or any such successor) is (or is controlled by) a Public Company and (B) the surviving entity is primarily involved in, or has a significant business line involving, the ownership and operation of real estate similar to the Properties, (v) the merger or consolidation of Wyndham (or its successors), provided that the surviving entity of such merger or consolidation is (or is controlled by) (A) a Public Company (B) primarily involved in, or has a significant business line involving, the ownership or operation of real estate similar to the Properties, and (C) the surviving entity complies with the terms and conditions of the Settlement Agreement and establishes a reserve with Lender in an amount equal to the estimated cost of preparing, implementing and completing the property improvement plan that would be required pursuant to the Settlement Agreement as a result of such merger or consolidation, (vi) the granting of easements, cross-easements, agreements, restrictions, reservations and rights in the ordinary course of business for use, access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities or for other similar purposes, provided that no such easements, agreements, restrictions or rights shall materially impair the utility and/or operation of a Property or any Borrower's ability to repay the Debt as it becomes due, (vii) transfers of direct or indirect interests in any Borrower or Principal to Affiliates of Wyndham (or its successors) provided that after such transfers such Borrower and Principal are controlled, directly or indirectly, by Wyndham (or its successors), and (viii) pledges of direct and indirect interests in Borrower and Mortgage Borrower to Lender as collateral for the Loan and the exercise by Lender of its remedies under the Loan Documents. In addition, on a one time basis, Wyndham may merge or consolidate with a public or private entity in which the surviving entity is not and is not controlled by a Public Company provided that (a) after such merger, each Borrower and Principal shall continue to comply with the terms of Section 4.1.22 hereof, (b) such merger or consolidation is to a Qualified Transferee, (c) the surviving entity is primarily involved in, or has a significant business line involving, the ownership and operation of real estate similar to the Properties and (d) the surviving entity complies with the terms and conditions of the Settlement Agreement and establishes a reserve with Lender in an amount equal to the estimated cost of preparing, implementing and completing the property improvement plan that would be required pursuant to the Settlement Agreement as a result of such merger or consolidation. In connection with any transfer or merger permitted under this Section 5.2.12, Borrower shall deliver an Additional Insolvency Opinion if, after such transfer or merger, more than 49% of any direct legal or beneficial interest in Borrower (or in any constituent entity of Borrower that is required to comply with the terms of
Section 4.1.22 hereof) is owned by a new or successor entity. Such Additional Insolvency Opinion shall be reasonably acceptable to (A) Lender, prior to a Securitization or (B) the Rating Agencies, if a Securitization has occurred. Notwithstanding anything to the contrary contained herein, pledges and hypothecations of indirect equity interests in Borrower shall be permitted provided (I) Wyndham (or its successor) maintains control of, and holds beneficial direct or indirect ownership interests of not less than fifty-one percent (51%) of the membership interests or partnership interests, as applicable, in, each entity comprising Borrower, (II) any such pledges or hypothecations are in connection

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with that certain Credit Agreement between Wyndham (or its successors) and The
Chase Manhattan Bank dated June 30, 1999, as amended or another credit agreement with an Institutional Lender or a public bond offering to prepay or refinance in full or in part any such credit facility which Institutional Lender or bondholders (or the trustee on their behalf), as applicable shall be making or holding a loan to Wyndham or its successor or its Affiliates (other than Borrower or Principal), and (III) such pledges and hypothecations of indirect interests in a Borrower are subject and subordinate to such Borrower's pledge of the Collateral as security for the Loan. A foreclosure sale (or transfer in lieu thereof) of any such pledge or hypothecation to The Chase Manhattan Bank, or another Institutional Lender as collateral agent for syndicate lenders or another Institutional Lender, or the bond trustee, shall be permitted provided
(1) Lender is given at least sixty (60) days prior written notice of the proposed foreclosure sale or transfer in lieu thereof; (2) the transferee is a reputable entity or person, creditworthy, with sufficient financial worth considering any obligations assumed and undertaken with respect to the Loan, as evidenced by financial statements and other information reasonably requested by Lender; (3) the Properties at all times shall continue to be managed by a Qualified Manager, and (4) any and all such entities will comply with all of the requirements set forth in the Note, this Agreement, the Security Instruments and the other Loan Documents.

     (d)  Anything herein to the contrary notwithstanding, a Transfer under
Section 5.2.12(c)(iv) or (v) which results in a change of voting control of Wyndham (or its successors) must be to a Qualified Transferee, in which case Lender's consent thereto will not be required. In the event of a change of voting control of Wyndham (or its successors) by reason of a transfer under
Section 5.2.12(c)(iv) or (v) other than to a Qualified Transferee, Lender's consent will be required. If Lender does not consent and the proposed transfer is to take place within the Lockout Period, Lender will permit prepayment of the Loan (notwithstanding that the prepayment will occur during Lockout Period) provided that Borrower pays: (i) all accrued interest through the end of the month in which prepayment occurs, (ii) the entire outstanding principal balance,
(iii) the full Additional Interest (to the extent not previously paid), and (iv) the LIBOR Spread Maintenance

     (e) Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer without Lender's consent to the extent required hereunder. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer. Notwithstanding anything to the contrary contained in this Section 5.2.12, (a) no transfer (whether or not such transfer shall constitute a Transfer) shall be made to any Prohibited Person and (b) in the event any transfer (whether or not such transfer shall constitute a Transfer) results in any Person owning in excess of forty-nine percent (49%) of the ownership interest in a Restricted Party, Borrower shall, prior to such transfer, deliver an updated Insolvency Opinion to Lender, which opinion shall be in form, scope and substance reasonably acceptable in all respects to Lender and the Rating Agencies.

     (f) Notwithstanding anything to the contrary contained in this Section 5.2.12, following the Lockout Period, Lender's consent shall not be required for the financing of personal property, including, without limitation, furniture, fixtures and equipment owned or to be purchased by a Borrower or Mortgage Borrower that is used in connection with the operation of the Related Property ("Equipment"), provided Lender has received prior written notification of such Borrower's intent to finance such Equipment, and provided, further, that (i) any such financing is subject to commercially prudent terms and conditions and at a market rate of interest, (ii) the Equipment financed is readily replaceable without material interference or interruption to the operation of the Properties as required pursuant to the provisions of this Agreement and the Mortgage Loan Documents, and (iii) the aggregate principal amount of such financing for Equipment located on or used in connection with each Property is at all times less than the amount set forth on Schedule VII attached hereto and made a part hereof for each such Property

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("Permitted FF&E Financing") and (iv) the financing does not create a lien on any Properties other than the Equipment financed.

     5.2.13 INTENTIONALLY OMITTED.

     5.2.14 INTENTIONALLY OMITTED..

     5.2.15 Misapplication of Funds.

     Borrower shall not, and shall cause Mortgage Borrower not to, distribute any Property revenues or loss proceeds in violation of the provisions of the Loan Documents, misappropriate any Security Deposit or portion thereof, or make any Distributions in violation of the provisions of the Loan Documents.

     5.2.16 Condominium Restrictions.

     With respect to each Condominium Property, Borrower shall not permit Mortgage Borrower, except with the prior written consent of the Lender, to: (a) institute any action or proceeding for partition of the Condominium Property;
(b) vote for or consent to any material modification of, or material amendment to or material relaxation in the enforcement of the Condominium Documents or the termination of the Condominium; and (c) in the event of damage to or destruction of the Condominium Property, vote not to repair, restore or rebuild the same if Mortgage Borrower shall have such a voting right.

     VI.  INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS

     Section 6.1   Insurance

     (a) Each Borrower, at its sole cost and expense, shall cause to be obtained and maintained at least the following coverages for the Related Property during the entire term of the Loan, for the mutual benefit of Mortgage Lender, such Borrower, such Related Mortgage Borrower, Lender, and the Related
Property:

          (i) comprehensive all risk insurance on the Improvements and the Personal Property, in each case (ii) in an amount equal to 100% of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the outstanding principal balance of the Note allocable to each Property; (iii) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (iv) providing for no deductible in excess of $100,000; and (v) providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements together with an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of the Related Property shall at any time constitute legal nonconforming structures or uses. The Full Replacement Cost shall be redetermined from time to time (but not more frequently than once in any twenty (24) calendar months) at the request of Lender by an appraiser or contractor designated and paid by Borrower and approved by Lender, or by an engineer or appraiser in the regular employ of the insurer. After the first appraisal, additional appraisals may be based on construction cost indices customarily employed in the trade. No omission on the part of Lender to request any such ascertainment shall relieve Borrower of any of its obligations under this Subsection. Notwithstanding clause (iv) of this Section 6.1(a)(i) to the contrary, (1) with respect to comprehensive all risk insurance required by this Section 6.1(a)(i), Borrower shall be permitted

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     to maintain a deductible of no more than $500,000.00 (the "Maximum
     Deductible") provided Borrower delivers to Lender a Letter of Credit in an amount equal to the difference between the Maximum Deductible and $100,000.00, which Letter of Credit shall be held by Lender as additional collateral for the Loan and Borrower shall have no right to request that Lender draw on the Letter of Credit, (2) with respect to windstorm coverage, Borrower shall be permitted to maintain a deductible equal to 2% of the coverage provided by the Policy for the Related Property and (3) with respect to earthquake coverage, Borrower shall be permitted to maintain a deductible equal to (a) 5% of the coverage provided by the Policy for any Property located in California, and (b) 2% of the coverage provided by the Policy for all other Properties.

          (ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about such Property, including "Dram Shop" or other liquor liability coverage if alcoholic beverages are sold from or may be consumed at such Property, such insurance (A) to be on the so-called "occurrence" form with a combined single limit of not less than $15,000,000 (and if in a blanket policy, containing an "Aggregate Per Location" endorsement); (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; and (5) contractual liability covering the indemnities contained in Article 10 of the Security Instruments that comprise the Mortgage Loan Documents to the extent the same is available;

          (iii) business interruption/loss of rents insurance (A) with loss payable to Lender subject, however, to the rights of Mortgage Lender; (B) covering all risks required to be covered by the insurance provided for in
     Section 6.1(a)(i); (C) in an amount equal to 100% of the projected gross revenue from the Related Property (on an actual loss sustained basis) for a period of eighteen (18) months. The amount of such loss of rents insurance shall be determined prior to the date hereof and at least once each year thereafter based on the greatest of: (x) such Borrower's reasonable estimate of the gross revenue from such Property (y) the estimate of gross revenue set forth in the Annual Budget; and (z) the highest gross income received during the term of the Note for any full calendar year prior to the date the amount of such insurance is being determined, for the succeeding twenty-four month period; and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and the Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of eighteen (18) months from the date that the applicable Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period.. All insurance proceeds payable to Lender pursuant to this Section 6.1(a)(iii) shall be held by Lender and shall be applied to the obligations secured hereunder from time to time due and payable hereunder and under Note and of this Agreement; provided, however, that nothing herein contained shall be deemed to relieve Borrowers of their Obligations secured hereunder on the respective dates of payment provided for in this Agreement except to the extent such amounts are actually paid out of the proceeds of such loss of rents insurance provided, however, any sums not applied by Lender pursuant to this subsection 6.1(a)(iii) shall be returned to Borrower; and (E) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and the Personal Property has been repaired, the continued loss of income will be insured until such income returns to the same level it was prior to the loss, or the expiration of eighteen (18) months from the date of the loss, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. Notwithstanding the foregoing, following the payment of all sums that are then due and payable under the Note, this

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     Agreement and the other applicable Loan Documents, Lender shall disburse to
     Borrowers any remaining proceeds from business interruption insurance obtained under this Section 6.1(a)(iii);

          (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in Section 6.1(a)(i) written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to
     Section 6.l(a)(i), (3) including permission to occupy such Property, and
     (4) with an agreed amount endorsement waiving co-insurance provisions;

          (v) workers' compensation, subject to the statutory limits of the State in which such Property is located, and employer's liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease aggregate in respect of any work or operations on or about such Property, or in connection with such Property or its operation (if applicable);

          (vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the insurance required under Section 6.1(a)(i) hereof;

          (vii) if any portion of the Improvements is at any time located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law (the "Flood Insurance Acts"), flood hazard insurance in an amount equal to the lesser of (A) the principal balance of the Allocated Loan Amount for the Related Property, and (B) the maximum limit of coverage available for such Property under the Flood Insurance Acts;

          (viii) earthquake, sinkhole and mine subsidence insurance, if required by Lender in amounts equal to one time (1x) the probable maximum loss of each Property as determined by Lender in its sole discretion and in form and substance satisfactory to Lender, provided that the insurance pursuant to this Section 6.1(a)(viii) hereof shall be on terms consistent with the all risk insurance policy required under Section 6.1(a)(i) hereof;

          (ix) umbrella liability insurance in an amount not less than ONE HUNDRED MILLION AND 00/100 DOLLARS ($100,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under Section (ii) above;

          (x) a blanket fidelity bond and errors and omissions insurance coverage insuring against losses resulting from dishonest or fraudulent acts committed by (A) such Borrower's and its Related Mortgage Borrower's personnel; (B) any employees of outside firms that provide appraisal, legal, data processing or other services for such Borrower or such Mortgage Borrower or (C) temporary contract employees or student interns;

          (xi) terrorism insurance covering loss or damage incurred as a result of an act of terrorism (including bio-terrorism, if commercially available ) or similar acts of sabotage, in an amount of not less than an amount equal to the full insurable value of the Improvements and the Personal Property;

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          (xii)  upon sixty (60) days prior written notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to such Property located in or around the region in which such Property is located;

          (xiii) to the extent not covered in clauses (i) through (xii) above, such other insurance as may from time to time be reasonably required by Lender in order to protect such Property and Lender's interests in the Collateral; and

          (xiv) to the extent not already required by Lender in accordance with the foregoing, such Borrower shall cause its Related Mortgage Borrower to obtain any additional coverage required by Mortgage Lender in accordance with the Mortgage Loan Documents.

Notwithstanding the foregoing provisions, in connection with any Condominium Property, to the extent that the Condominium Board maintains a "master" or "blanket" policy (the "Condominium Board Policy") on the Condominium Property which provides insurance coverage in the amounts, for the periods, by companies and against the hazards described in this 6.1, including fire and hazards included within the term "extended coverage", and is otherwise in form and substance reasonably satisfactory to Lender, then Borrower's obligation under this Section 6.1 to maintain hazard insurance coverage on the Condominium Property shall be deemed satisfied to the extent that the required coverage is provided by the Condominium Board Policy. To the extent that the Condominium Board Policy does not provide the coverage required under this Section 6.1, or the coverage is not issued by a Qualified Insurer, Borrower shall cause the Condominium Board to provide such coverage, or Borrower shall provide additional insurance coverage from a Qualified Insurer necessary to provide the coverage required under this Section 6.1 by means of an umbrella policy, a "wrap" policy, reinsurance with cut-through endorsements or other insurance reasonably satisfactory to Lender (such insurance coverage, collectively, the "Borrower Policy").

          All insurance provided for in Section 6.1 (a) hereof shall be obtained under valid and enforceable policies (including, if applicable, the Condominium Board Policy) (the "Policies" or in the singular, the "Policy"), in such forms and, from time to time after the date hereof, in such amounts as may be reasonably satisfactory to Lender, issued by financially sound and responsible insurance companies authorized to do business in the State in which each Property is located and approved by Lender. The insurance required pursuant to Section 6.1(a) above may be with a syndicate of insurers through which at least (A)(i) 40% of the coverage is provided by carriers having a claims paying ability rating by S&P not lower than AA-, (ii) 85% of the coverage is provided by carriers having a claims paying ability rating by S&P not lower than A- and (iii) 100% of the coverage is provided by carriers having a claims paying ability rating by S&P not lower than BBB- and (B)(i) 60% of the coverage is provided by carriers having a claims paying ability rating by Moody's not lower than A2 and (ii) 100% of the coverage is provided by carriers having a claims paying ability rating by Moody's not lower than Baa3 (each such insurer shall be referred to below as a "Qualified Insurer"). For purposes of the immediately preceding sentence, when an insurance company is rated only by S&P or only by Moody's, then only such rating shall be applicable. Not less than thirty (30) days prior to the expiration dates of the Policies theretofore furnished to Lender pursuant to Section 6.1(a), Borrower shall deliver certified copies of the Policies marked "premium paid" or accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the "Insurance Premiums"), provided, however, that in the case of renewal Policies, Borrower may furnish Lender with binders therefor to be followed by certificates of insurance. If Borrower's insurers or reinsurance carriers fail to provide or maintain such ratings, Borrower may satisfy the ratings requirement of this Section by providing to Lender a "cut-through" endorsement in form and substance approved by Lender, which

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     approval shall not be unreasonably withheld, conditioned or delayed, issued by an insurer with at least an "AA-" rating by S&P.

     (b) Except to the extent required pursuant to Section 6.1(a) hereof, Borrower shall not obtain any umbrella or blanket liability or casualty Policy, unless such Policy shall specifically allocate to each Property the amount of coverage required thereunder and shall otherwise provide the same protection as would a separate Policy insuring only such Property in compliance with the terms of Section 6.1(a) hereof.

     (c) All Policies provided for or contemplated by Section 6.1(a) hereof, including, without limitation, the Condominium Board Policy (to the extent not prohibited by the Condominium Policy), except for the Policy referenced in
Section 6.1(a)(v), shall name Mortgage Borrower as the insured and Borrower, Lender and Mortgage Lender as additional insured, as their respective interests may appear, and in the case of property damage, boiler and machinery, and flood insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

     (d) All Policies provided for in Section 6.1(a) hereof, including, without limitation, the Condominium Board Policy (to the extent not prohibited by the Condominium Documents), shall contain clauses or endorsements to the effect that:

          (i) no act or negligence of Borrower, its Related Mortgage Borrower or anyone acting for Borrower or its Related Mortgage Borrower, or of any tenant under any Lease or other occupant, or failure to comply with the provisions of any Policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

          (ii) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or cancelled without at least 30 days' written notice to Lender and any other party named therein as an additional insured; and

          (iii) each Policy shall provide that the issuers thereof shall give written notice to Lender if the Policy has not been renewed thirty (30) days prior to its expiration; and

          (iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

     (e) Upon written request by Lender, Borrower shall furnish to Lender, on or before thirty (30) days after the close of each of Borrower's fiscal years, an Officer's Certificate certifying of the amounts of insurance maintained in compliance herewith, of the risks covered by such insurance and of the insurance company or companies which carry such insurance and, if requested by Lender, verification of the adequacy of such insurance by an independent insurance broker or appraiser acceptable to Lender.

     (f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right to take such action as Lender deems necessary to protect its interest in the Properties and the Collateral, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate after five (5) Business Days' written notice to Borrower if prior to the date upon which any such coverage will lapse or at any time Lender deems necessary (regardless of prior written notice to Borrower) to avoid a lapse of such coverage. All expenses incurred by Lender in connection with such action or in obtaining such

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insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Security Instruments and shall bear interest at the Default Rate.

     (g) In the event of a foreclosure of any of the Security Instruments, or other transfer of title to any Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower and/or Mortgage Borrower in and to such policies then in force concerning the Properties (unless such policies are blanket policies insuring real property in addition to the Properties) and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure, Mortgage Lender or Lender or other transferee in the event of such other transfer of title and such party shall notify the insurer thereof.

     Section 6.2   Casualty

     If a Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "Casualty"), Borrowers shall cause prompt notice of such damage to be given to Lender and Borrowers shall, or shall cause the applicable Mortgage Borrower to, promptly commence and diligently prosecute the completion of the Restoration of the Related Property in accordance with Section 6.4. Borrowers shall pay, or cause the applicable Mortgage Borrower to pay, all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to, make proof of loss if not made timely (in accordance with industry standards) by Borrowers. The rights of Lender under this Section are subject and subordinate to the rights of Mortgage Lender under the Mortgage Loan Documents.

     Section 6.3   Condemnation

     A Borrower shall cause prompt notice of the actual or threatened commencement of any proceeding for the Condemnation of all or any part of the Related Property to be given to Lender and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and such Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Such Borrower shall, at its expense, and shall cause its Related Mortgage Borrower to, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such takings), Borrowers shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of costs of collection, to the reduction or discharge of the Debt in accordance with the terms of this Agreement. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If a Property or any portion thereof is taken by a condemning authority, Borrowers shall, and shall cause the Related Mortgage Borrower to, promptly commence and diligently prosecute the Restoration of such Property and otherwise comply with the provisions of Section 6.4. If a Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt. Notwithstanding the foregoing, or any other provision herein to the contrary, a Borrower's obligation to commence and pursue Restoration of a Property shall not be deemed to obligate such Borrower to acquire any additional land to substitute for any portion of such Property which may be taken by Condemnation. The rights of Lender under this Section are subject and subordinate to the rights of Mortgage Lender under the Mortgage Loan Documents.

     Section 6.4   Restoration

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     Subject to the rights of Mortgage Lender under the Mortgage Loan Documents and the provisions thereunder for Restoration, the following provisions shall apply in connection with the Restoration of a Property:

     (a)  The term "Net Proceeds" for purposes of this Section 6.4 shall mean:
(i) the net amount of all insurance proceeds received pursuant to Section 6.1
(a)(i), (iv), (vi), (vii) and (viii) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Insurance Proceeds"), or (ii) the net amount of the Award, after deduction of reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Condemnation Proceeds"), whichever the case may be, plus (in the case of (i) and (ii) above) any interest or other income earned on the investment of the Insurance Proceeds or Condemnation Proceeds pursuant to the terms hereof.

     (b) All Net Proceeds not required or permitted by Mortgage Lender under the Mortgage Loan Documents to be made available for the Restoration, or not required or permitted by Mortgage Lender to be paid to Mortgage Lender, shall be paid to, and applied by, Lender toward the payment of either (or both) (1) any then outstanding portion of the Debt or (2) the principal balance of the Debt whether or not then due and payable, in either case in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrowers for such purposes as Lender shall approve, in its discretion. If Lender shall receive and retain Net Proceeds, the Lien of the Security Instruments shall be reduced only by the amount thereof received and retained by Lender and actually applied by Lender in reduction of the Debt. The rights of Lender to Net Proceeds in respect of a Property are subject and subordinate to the rights of Mortgage Lender under the Mortgage Loan Documents.

     (c) Each of Borrower and its Related Mortgage Borrower shall deliver to Lender copies of all written correspondence delivered to and received from Mortgage Lender that relate to a Casualty, Condemnation and/or Restoration of a Property.

     (d) Notwithstanding the provisions of this Section 6.4 to the contrary, a portion of the Net Proceeds not to exceed $1,000,000.00 shall be made available to Mortgage Borrower after receipt thereof by Mortgage Lender, Lender, Borrower or Mortgage Borrower, as applicable, to pay or reimburse Borrower and Mortgage Borrower for any immediate and necessary repairs or other work required to be made to the Bel Age Hotel, the Doubletree Club Hotel and the Doubletree Tallahassee Hotel (i) to protect the health or safety of any hotel guest or any of Mortgage Borrower's employees or agents or (ii) to allow the applicable Property to operate as a hotel (collectively, the "Emergency Repairs") provided
(A) Lender has approved such Emergency Repairs in writing, which approval shall not be unreasonably withheld, conditioned or delayed and (B) the Emergency Repairs are (1) substantially completed and paid for within ten (10) calendar days after the occurrence of the Casualty and (2) completed in a good and workman like manner and in compliance with all Applicable Laws.

     VII. RESERVE FUNDS

     Section 7.1   Required Repair Funds.

     7.1.1  Deposits.

     Each Borrower shall cause to be performed the repairs at the Related Property, as more particularly set forth on Schedule III to the Mortgage Loan Documents (such repairs hereinafter referred to as "Required Repairs"). Each Borrower shall cause to completed the Required Repairs on or before the required deadline for each repair as set forth on such Schedule III, subject to such extensions as required

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due to Force Majeure. If the Required Repairs are not completed on or before the required deadline for each repair, subject to such extensions as required due to Force Majeure, Borrowers shall deposit with Lender, immediately upon request by Lender, to the extent not already deposited with Mortgage Lender, an amount for such Property equal to 125% of the cost of any remaining or incomplete Required Repair for the Property (collectively, the "Required Deposit"). Amounts so deposited with Lender shall be held by Lender and shall hereinafter be referred to as Borrowers' "Required Repair Fund". Notwithstanding the foregoing, in lieu of depositing the Required Deposit, Borrowers shall have the option of delivering to Lender a Letter of Credit in the amount of the Required Deposit.
It shall be an Event of Default under this Agreement if (a) a Borrower or its Related Mortgage Borrower does not complete the Required Repairs at the Related Property by the required deadline for each repair as set forth on such Schedule III, subject to such extensions as required due to Force Majeure or (b) Borrower does not satisfy each condition contained in Section 7.1.2 hereof in all material respects. Upon the occurrence of such an Event of Default, Lender, at its option and subject to the rights of Mortgage Lender, may withdraw all Required Repair Funds from the Required Repair Account and Lender may apply such funds either to completion of the Required Repairs at one or more of the Properties or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply Required Repair Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents. Notwithstanding the foregoing, in lieu of depositing the Required Repair Deposit in the Required Repair Fund, Borrower shall have the option of delivering to Lender a Letter of Credit in an amount equal to the Required Repair Deposit. Lender's rights hereunder shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents. Borrowers shall notify Lender of any request for disbursement from the repair funds under the Mortgage Loan Documents simultaneously with such disbursement request. All rights of Lender hereunder shall be subject to the rights of Mortgage Lender under Mortgage Loan Documents. If, and for so long as, Borrowers or Mortgage Borrowers have deposited funds in the Required Repair Fund under and in satisfaction of the requirements of the Mortgage Loan Documents, and Mortgage Lender has applied such funds to pay for the completion of the Required Repairs, as and when due from time to time, Borrowers' obligation to fund the Required Repair Fund hereunder shall be deemed satisfied. If at any time, for any reason or no reason, Mortgage Lender waives the requirements set forth in the Mortgage Loan Documents with respect to the Required Repair Fund, or the Mortgage Loan is satisfied, Borrowers shall immediately be obligated to establish and maintain a Required Repair Fund as provided in this Section for the benefit of Lender.

     7.1.2  Release of Required Repair Funds.

     Provided Borrower has deposited funds in the Required Repair Account, Lender shall disburse to Borrower the Required Repair Funds from the Required Repair Account from time to time upon satisfaction by Borrower of each of the following conditions: (a) Borrower shall submit a written request for payment to Lender at least fifteen (15) days prior to the date on which Borrower requests such payment be made and specifies the Required Repairs to be paid, (b) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (c) Lender shall have received an Officers' Certificate (i) stating that all Required Repairs at the applicable Property to be funded by the requested disbursement have been completed in good and workmanlike manner (or any materials to be reimbursed by the requested disbursement are on site at the Property or in a bonded warehouse reasonably acceptable to Lender and are properly secured or have been installed in the Property) and in accordance with all Legal Requirements and Environmental Laws, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required to commence and/or complete such Required Repairs, (ii) identifying each Person that supplied materials or labor in connection with the Required Repairs performed at such Property with respect to the reimbursement to be funded by the requested disbursement, and (iii) stating that each such Person has been paid in full all sums then due upon such disbursement, such Officers'

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Certificate to be accompanied by lien waivers from each Person receiving $50,000 or more in payment or other evidence of payment reasonably satisfactory to Lender, (d) at Lender's option, a title search for such Property indicating that such Property is free from all Liens, claims and other encumbrances not previously approved by Lender, and (e) Lender shall have received such other evidence as Lender shall reasonably request that the Required Repairs at such Property to be funded by the requested disbursement (or any materials to be reimbursed by the requested disbursement are on site at the Property or in a bonded warehouse reasonably acceptable to Lender and are properly secured or have been installed in the Property) have been completed and are paid for upon such disbursement to Borrower. Lender shall not be required to make disbursements from the Required Repair Account with respect to any Property unless such requested disbursement is in an amount greater than $25,000 (or a lesser amount if the total amount in the Required Repair Account is less than $25,000, in which case only one disbursement of the amount remaining in the account shall be made). Provided no Event of Default has occurred and is continuing, any funds remaining in the Required Repairs Account after completion of all Required Repairs and the delivery of evidence thereof in accordance with the terms and conditions of this Agreement will be disbursed to Borrower. In the event Borrower delivers a Letter of Credit to Lender in lieu of depositing cash into the Required Repair Account, provided Borrower delivers evidence reasonably acceptable to Lender that the applicable Required Repairs are completed in a good and workmanlike manner and such Required Repairs have been paid for in full, Borrower shall be permitted to deliver a replacement Letter of Credit to Lender in an amount equal to 125% of the then remaining outstanding Required Repairs. Anything in this subsection 7.1.2 to the contrary notwithstanding, the rights and obligations hereunder shall be applicable only if, as and when the Required Repair Fund is being maintained for Lender's benefit.

     Section 7.2   Tax and Insurance Escrow Fund

     7.2.1  Deposits to the Tax and Insurance Escrow Fund

     Borrowers shall pay to Lender on each Payment Date (a) one-twelfth of the Taxes (the "Monthly Tax Deposit") that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates, and (b) one-twelfth of the Insurance Premiums (the "Monthly Insurance Premium Deposit") that Lender estimates will be payable for the renewal of the coverage afforded by the Policies, with respect to, and allocable to the Properties upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty
(30) days prior to the expiration of the Policies (said amounts in (a) and (b) above hereinafter called the "Tax and Insurance Escrow Fund"). The Tax and Insurance Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note and this Agreement, shall be added together and shall be paid as an aggregate sum by Borrowers to Lender. Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrowers pursuant to Section 5.1.2 and 6.1 hereof. In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax Lien or title or claim thereof, provided, however, Borrowers shall have the right to contest the same in good faith and in accordance with the terms hereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Section 5.1.2 and 6.1 hereof, Lender shall, in its sole discretion, return any excess to Borrowers or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. Any amount remaining in the Tax and Insurance Escrow Fund after the Debt has been paid in full shall be returned to Borrowers. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owners of the Properties. If at any time Lender reasonably determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay

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Taxes and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrowers of such determination and Borrowers shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or thirty (30) days prior to expiration of the Policies, as the case may be. Notwithstanding the foregoing, in lieu of making the Monthly Insurance Premium Deposit, Borrowers shall have the option of (i) delivering to Lender a Letter of Credit in an amount equal to the estimated annual Insurance Premium, as the same is calculated each year during the term of the Loan or (ii) providing evidence reasonably satisfactory to Lender that the liability or casualty Policy maintained) by Borrowers or Mortgage Borrowers covering the Properties shall constitute an approved blanket or umbrella Policy pursuant to terms hereof along with evidence reasonably acceptable to Lender that the Insurance Premiums for such approved blanket Policy or umbrella Policy for the immediately succeeding year has been paid in full. Amounts deposited with Lender in the Tax and Insurance Escrow Fund shall be held by Lender in an interest-bearing account and all earnings and interest on such amounts shall be added to and become part of the Tax and Insurance Escrow Fund. All rights of Lender hereunder shall be subject to the rights of Mortgage Lender under the Mortgage Loan Documents. If, and for so long as, Borrowers or Mortgage Borrowers have deposited funds in the Tax and Insurance Escrow Fund in satisfaction of the requirements of the Mortgage Loan Documents, and Mortgage Lender has applied such funds in timely payment of the Taxes and Insurance Obligations, Borrowers' obligation to fund the Tax and Insurance Escrow Fund hereunder shall be deemed satisfied.

     7.2.2  Withdrawals From the Tax Account and the Insurance Premium Account.

     Lender shall withdraw funds from the Tax Account to pay Taxes on or before the date Taxes are due and payable. Lender shall have the right to withdraw funds from the Insurance Premium Account to pay Insurance Premiums on or before the date Insurance Premiums are due and payable. Anything in this Section 7.2.2 to the contrary notwithstanding, the rights and obligations hereunder shall be applicable only if, as and when the Tax and Insurance Escrow Fund is being maintained for Lender's benefit.

     Section 7.3   Replacements and Replacement Reserve.

     7.3.1  Replacement Reserve Fund

     Borrower shall cause to be deposited the Replacement Reserve Deposit on each Payment Date during the term of the Loan for replacements and repairs to be made to the Properties (collectively the "Replacements"). Amounts so deposited shall hereinafter be referred to as the "Replacement Reserve Fund" and the account in which such amounts are held shall hereinafter be referred to as the "Replacement Reserve Account". In the event a Property is released from the Lien of its related Mortgage Loan Documents in accordance with Section 2.5 or 2.6 hereof, any amount held in the Replacement Reserve Account and allocated to such Property shall be released to the Related Mortgage Borrower. Borrower covenants and agrees to cause Lender to be provided evidence reasonably acceptable to Lender, within thirty (30) days after the start of each calendar month, of the Actual Amount for a Property for the immediately preceding calendar month period. (For example, with respect to the Replacement Reserve Deposit payable on the Payment Date in June, Borrower shall provide Lender evidence of the Actual Amount for the month of April (the Subject Month) by May 30). Notwithstanding the foregoing, in lieu of depositing the Replacement Reserve Deposit, Borrower may cause to be delivered to Lender one (1) or more Letters of Credit each in the amount of the required Replacement Reserve Deposit. In the event the Actual Amount spent by Mortgage Borrower for Replacements to a Property in any given Subject Month exceeds the product of (a) Gross Income From Operations for such Property in such Subject Month and (b) the FF&E Factor (such amount, the "Excess"), Borrower or Mortgage Borrower may request payment or reimbursement from the Replacement Reserve Account (or may request a reduction in the amount of any Letter of Credit delivered to Lender in lieu of a cash deposit

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to the Replacement Reserve Account) for the Excess, up to the amount of funds or
Letters of Credit on deposit in the Replacement Reserve Account, in accordance with Section 7.3.2 provided, however, at no time shall Borrower or Mortgage Borrower be entitled to receive funds (or reduce Letters of Credit) in excess of the Actual Amount for the applicable Subject Month. To the extent the Replacement Reserve Account has no funds or Letters of Credit on deposit or is less than the amount of the Excess, Borrower and Mortgage Borrower will be permitted to carry forward the amount of the Excess that was not paid or reimbursed from the Replacement Reserve Account (such amount, the "Shortfall") as a reduction in subsequent month(s) calculation of the Replacement Reserve Deposit for a Property until the Shortfall has been exhausted. In other words, Borrower or Mortgage Borrower shall be reimbursed for its Replacement expenditures to a Property first by reduction of the current month's Replacement Reserve Deposit, second from any funds (and by reductions in the amount of Letters of Credit delivered to Lender in lieu of cash deposits) on deposit in the Replacement Reserve Account (using first the funds and then reductions in the Letters of Credit), and third as an ongoing credit toward future months' required Replacement Reserve Deposits until Mortgage Borrower or Borrower has been fully reimbursed for all expenditures for Replacements from the beginning of the first Subject Month to date. All rights of Lender hereunder shall be subject to the rights of Mortgage Lender under the Mortgage Loan Documents. If, and for so long as, Borrowers or Mortgage Borrowers have deposited funds in the Replacement Reserve Fund under and in satisfaction of the requirements of Mortgage Loan Documents, and Mortgage Lender has applied such funds for Replacements as and when due from time to time, Borrowers' obligation to fund the Replacement Reserve Fund hereunder shall be deemed satisfied. If at any time, for any reason or no reason, Mortgage Lender waives the requirements set forth in the Mortgage Loan Documents with respect to the Replacement Reserve Fund, or the Mortgage Loan is satisfied, Borrowers shall immediately be obligated to establish and maintain a Replacement Reserve Fund as provided in this Section for the benefit of Lender.

     7.3.2  Disbursements from Replacement Reserve Account

     (a) Provided that (i) the Replacement Reserve contains funds or a Letter of Credit and (ii) no Event of Default shall have occurred and be continuing, Lender shall make disbursements from the Replacement Reserve Account (or reduce the amount of Letters of Credit delivered to Lender in lieu of cash deposits to the Replacement Reserve Account) to pay or reimburse Borrower only for the costs of the Replacements made to a Property (with any funds on deposit being utilized prior to the reduction of any Letters of Credit) or are in excess of the funds deposited in the Replacement Reserve Account allocable to the applicable Individual Property.

     (b) Lender shall, upon written request from Borrower and satisfaction of the requirements set forth in this Section 7.3.2, disburse to Borrower within fifteen (15) Business Days of request amounts from the Replacement Reserve Account necessary to pay or reimburse Borrower for the actual approved costs and Replacements upon completion of such Replacements (or, upon partial completion in the case of Replacements made pursuant to Section 7.3.2(e)) as reasonably determined by Lender. In no event shall Lender be obligated to disburse funds from the Replacement Reserve Account if a Default or an Event of Default has occurred and is continuing.

     (c) Each request for disbursement from the Replacement Reserve Account shall be in a form reasonably specified or approved by Lender and shall specify
(i) the specific Replacements for which the disbursement is requested, (ii) the quantity and price of each item purchased or to be purchased, if the Replacement includes the purchase or replacement of specific items, (iii) the price of all materials (grouped by type or category) used in any Replacement other than the purchase or replacement of specific items, and (iv) the cost of all contracted labor or other services applicable to each Replacement for which the disbursement is requested. With each request Borrower shall deliver an Officer's Certificate certifying that all Replacements subject to prior requests, have been made in accordance with all

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applicable Legal Requirements of any Governmental Authority having jurisdiction over the applicable Property to which the Replacements are being provided. Each request for disbursement shall include copies of invoices for all items or materials purchased or to be purchased and all contracted labor or services provided or to be provided and each request shall include waivers of lien and evidence of payment from each contractor, as applicable, previously receiving payment out of any prior such request provided, however, lien waivers shall only be required if the payments to such contractor is equal to or exceeds $50,000.00. Except as provided in Section 7.3.2(e), each request for disbursement from the Replacement Reserve Account shall be made only after completion of the Replacement for which disbursement is requested. Borrower shall provide Lender evidence of completion or partial completion, as applicable, satisfactory to Lender in its reasonable judgment.

     (d) Borrower shall pay all invoices in connection with the Replacements with respect to each request for disbursement (i) prior to submitting such request for disbursement from the Replacement Reserve Account, (ii) with the funds received from the applicable disbursement from the Replacement Reserve Account or, (iii) at the request of Borrower, Lender will issue joint checks, payable to Borrower and the contractor, supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with a Replacement. In the case of payments made by joint check, Lender may require a waiver of lien from each Person receiving payment equal to or in excess of $50,000.00 prior to Lender's disbursement from the Replacement Reserve Account. In addition, as a condition to any disbursement, Lender may require Borrower to obtain lien waivers from each contractor, supplier, materialman, mechanic or subcontractor who receives payment in an amount equal to or greater than $50,000 for completion of its work or delivery of its materials. Any lien waiver delivered hereunder shall conform to the requirements of applicable law and shall cover all work performed and materials supplied (including equipment and fixtures) for the applicable Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current payment or reimbursement request (or, in the event that payment to such contractor, supplier, subcontractor, mechanic or materialmen is to be made by a joint check, the release of lien shall be effective through the date covered by the previous release of funds request).

     (e) If (i) the cost of a Replacement exceeds $50,000, and (ii) the contractor performing such Replacement requires periodic payments pursuant to terms of a written contract, a request for payment or reimbursement from the Replacement Reserve Account may be made after completion of a portion of the work under such contract, provided (A) such contract requires payment upon completion of such portion of the work, (B) the materials for which the request is made are on site at the applicable Property and are properly secured or have been installed in such Property (or if stored at a place other than the applicable Property, are secured in a manner reasonably acceptable to Lender),
(C) all other conditions in this Agreement for disbursement have been satisfied,
(D) funds remaining in the Replacement Reserve Account together with other funds or assurances reasonably satisfactory to Lender deposited with Lender and available for such Replacements are, in Lender's reasonable judgment, sufficient to complete such Replacement and other Replacements when required, and (E) if required by Lender, each contractor or subcontractor receiving payments equal to or in excess of $50,000 under such contract shall provide a waiver of lien with respect to amounts which have been paid to that contractor or subcontractor.

     (f) Borrower shall not make a request for disbursement from the Replacement Reserve Account more frequently than once in any calendar month and (except in connection with the final disbursement) the total cost of all Replacements in any request shall not be less than $25,000.00.

     (g) Anything in this subsection 7.3.2 to the contrary notwithstanding, the rights and obligations hereunder shall be applicable only if, as and when the Replacement Reserve Fund is being maintained for Lender's benefit.

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     7.3.3  Performance of Replacements

     (a) Each Borrower shall cause Replacements to be made when required in order to keep the Related Property in condition and repair consistent with comparable hotels in the same market segment in the metropolitan area in which such Property is located, and to keep such Property or any portion thereof from deteriorating. Each Borrower shall cause to completed all Replacements in a good and workmanlike manner as soon as practicable following the commencement of making each such Replacement. Borrowers shall notify Lender of any request for disbursement from the Replacement Reserve Fund under the Mortgage Loan Documents simultaneously with such disbursement request.

     (b) In connection with Replacements for which payments or reimbursements are requested from the Replacement Reserve Account, Lender reserves the right, at its option, to approve each contract or work order with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Replacements in the event amounts payable under such contract or work order exceed $250,000.00, such approval not to be unreasonably withheld, conditioned or delayed. Upon Lender's request, Borrower shall assign such contract or subcontract to Lender.

     (c) Upon the occurrence and during the continuance of an Event of Default, Lender shall have the option to withhold disbursement from the Replacement Reserve Account for any unsatisfactory Replacement and to proceed under existing contracts or to contract with third parties to complete such Replacement and to apply the Replacement Reserve Fund toward the labor and materials necessary to complete such Replacement, without providing any prior notice to Borrower and to exercise any and all other remedies available to Lender upon an Event of Default hereunder.

     (d) In order to facilitate Lender's completion or making of the Replacements upon a default which continues after the expiration of all applicable cure periods (during which period a Borrower has not cured such default) under the Mortgage Loan Documents, Borrowers grant Lender, and shall cause Mortgage Borrowers to grant Lender, the right to enter onto the Properties upon prior written notice to Borrowers and subject to the rights of tenants and hotel guests and perform any and all work and labor necessary to complete or make the Replacements and/or employ watchmen to protect the Properties from damage. All sums so expended by Lender shall be deemed to have been advanced under the Loan to Borrowers and secured by the Security Instruments. For this purpose each Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Replacements in the name of such Borrower and as owner of beneficial interests in its Related Mortgage Borrower. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked, provided, however, Lender shall not exercise such power of attorney until the earlier of (i) the occurrence and continuance of a default which continues after the expiration of all applicable cure periods (during which period Borrower has not cured such default) under the Mortgage Loan Documents, or (ii) ten (10) days after Lender notifies such Borrower of its intention to exercise such power of attorney. Each Borrower empowers said attorney-in-fact as follows: (i) to use any funds in the Replacement Reserve Account for the purpose of making or completing the Replacements; (ii) to make such additions, changes and corrections to the Replacements as shall be reasonably necessary or desirable to complete the Replacements; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be reasonably required for such purposes;
(iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against the Related Property, or as may be necessary or desirable for the completion of the Replacements, or for clearance of title; (v) to execute all applications and certificates in the name of such Borrower for itself or as owner of beneficial interest in the Related Mortgage Borrower, which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with the Related Property or the rehabilitation and repair of the Related Property; and (vii) to do any and every act which such Borrower might do in its own

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behalf, itself and/or as owner of beneficial interests in the Related Mortgage
Borrower to fulfill the terms of this Agreement.

     (e) Nothing in this Section 7.3.3 shall: (i) make Lender responsible for making or completing the Replacements; (ii) require Lender to expend funds in addition to the Replacement Reserve Fund to make or complete any Replacement;
(iii) obligate Lender to proceed with the Replacements; or (iv) obligate Lender to demand from Borrowers additional sums to make or complete any Replacement.

     (f) Each Borrower shall permit, and cause to be permitted, Lender and Lender's agents and representatives (including, without limitation, Lender's engineer, architect, or inspector) or third parties making Replacements pursuant to this Section 7.3.3 to enter onto the Related Property during normal business hours and upon prior written notice (subject to the rights of tenants under their Leases) to inspect the progress of any Replacements and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Replacements which are or may be kept at such Property, and to complete any Replacements made pursuant to this Section 7.3.3. Each Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender's representatives or such other persons described above in connection with inspections described in this Section 7.3.3(f) or the completion of Replacements pursuant to this Section 7.3.3.

     (g) Lender may require an inspection of a Property at Borrowers' expense prior to making a monthly disbursement in excess of $250,000 for such Property from the Replacement Reserve Account in order to verify completion of the Replacements for which payment or reimbursement is sought unless the Mortgage Lender has verified such completion and Borrowers have provided Lender with evidence of such verification. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of any amounts from the Replacement Reserve Account. Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

     (h) The Replacements and all materials, equipment, fixtures, or any other item comprising a part of any Replacement shall be constructed, installed or completed, as applicable, free and clear of all mechanic's, materialmen's or other Liens (except for Permitted Encumbrances).

     (i) Before each disbursement from the Replacement Reserve Account in excess of $250,000.00 for a Property, Lender may require Borrowers to provide Lender with a search of title to the Related Property effective to the date of the disbursement, which search shows that no mechanic's or materialmen's Liens or other Liens of any nature (other than Liens being contested in good faith in accordance with the terms hereof) have been placed against the Related Property since the date of recordation of the related Security Instrument and that title to the Related Property is free and clear of all Liens (other than Permitted Encumbrances), unless such search has been performed by Mortgage Lender and Borrowers have provided Lender with such search evidencing compliance with this provision.

     (j)  All Replacements shall comply with all applicable Legal
Requirements of all Governmental Authorities having jurisdiction over the Property where the Replacements are being completed and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

     (k) In addition to any insurance required under the Loan Documents, Borrowers shall provide or cause to be provided workmen's compensation insurance, builder's risk, and public liability insurance and other insurance to the extent required under applicable law in connection with a particular Replacement to the extent not already provided by Borrowers' existing insurance coverage. All such policies shall be in

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form and amount reasonably satisfactory to Lender. All such policies which can be endorsed with standard mortgagee clauses making loss payable to Lender or its assigns shall be so endorsed. Certified copies of such policies shall be delivered to Lender.

     7.3.4  Failure to Make Replacements.

     (a) It shall be an Event of Default under this Agreement if Borrower fails to comply with any provision of this Section 7.3 and such failure is not cured within thirty (30) days after notice from Lender. Upon the occurrence and during the continuance of such an Event of Default, Lender may use the Replacement Reserve Fund (or any portion thereof) for any purpose, including but not limited to completion of the Replacements as provided in Sections 7.3.3(c) and (d), or for any other repair or replacement to any Property or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply the Replacement Reserve Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

     (b) Nothing in this Agreement shall obligate Lender to apply all or any portion of the Replacement Reserve Fund on account of an Event of Default to payment of the Debt or in any specific order or priority.

     7.3.5  Balance in the Replacement Reserve Account.

     The insufficiency of any balance in the Replacement Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

     Section 7.4   Ground Lease Escrow Fund.

     Borrowers shall pay to Lender on each Payment Date an amount (the "Monthly Ground Rent Deposit") equal to one-twelfth of the annual amount that is estimated by Lender to be due and payable by the Related Mortgage Borrowers under the Ground Lease for all rent and any and all other charges (the "Ground Rent") which may be due by Mortgage Borrowers under the Ground Lease in order to accumulate with Lender sufficient funds to pay all sums payable under the Ground Lease at least ten (10) Business Days prior to the dates due (said amounts, hereinafter called the "Ground Lease Escrow Fund'). The Ground Lease Escrow Fund is for the purpose of paying all sums due under the Ground Lease. Provided Borrower is making Monthly Ground Rent Deposits and there are sufficient sums in the Ground Lease Escrow Fund or, if there are insufficient sums in the Ground Lease Escrow Fund, Borrower simultaneously pays any such deficiency to the ground lessor under the applicable Ground Lease, Lender will apply any amounts held in the Ground Lease Escrow Fund to the payment of Ground Rent or other charges required to be made by Borrower pursuant to Section 5.1.23 hereof. Notwithstanding the foregoing, in lieu of depositing the Monthly Ground Rent Deposit, Borrower shall have the option of delivering to Lender a Letter of Credit equal to the annual Ground Rent due under each Ground Lease, as calculated each year during the term of the Loan. Such deposit may be increased by Lender in the amount Lender deems is necessary in its reasonable discretion based on any increases in the rent due under the Ground Lease. Borrower shall not be permitted to request a draw under the Letter of Credit. Anything in this
Section 7.4 to the contrary notwithstanding, the rights and obligations hereunder shall be applicable only if, as and when the Ground Lease Escrow Fund is being maintained for Lender's benefit.

     Section 7.5   INTENTIONALLY OMITTED

     Section 7.6   Debt Service Reserve.

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     7.6.1  Debt Service Reserve Deposit.

     On the date hereof, Borrower shall cause Mortgage Borrower to deposit with or at the direction of Mortgage Lender an amount equal to the Debt Service Reserve Deposit. Amounts so deposited shall be referred to as the "Debt Service Reserve". Notwithstanding the foregoing, in lieu of depositing the Debt Service Reserve Deposit with Lender, Mortgage Borrower shall have the option of delivery to Lender a Letter of Credit equal to the Debt Service Reserve Deposit.

     7.6.2  Release of Debt Service Reserve.

     Amounts on deposit in the Debt Service Reserve shall be released and applied in accordance with the provisions of the Mortgage Loan Agreement.

     Section 7.7   Required Common Charge Fund.

     7.7.1  Deposits.

     On each Payment Date, Borrower shall cause Mortgage Borrower to deposit with Mortgage Lender an amount equal to one-twelfth of the Common Charges that Mortgage Lender estimates will be payable during the next ensuing twelve (12) months for each Condominium Property (the "Monthly Common Charge Amounts"). Amounts so deposited shall hereinafter be referred to as the "Required Common Charge Fund". If at any time, for any reason or no reason, Mortgage Lender waives the requirements set forth in the Mortgage Loan Documents with respect to the Required Common Charge Fund, or the Mortgage Loan is satisfied, Borrowers shall immediately be obligated to establish and maintain a Required Common Charge Fund as provided in this Section for the benefit of Lender.

     7.7.2  Disbursements from the Common Charge Account

     Borrower shall have no right to withdraw any sums from the Common Charge Account. Lender will apply the Required Common Charge Fund to payments of Common Charges required to be made by Borrower pursuant to Section 5.1.2 hereof. In making any payment relating to the Required Common Charge Fund, Lender may do so according to any bill, statement or estimate procured from the applicable Condominium Board without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Required Common Charge Fund shall exceed the amounts due for Common Charges pursuant to Section 5.1.2 hereof, Lender shall, at Borrower's direction, return any excess to Borrower or credit such excess against future payments to be made to the Required Common Charge Fund. Any amount remaining in the Required Common Charge Fund after the Debt has been paid in full shall be returned to Borrower. If at any time Lender reasonably determines that the Required Common Charge Fund is not or will not be sufficient to pay Common Charges by the date such Common Charges are due, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to the date the Common Charges are due. Anything in this Section 7.7.2 to the contrary notwithstanding, the rights and obligations hereunder shall be applicable only if, as and when the Required Common Charge Fund is being maintained for Lender's benefit.

     VIII. DEFAULTS

     Section 8.1   Event of Default

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     (a)  Each of the following events shall constitute an event of default hereunder (an "Event of Default"):

          (i) if any portion of the Debt (other than the payments due on the Maturity Date) is not paid within two (2) Business Days of the date the same is due and payable or if the amounts due on the Maturity Date are not paid on or prior to the Maturity Date;

          (ii) if any of the Taxes, Other Charges or Common Charges are not paid on or before the date when the same are due and payable;

          (iii) if the Policies are not kept in full force and effect, or if certified copies of the Policies are not delivered to Lender upon request if required pursuant to the terms hereof;

          (iv) except as expressly permitted hereunder or under the Mortgage Loan Documents, if a Borrower transfers or encumbers any portion of the Collateral or if a Mortgage Borrower transfers or encumbers any portion of a Property, in either case without Lender's prior written consent or otherwise violates the provisions of the Loan Documents and Mortgage Loan Documents, as the case may be;

          (v) if any representation or warranty made by any Borrower, Principal, Indemnitor or Guarantor herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made (excluding for purposes of this subsection (v), any provision of a representation or warranty that is in the nature of a covenant as to the future);

          (vi) if any Borrower, Mortgage Borrower, Principal, Indemnitor or any guarantor under any guaranty issued in connection with the Loan shall make an assignment for the benefit of creditors;

          (vii) if a receiver, liquidator or trustee shall be appointed for any Borrower, Mortgage Borrower, Principal, Indemnitor or any guarantor under any guarantee issued in connection with the Loan or if any Borrower, Mortgage Borrower, Principal, Indemnitor or such guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or State law, shall be filed by or against, consented to, or acquiesced in by, any Borrower, Mortgage Borrower, Principal, Indemnitor or such guarantor, or if any proceeding for the dissolution or liquidation of any Borrower, Mortgage Borrower, Principal, Indemnitor or such guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by such Borrower, Mortgage Borrower, Principal, Indemnitor or such guarantor, upon the same not being discharged, stayed or dismissed within ninety (90) days;

          (viii) if a Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

          (ix) if a Borrower breaches any of its negative covenants contained in Section 5.2 in any material respect or any covenant contained in Section 5.1.10 hereof;

          (x) with respect to any term, covenant or provision set forth herein or in any other Loan Document which specifically contains a notice requirement or grace period, if a Borrower

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     shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

          (xi) if any of the assumptions contained in the Insolvency Opinion or in any other "non-consolidation" opinion delivered to Lender in connection with the Loan, or in the Additional Insolvency Opinion or in any other "non-consolidation" opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

          (xii) if a material default has occurred and continues beyond any applicable cure period under the Management Agreement (or any Replacement Management Agreement) if such default permits the Manager thereunder to terminate or cancel the Management Agreement (or any Replacement Management Agreement);

          (xiii) if any Borrower or Principal violates or does not comply with any of the provisions of Section 4.1.22 hereof in any material respect, including, but not limited to, if any Borrower, Mortgage Borrower or any Principal shall fail to comply with the provisions of its operating agreement, articles or certificate of incorporation, partnership agreement or any other governing documents;

          (xiv) subject to a Borrower's or its Related Mortgage Borrower's right to contest the same in accordance with the terms hereof, if a Property becomes subject to any mechanic's, materialman's or other Lien other than a Permitted Encumbrance or a Lien for local real estate taxes and assessments not then due and payable, or if any portion of the Collateral becomes subject to any Lien and the Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days;

          (xv) subject to a Borrower's or its Related Mortgage Borrower's right to contest the same in accordance with the terms hereof, if any federal tax Lien or State or local income tax Lien is filed against any Borrower, any member or general partner of any Borrower, any Mortgage Borrower, any Guarantor, any Indemnitor or any Property and same is not discharged of record within forty-five (45) days after same is filed;

          (xvi) (A) a Borrower or a Mortgage Borrower fails to timely provide Lender with the written certification and evidence referred to in
     Section 5.2.8 hereof, or (B) a Borrower or a Mortgage Borrower consummates a transaction which would cause the Security Instruments or Lender's exercise of its rights thereunder or under the Note, this Agreement or the other Loan Documents to constitute a nonexempt prohibited transaction under ERISA or result in a violation of a State statute regulating governmental plans, subjecting Lender to liability for a violation of ERISA or a State statute;

          (xvii)   if a Borrower shall fail to deliver to Lender, within fifteen
     (15) days after request by Lender, the estoppel certificates required pursuant to the terms of Section 5.1.13 hereof;

          (xviii) if any default occurs under any guaranty or indemnity executed in connection herewith (including, without limitation, the Guaranty and the Environmental Indemnity) or in connection with the Mortgage Loan and such default continues after the expiration of applicable grace periods, if any;

          (xix) if a Mortgage Borrower shall be in default beyond applicable notice and grace periods under the Mortgage Loan, or any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of a Property regardless of priority of such Lien;

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          (xx)     If (i) the Interest Rate Cap Agreement is terminated for any reason by such Borrower or the Counterparty, or (ii) the Counterparty defaults in the performance of its monetary obligations under the Interest Rate Cap Agreement or (iii) the rating of the Counterparty is subject to any downgrade, withdrawal or qualification by a Rating Agency, and such Borrower does not within fifteen (15) days (A) replace the terminated Interest Rate Cap Agreement with a Replacement Interest Rate Cap Agreement in accordance with Section 2.4 hereof, and (B) deliver to Lender, in form and substance reasonably satisfactory to Lender (y) an Assignment of Interest Rate Cap and (z) a recognition letter from the Counterparty thereto acknowledging the assignment of the Replacement Interest Rate Cap Agreement;

          (xxi) if a default occurs under any of the Mortgage Loan Documents, which but for the giving of notice or passage of time, or both, would be an event of default under such document;

          (xxii)   INTENTIONALLY OMITTED;

          (xxiii)  INTENTIONALLY OMITTED;

          (xxiv) if there shall occur any default by any Mortgage Borrower, as tenant under a Ground Lease, in the observance or performance of any term, covenant or condition of a Ground Lease on the part of a Mortgage Borrower to be observed or performed and said default is not cured prior to the expiration of any applicable grace and notice periods therein provided, or if the leasehold estate created by a Ground Lease shall be surrendered or a Ground Lease shall cease to be in full force and effect or shall be terminated or canceled for any reason or under any circumstances whatsoever, or if any of the terms, covenants or conditions of a Ground Lease shall in any manner be modified, changed, supplemented, altered, or amended without the consent of Lender; provided, however, that so long as Borrower or Mortgage Borrower has performed all of the obligations in respect of the Ground Lease Escrow Fund and no other Event of Default shall have occurred and be continuing, Lender's or Mortgage Lenders' failure to apply amounts held in the Ground Lease Escrow Fund to the payment of Ground Rent shall not cause an Event of Default under this subsection;

          (xxv) if a default has occurred and continues beyond any applicable cure period under the Franchise Agreement, and such default permits the franchisor thereunder to terminate or cancel the Franchise Agreement;

          (xxvi) if any of the Mortgage Loan Documents are materially modified, amended, restated or otherwise, without Lender's prior written consent, except as expressly provided herein;

          (xxvii) if any Mortgage Borrower ceases to operate a hotel on its Related Property, or terminates such business for any reason whatsoever (other than temporary cessation in connection with Force Majeure or any renovations to such Property or restoration of such Property after Casualty or Condemnation) or if a Borrower ceases to own 100% of its Related Mortgage Borrower;

          (xxviii) if a Mortgage Borrower operates a Property which is currently operated under the name of Wyndham, Hilton, Radisson or Crowne Plaza, as applicable, under the name of any hotel chain or system other than Wyndham, Hilton, Radisson or Crowne Plaza, as applicable, or the name of the hotel chain, or system of a public or private entity into which Wyndham merged or consolidated or by which Wyndham is acquired in a transfer permitted under
     Section 5.2.12 hereof, without Lender's prior written consent;

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          (xxix)   in connection with a Condominium Property,

          i) if the Condominium Board, Mortgage Borrower or Borrower fails after receipt of notice and expiration of the applicable cure periods set forth in the Declaration (a) to promptly comply with all laws, orders, and ordinances affecting the Condominium Property or the use thereof, or (b) to substantially complete and pay for, within a reasonable time, any structure at any time in the process of construction or repair on the Condominium Property, all to the extent that the Condominium Board is authorized to so maintain, repair, replace, rebuild and complete the Condominium Property by the Declaration and the By laws, and such defaults set forth in clause (a) and (b) above, shall continue for a period of sixty (60) days after written notice thereof to Mortgage Borrower and the Condominium Board specifying such default and requiring the same to be remedied shall have been given to the person designated from time to time on behalf of the Condominium Board in accordance with the Declaration to receive service of process; provided, however, that such sixty (60) day period shall be extended for successive sixty (60) day periods so long as there is no material adverse effect on the value of the Condominium Property as a result of such failure;

          ii) if the Condominium Board fails in accordance with the terms of the Condominium Documents, (a) to keep the Common Elements and/or the Condominium Property, as applicable, insured (i) against the hazards specified in the Condominium Documents in the amounts and pursuant to policies in the form specified therein, or (ii) if Section 6.1 hereof imposes less stringent requirements than the Condominium Documents, in compliance with all of the requirements of Section 6.1 hereof, provided that the failure to comply with the requirements of Condominium Documents will not cause a default under the Condominium Documents, and
                (b) to pay, as and when the same becomes due and payable, any charge or encumbrance which, if unpaid, would become a valid lien against the Condominium Property or any part thereof prior to or on a parity with the lien of the Security Instrument and, if such failure shall result in the imposition of a lien against the Condominium Property and such lien shall not be discharged, dismissed or bonded by the Condominium Board or Borrower within sixty (60) days of such imposition and, in either case, the default shall continue for an additional twenty (20) days after written notice thereof to Borrower and in either case such failure has a material adverse effect on the value of the Condominium Property;

          iii) if, without the prior written consent of Lender, Mortgage Borrower votes for, or permits the Condominium Board to effectuate, any modification or amendment to any of the material terms or provisions of the Condominium Documents so as to decrease the value of the Property in any material respect;

          iv) if, without the prior written consent of Lender, Mortgage Borrower fails to comply with any material terms of the material Condominium Documents and the applicable Condominium Act which Mortgage Borrower is

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                obligated to comply with and such default continues for thirty
                (30) days after written notice and such failure will have a material adverse effect on the Property;

          v) if the Condominium is partitioned pursuant to any action for partition by any Unit owner which results in a material adverse effect on the value of the Condominium Property and/or the Loan;

          vi) if Mortgage Borrower votes for or permits the Condominium Board, such other party as may in writing be designated by the Condominium Board, or any other party, as the case may be, to effectuate, any expansion of the Condominium and annexes to the land covered by the Condominium additional land and improvements thereon;

          vii) if the Property is withdrawn from the Condominium regime established by the applicable Condominium Act in connection with any condemnation, any casualty or otherwise, in accordance with the applicable Condominium Act without Lender's written consent, which consent shall not be unreasonably withheld, delayed or conditioned and such withdrawal has a material adverse effect on the value of the Condominium Property;

          viii) if the Condominium is terminated without Lender's written consent and such termination has a material adverse effect on the value of the Condominium Property;

          (xxx) if a default occurs under that certain parking lease dated September 18, 1986, between Atlanta Midtown Associates ("Atlanta Midtown") and 999 Peachtree Associates, Ltd (predecessor in interest to the Related Mortgage Borrower) (the "Parking Lease") which would permit Atlanta Midtown to terminate the Parking Lease and another parking lease with substantially similar terms is not entered into by the Related Mortgage Borrower prior to the termination of the Parking Lease

          (xxxi) if Borrowers shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in clauses (i) through (xxx) above, for ten (10) days after notice to Borrowers from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that Borrowers shall have commenced to cure such Default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrowers in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days;

          (xxxii) if there shall be default under any of the other Loan Documents beyond any applicable cure periods, if any, contained in such document, whether as to any Borrower, the Collateral or a Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt.

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     (b)  Upon the occurrence and during the continuance of an Event of Default
(other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrowers and in and to all or any Collateral, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrowers and any or all of the Collateral, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and all other Obligations shall immediately and automatically become due and payable, without notice or demand, and Borrowers hereby expressly waive any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

     Section 8.2   Remedies

     (a) Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrowers under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrowers or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrowers agree that if an Event of Default is continuing, to the extent permitted by Applicable Law, (i) Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Collateral and each of the Security Instruments has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

     (b) With respect to Borrowers, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any portion of the Collateral for the satisfaction of any of the Debt in preference or priority to any other portion of the Collateral, and Lender may seek satisfaction out of all of the Collateral or any part thereof, in its absolute discretion in respect of the Debt. In addition, to the extent permitted by Applicable Law, Lender shall have the right from time to time to partially foreclose or realize upon the Security Instruments in any manner and for any amounts secured by the Security Instruments then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrowers default beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose or realize one or more of the Security Instruments to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose or realize upon one or more of the Security Instruments to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by one or more of the Security Instruments as Lender may elect. Notwithstanding one or more partial foreclosures, the Collateral shall remain subject to the Security Instruments to secure payment of sums secured by the Security Instruments and not previously recovered.

     Section 8.3   Remedies Cumulative; Waivers

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     The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against any Borrower, as applicable, pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one or more Defaults or Events of Default with respect to Borrowers shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrowers or to impair any remedy, right or power consequent thereon.

     IX.  SPECIAL PROVISIONS

     Section 9.1   Sale of Notes and Securitization.

     Lender may, at any time, sell, transfer, pledge or assign the Note, this Agreement, the Security Instruments and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities (the "Securities") evidencing a beneficial interest in a rated or unrated public offering or private placement (a "Securitization"). At the request of the holder of the Note and, to the extent not already required to be provided by Borrowers under this Agreement, Borrowers shall, at Borrowers' expense (subject to the limitations set forth below), use reasonable efforts to satisfy the market standards to which the holder of the Note customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with a Securitization or the sale of the Note or the participations or Securities, including, without limitation, to:

          (a) (i) provide such financial and other information with respect to the Properties, Borrowers, Mortgage Borrowers and the Managers,
               (ii) provide budgets relating to the Properties and (iii) to perform or permit or cause to be performed or permitted, at Lender's expense, such site inspection, appraisals, market studies, environmental reviews and reports (Phase I's and, if appropriate, Phase II's), engineering reports and other due diligence investigations of the Properties, due diligence with respect to the Collateral as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization (the "Provided Information"), provided, however Phase II reports and other invasive testing may not be performed at the Properties unless Borrowers have received evidence of insurance for any Person performing such testing, together, if customary, with appropriate verification and/or consents of the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and the Rating Agencies;

          (b) if required by the Rating Agencies, deliver (i) revised opinions of counsel as to non-consolidation, due execution and enforceability with respect to the Properties, Collateral, Mortgage Borrowers, Borrowers, Guarantor, Indemnitor, Principals and their respective Affiliates and the Loan Documents, and (ii) revised organizational documents as they relate to the single purpose bankruptcy remoteness of Mortgage Borrowers, Borrowers and/or Principals, (provided, however, no such revisions to any such Mortgage Borrower's, Borrower's or Principal's organizational documents shall have a material adverse effect on such Mortgage Borrower, Borrower and/or Principal, as applicable) which counsel,

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               opinions and organizational documents shall be satisfactory to
               Lender and the Rating Agencies;

          (c) if required by the Rating Agencies, exercise commercially reasonable efforts to deliver such additional tenant estoppel letters, subordination agreements or other agreements from parties to agreements that affect the Properties, which estoppel letters, subordination agreements or other agreements shall be satisfactory to Lender and the Rating Agencies.

          (d) execute such amendments to the Loan Documents and organizational documents, as may be requested by the holder of the Note or the Rating Agencies or otherwise to effect the Securitization; provided, however, that Borrowers shall not be required to modify or amend any organizational document or Loan Document if such modification or amendment would (except for modifications and amendments required to be made pursuant to Section (e) below,) (i) change the interest rate, the stated maturity or the amortization of principal set forth in the Note, or (ii) modify or amend any other material economic or material non-economic term of the organizational documents or Loan Documents.

          (e) if Lender elects, in its sole discretion, prior to or upon a Securitization, to split the Loan into two or more parts, or the
               Note into multiple component notes or tranches which may have different interest rates, amortization payments, principal amounts and maturities, Borrowers agree to cooperate with Lender in connection with the foregoing and to execute the required modifications and amendments to the Note, this Agreement and the Loan Documents and to provide opinions necessary to effectuate the same; provided, however Borrowers shall not be required to modify or amend any Loan Documents if (i) (i) the initial weighted average interest rate of such split notes would be greater than the Applicable Interest Rate immediately preceding such loan split or (ii) such modification or amendment would change the Maturity Date or Monthly Scheduled Amortization payment or (iii) the aggregate scheduled amortization payments exceed the Monthly Scheduled Amortization Payments, provided, that, notwithstanding the provisions below, Borrowers shall not be responsible for the payment of any title insurance premiums required by Lender in connection with the foregoing, but Borrowers shall be responsible for all other cost and expenses (subject to the limitations set forth below) in complying with this Section 9.1(e).

          (f) execute modifications to the Loan Documents changing the interest rate and/or the amortization payments for the Loan and the Mortgage Loan, provided that the initial weighted average of the interest rate spreads for the Loan and the Mortgage Loan after such modification shall not exceed the weighted average of the interest rate spreads for the Loan and the Mortgage Loan immediately prior to such modification and the scheduled amortization payments after such modification will not exceed the Monthly Scheduled Amortization Payments, if any, due under the Loan Agreement and the Mortgage Loan Agreement immediately prior to such modification. Borrowers shall also provide opinions and title insurance reasonably necessary to effectuate the same;

          (g) make such representations and warranties as of the closing date of the Securitization with respect to the Properties, Collateral, Mortgage Borrowers, Borrowers, and the Loan Documents as are customarily provided in

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               securitization transactions and as may be reasonably requested by the holder of the Note or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents; and

          (h) supply to Lender such documentation, financial statements and reports in form and substance required for Lender to comply with Regulation S-X of the federal securities law, if and to the extent applicable to the Securitization.

     Borrower shall not incur any costs in complying with this Section 9.1 except for fees of legal counsel employed by Borrowers, Principals, Wyndham and/or any Affiliate of any of the foregoing in connection with any modifications to the Loan Documents or review of opinions, documents, agreements or similar items which are delivered by Borrowers, Principals, Wyndham and/or any Affiliate of any of the foregoing in complying with the provisions of this
Section 9.1. The limitation on costs and expenses set forth in the foregoing sentence shall in no way affect Borrower's obligations to comply with this
Section 9.1.

     Section 9.2   Securitization Indemnification.

     (a) Borrowers understand that certain of the Provided Information may be included in disclosure documents in connection with the Securitization, including, without limitation, a prospectus, prospectus supplement or private placement memorandum (each, a "Disclosure Document") and may also be included in filings (the "Exchange Act Filing") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrowers will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.

     (b) Borrowers agree to provide in connection with each of (i) a preliminary and a final private placement memorandum or offering circular or
(ii) a preliminary and final prospectus or prospectus supplement, as applicable (collectively, the "Offering Materials"), an indemnification certificate (A) certifying that Borrowers have carefully examined such memorandum or prospectus, as applicable, including without limitation, the sections entitled "Special Considerations," "Description of the Mortgages," "Description of the Mortgage Loans and Mortgaged Property," "The Collateral," "The Manager," "The Mortgage Borrower," "The Borrower" and "Certain Legal Aspects of the Mezzanine Loan," and such sections (and any other sections reasonably requested to the extent the same relate to the Loan, the Loan Documents, Mortgage Borrowers, Borrowers, Guarantor, Indemnitor, Principals or an Affiliate of any of the foregoing) do not (and with respect to any portion of the Offering Materials prepared in reliance on the reports of third-parties, to the best of Borrowers' knowledge, do not) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender (and for purposes of this Section 9.2, Lender hereunder shall include its officers and directors), the Affiliate of Lehman Brothers Inc. ("Lehman") that has filed the registration statement, if any, relating to the securitization (the "Registration Statement"), each of its directors, each of its officers who have signed the Registration Statement and each Person who controls the Affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "Lehman Group"), and Lehman, each of its directors and each Person who controls Lehman within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "Underwriter

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Group") for any losses, claims, damages or liabilities (collectively, the
"Liabilities") to which Lender, the Lehman Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such sections (other than such statement or misstatement made in Borrowers' good faith reliance upon the reports of third parties that do not to the best of Borrowers' knowledge, contain any untrue statement or misstatement or a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in such sections or in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse Lender, the Lehman Group and the Underwriter Group for any legal or other out-of-pocket expenses reasonably incurred by Lender and Lehman in connection with investigating or defending the Liabilities; provided, however, that Borrowers will be liable in any such case under clauses (B) or (C) above only to the extent that any such loss claim, damage or liability arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrowers in connection with the preparation of the memorandum or prospectus or in connection with the underwriting of the debt, including, without limitation, financial statements of Borrowers and Mortgage Borrower, operating statements, rent rolls, environmental site assessment reports and property condition reports with respect to the Properties and valuations of Collateral but excluding any projections made in good faith by Borrowers; and provided that this Section 9.2 shall not apply to any loss, claim, damage or liability to the extent arising out of any untrue statement, misstatement or omission or alleged untrue statement, misstatement or omission made in reliance upon and in connection with written information furnished to Borrowers by Lender, any member of the Lehman Group or any member of the Underwriter Group expressly for use in the Offering Materials unless Borrowers, Principals or Indemnitor fails to correct any such untrue statement, misstatement or omission with respect to Borrowers, Mortgage Borrowers, Principals or Indemnitor that is known to Borrowers, Principals or Indemnitor or that, with the exercise of customary reasonable efforts, should be known to Borrowers, Principals or Indemnitor. The foregoing indemnity with respect to any untrue statement or misstatement contained in, or omission from, preliminary Offering Materials shall not inure to the benefit of any member of the Lehman Group or the Underwriting Group (or any person controlling such Lehman Group or Underwriting Group) from whom the Person asserting any such loss, liability, claim, damage or expense purchased any of the securities which are the subject thereof if Borrowers shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Person was not provided with a copy of the final Offering Materials at or prior to the written confirmation of the sale of such securities to such Person and the loss, liability, claim, damage or expense resulted from an untrue statement or misstatement contained in, or omission from, the preliminary Offering Materials that was corrected in the final Offering Materials. This indemnity agreement will be in addition to any liability which Borrowers may otherwise have. Moreover, the indemnification provided for in Clauses (B) and (C) above shall be effective whether or not an indemnification certificate described in (A) above is provided and shall be applicable based on information previously provided by Borrowers or its Affiliates if Borrowers do not provide the indemnification certificate.

     (c) In connection with filings under the Exchange Act, Borrowers, jointly and severally, agree to indemnify (i) Lender, the Lehman Group and the Underwriter Group for Liabilities to which Lender, the Lehman Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the Provided Information a material fact required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made not misleading (other than any such statement, misstatement or omission made in reliance upon the reports of third parties that do not, to the best of Borrowers' knowledge, contain any untrue statement or misstatement, of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which

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they were made, not misleading) and (ii) reimburse Lender, the Lehman Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Lehman Group or the Underwriter Group in connection with defending or investigating the Liabilities. The foregoing indemnity shall not apply with respect to any Liabilities that arise out of or are based upon any untrue statement, misstatement or omission or any alleged untrue statement, misstatement or omission to state in the Provided Information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading, if such untrue statement, misstatement or omission or alleged untrue statement, misstatement or omission related to statements of information that do not accurately reflect Provided Information or any corrections or updates to Provided Information which were provided prior to the delivery of the final Offering Materials to investors and none of Borrowers, Principals or Indemnitor has been given reasonable opportunity to review the proposed filing under the Exchange Act and to correct such untrue statement, misstatement or omission. In no event shall the indemnification, contribution or reimbursement obligations of Borrowers under this Section 9.2 apply to any filings made under the Exchange Act after the initial filings, if any, are made.

     (d) Promptly after receipt by an indemnified party under this Section 9.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 9.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this
Section 9.2 the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by such indemnified patty in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party to parties. The Indemnified Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the employment thereof has been specifically authorized by Borrowers in writing; or (ii) in such claims or action there is, in the reasonable opinion of independent counsel, a conflict concerning any material issue between the position of Borrower and such Indemnified Person, in which case if such Indemnified Person notifies Borrowers in writing that it elects to employ separate counsel at the expense of Borrowers, then such counsel shall have the right to assume the defense of such action on behalf of such Indemnified Person; provided, however, that unless, in the reasonable opinion of independent counsel, an actual or potential conflict exists between two or more Indemnified Persons, Borrowers shall not be required to pay the fees and disbursements of more than one separate counsel for all Indemnified Persons. Nothing set forth herein is intended to or shall impair the right of any Indemnified Person to retain separate counsel at its own expense.

     (e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreements provided for in Section 9.2(b) or (c) is or are for any reason held to be unenforceable by an indemnified party in respect of any losses, claims, damages or liabilities (or action in

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respect thereof) referred to therein which would otherwise be indemnifiable under Section 9.2(b) or (c), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) Lehman's and Borrowers' relative knowledge and access to information concerning the matter with respect to which claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrowers hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

     (f) The liabilities and obligations of both Borrowers and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

     Section 9.3   Servicer.

          Borrower acknowledges and agrees that at the option of Lender, the Loan may be serviced by a servicer/trustee (the "Servicer") selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement between Lender and Servicer; provided, however, such delegation will not release Lender from any of its obligations under the Loan Documents. Borrower shall be responsible for the payment of all out-of-pocket costs and expenses incurred by Servicer acting in a commercially reasonable manner in connection with the review and approval of or consent to Leases (when required hereunder or requested by Borrower), the negotiation of subordination, non-disturbance and attornment agreements (when required hereunder or requested by Borrower), the participation in any Condemnation proceedings, the approval of any Casualty settlement or the enforcement of the Loan Documents. Any action or inaction taken by the Servicer pursuant to this Agreement and the Loan Documents shall be binding to the same extent as if taken by Lender, and Borrower shall be entitled to rely on all actions and directions given by Servicer with respect to all matters concerning the Loan and Loan Documents unless and until Borrower receives contrary written instructions from the Lender.

     Section 9.4   Exculpation

     (a) Except as otherwise provided herein, Lender shall not enforce the liability and obligation of Borrowers to perform and observe the representations, warranties, covenants and obligations contained in the Note, this Agreement, the Security Instruments, or the other Loan Documents by any action or proceeding against Borrowers wherein a money judgment shall be sought, except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon its interest in the Note, this Agreement, the Security Instruments, the other Loan Documents, and the Collateral and any other collateral given to Lender pursuant to the Note, this Agreement, the Security Instruments or the other Loan Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrowers only to the extent of Borrowers' interests in the Collateral and in any other collateral given to Lender. In no event shall any Related Party have any personal liability for the payment of the indebtedness or any other sums due hereunder, under the Note, the Security Instruments or the other Loan Documents, or for the performance or observance of any other obligation of Borrowers other than pursuant to a written instrument executed by such Related Party specifically providing for such liability. Lender, by accepting the Note, this Agreement, the Security Instruments, agrees that it shall not, except as otherwise provided herein, sue for, seek or demand any deficiency judgment against Borrowers and/or any Related Party in any such action or proceeding, under or by reason of or under or in connection with the Note, this Agreement, the other

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Loan Documents, the Security Instruments. The provisions of this Section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by the Note, this Agreement, the other Loan Documents, the Security Instruments; (ii) impair the right of Lender to name Borrower(s) as party defendant(s) in any action or suit for judicial foreclosure and sale or other remedy under the Security Instruments; (iii) affect the validity or enforceability of any indemnity (including, without limitation, the Environmental Indemnity), guaranty (including, without limitation, the Guaranty), master lease or similar instrument made in connection with the Note, this Agreement, the Security Instruments or the other Loan Documents, (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Security Instruments; (vi) impair the right of Lender to enforce the provisions of Sections 4.1.8, 4.1.16(o), 4.1.26, 4.1.28, 5.1.9,
5.1.19 and 5.2.8of this Agreement; or (vii) impair the right of Lender to obtain a deficiency judgment or other judgment on the Note against Borrowers if necessary to preserve or enforce its rights and remedies against any Collateral and/or Insurance Proceeds or Awards to which Lender would otherwise be entitled under the Loan Documents; provided, however, Lender shall only enforce such judgment against such Collateral and/or to the extent of the Insurance Proceeds or Awards actually obtained by Borrowers, as the case may be.

     (b) Notwithstanding the provisions of this Section 9.4 to the contrary, Borrowers, jointly and severally, shall be personally liable to Lender for the direct, actual Losses it incurs due to: (i) fraud or intentional misrepresentation by a Borrower or any Related Party in connection with the execution and the delivery of the Note, this Agreement, the Security Instruments or the other Loan Documents; (ii) any intentional misapplication or misappropriation by a Borrower or a Mortgage Borrower of Rents received by such Borrower or such Mortgage Borrower after the occurrence of an Event of Default;
(iii) any intentional misapplication or misappropriation by a Borrower or a Mortgage Borrower of tenant security deposits or Rents collected more than one month in advance; (iv) the intentional misapplication or the misappropriation by a Borrower or a Mortgage Borrower of Insurance Proceeds or Awards; (v) any failure to pay Taxes, Other Charges or Ground Rent, charges for labor or materials or other charges by a Borrower or a Mortgage Borrower that can create Liens on any of the Collateral or one or more of the Properties (except to the extent that sums sufficient to pay such amounts have been deposited in the Lockbox Account or are otherwise in escrow with Lender or Mortgage Lender pursuant to the terms of this Agreement) but only to the extent that the Net Operating Income from the Properties available to Borrowers was sufficient to permit Borrowers to pay the same when due; (vi) any failure by a Borrower to return or to reimburse Lender for all Personal Property taken from a Property by or on behalf of a Borrower after the occurrence of an Event of Default and in violation of the terms of this Agreement and the Security Instruments and not replaced with Personal Property of the same utility and of the same or greater value; (vii) any act of actual intentional waste or arson by a Borrower, a Mortgage Borrower, any principal, affiliate or general partner thereof or by any Indemnitor or Guarantor which is not attributable to a lack of sufficient Net Operating Income available to a Borrower from a Property or Collateral to perform all of a Borrower's or such affiliate's obligations under the Note, this Agreement, the Security Instruments or the other Loan Documents; (viii) any fees or commissions paid by a Borrower to any principal, affiliate or general partner of a Borrower, Indemnitor or Guarantor in violation of the terms of the Note, this Agreement, the Security Instruments or the other Loan Documents; (ix) any failure by a Borrower to comply with the provisions of Sections 4.1.26 and
5.1.19 hereof; or (x) if a Property, the Collateral or any part thereof shall become an asset in an involuntary bankruptcy or insolvency proceeding commenced by any Person (other than Lender) and Borrowers fails to use their respective commercially reasonable efforts to obtain a dismissal of such proceedings.

     (c) Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in Subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect as to any of the Borrowers (but not to any Related Party other than pursuant to a written instrument executed by such Related Party specifically providing for such liability) (i) in the event of willful default by a Borrower to provide a report or information under
Section 5.1.10(b), (c), (f), (i), (j), (k) and (l), but a

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failure to provide such reports and information shall not be deemed willful if such failure is the result of good faith error and is cured within ten (10) Business Days after notice is delivered to such Borrower, provided, however, that if (x) such Borrower is prevented by an unaffiliated third party from delivering such information, and (y) such Borrower uses reasonable efforts (including the reasonable expenditure of money) to obtain such information, then such failure shall not be deemed willful so long as such Borrower continuously endeavors in good faith to obtain the required financial reports and information and delivers same to Lender as soon as it becomes available to such Borrower,
(ii) in the event of a default under Section 4.1.22 of this Agreement such that either (A) such failure was considered by a court as a factor in the court's finding for a consolidation of the assets of any of the Borrowers with the assets of another Person or (B) as a result thereof, Lender suffers any material damage, cost, liability, or expense (including reasonable attorneys' fees and disbursements, whether or not litigation has commenced); provided, however, that in the absence of an actual consolidation, recourse may be had against any of the Borrowers only to the extent of Losses for its failure to comply with the provisions of Section 4.1.22, (iii) in the event of a default under Section
5.2.12 of this Agreement, (iv) in the event that any Borrower or Mortgage Borrower incurs Indebtedness not otherwise permitted under the Loan Documents or the Mortgage Loan Documents; provided, however, if an agent or employee of a Borrower or a Manager enters into an Equipment lease or Equipment financing in violation of the provisions of the Mortgage Loan Documents or the Loan Documents without express authorization from an executive officer of Borrower, Mortgage Borrower, Indemnitor or Guarantor, then such violation for purposes of this subsection (iv) shall not result in a nullification of subsection 9.4(a) (but Borrowers shall be liable for all Losses related to such violation) so long as such Equipment lease or Equipment financing is terminated and released to Lender's reasonable satisfaction within ten (10) Business Days of the earlier of
(x) Lender's notice to Borrowers (or Mortgage Lender's notice to Mortgage Borrowers) of such violation or (y) the date that an executive officer of a Borrower, Mortgage Borrower or any officer of Borrower or Mortgage Borrower or of Indemnitor or Guarantor actually becomes aware of such violation, (v) if a Property or Collateral or any part thereof shall become an asset in a voluntary bankruptcy or insolvency proceeding or (vi) if the first full Monthly Debt Service Payment Amount is not paid when due.

     (d) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Security Instruments or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with the Note, this Agreement, the Security Instruments and the other Loan Documents.

     Section 9.5   Contributions and Waivers.

     (a) As a result of the transactions contemplated by this Agreement, each Borrower will benefit, directly and indirectly, from each Borrower's obligation to pay the Debt and perform its obligations under the Note, this Agreement and the other Loan Documents (the "Obligations") and in consideration therefor desire to enter into an allocation and contribution agreement among themselves as set forth in this Section 9.5 to allocate such benefits among themselves and to provide a fair and equitable agreement to make contributions among each of the Borrowers in the event any payment is made by any individual Borrower hereunder to the Lender (such payment being referred to herein as a "Contribution," and for purposes of this Section 9.5, includes any exercise of recourse by the Lender against any Collateral of a Borrower and application of proceeds of such Collateral in satisfaction of such Borrower's obligations, to the Lender under the Loan Documents).

     (b) Each Borrower shall be liable hereunder with respect to the Obligations only for such total maximum amount (if any) that would not render its Obligations hereunder or under any of the Loan Documents subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any State law.

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     (c)  In order to provide for a fair and equitable contribution among the
Borrowers in the event that any Contribution is made by an individual Borrower (a "Funding Borrower"), such Funding Borrower shall be entitled to a reimbursement Contribution ("Reimbursement Contribution") from all other Borrowers for all payments, damages and expenses incurred by that Funding Borrower in discharging any of the Obligations, in the manner and to the extent set forth in this Section 9.5. The amount of any Reimbursement Contribution hereunder shall be equal to the payment made by the Funding Borrower to the Lender or any other beneficiary pursuant to this Agreement and shall be determined as of the date on which such payment is made.

     (d) For purposes hereof, the "Benefit Amount" of any individual Borrower as of any date of determination shall be the net value of the benefits to such Borrower and its affiliates from extensions of credit made by the Lender to (a) such Borrower and (b) to the other Borrowers hereunder and the Loan Documents to the extent such other Borrowers have guaranteed or mortgaged their Properties to secure the Obligations of such Borrower to the Lender.

     (e) Each Borrower shall be liable to a Funding Borrower in an amount equal to the greater of (A) the (i) ratio of the Benefit Amount of such Borrower to the total amount of Obligations, multiplied by (ii) the amount of Obligations paid by such Funding Borrower, or (B) 95% of the excess of the fair saleable value of the Related Property of such Borrower over the total liabilities of such Borrower (including the maximum amount reasonably expected to become due in respect of contingent liabilities) determined as of the date on which the payment made by a Funding Borrower is deemed made for purposes hereof (giving effect to all payments made by other Funding Borrowers as of such date in a manner to maximize the amount of such Contributions).

     (f) In the event that at any time there exists more than one Funding Borrower with respect to any Contribution (in any such case, the "Applicable Contribution"), then Reimbursement Contributions from other Borrowers pursuant hereto shall be allocated among such Funding Borrowers in proportion to the total amount of the Contribution made for or on account of the other Borrowers by each such Funding Borrower pursuant to the Applicable Contribution. In the event that at any time any Borrower pays an amount hereunder in excess of the amount calculated pursuant to this Section 9.5 above, that Borrower shall be deemed to be a Funding Borrower to the extent of such excess and shall be entitled to a Reimbursement Contribution from the other Borrowers in accordance with the provisions of this Section.

     (g) The Borrowers acknowledge that the right to Reimbursement Contribution hereunder shall constitute an asset in favor of the Borrower to which such Reimbursement Contribution is owing.

     (h) No Reimbursement Contribution payments payable by a Borrower pursuant to the terms of this Section 9.5 shall be paid until all amounts then due and payable by all of the Borrowers to Lender, pursuant to the terms of the Loan Documents, are paid in full in cash. Nothing contained in this Section 9.5 shall limit or affect in any way the Obligations of any Borrower to Lender under the Note or any other Loan Documents.

     (i)  Each Borrower waives:

               (1) any right to require Lender to proceed against any other Borrower or any other person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender's power before proceeding against such entity;

               (2) the defense of the statute of limitations in any action against any other Borrower or for the collection of any indebtedness or the performance of any obligation under the Loan;

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               (3)  any defense based upon any legal disability or other defense of any other Borrower, any guarantor or any other person or by reason of the cessation or limitation of the liability of any other Borrower or any guarantor from any cause other than full payment of all sums payable under the Note, this Agreement and any of the other Loan Documents;

               (4) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of any other Borrower or any principal of any other Borrower or any defect in the formation of any other Borrower or any principal of any other Borrower;

               (5) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;

               (6) any defense based upon any failure by Lender to obtain collateral for the indebtedness or failure by the Lender to perfect a Lien on any collateral;

               (7)  presentment, demand, protest and notice of any kind;

               (8) any defense based upon any failure of Lender to give notice of sale or other disposition of any collateral to any other Borrower or to any other Person or any defect in any notice that may be given in connection with any sale or disposition of any collateral;

               (9) any defense based upon any failure of Lender to comply with Applicable Laws in on with the sale or other disposition of any collateral, including, without limitation, any failure of Lender to conduct a commercially reasonable sale or other disposition of any collateral;

               (10) any defense based upon any election by Lender, in any bankruptcy proceeding, of the application or non-application of
          Section 1111(b)(2) of the Bankruptcy Code or any successor statute;

               (11) any defense based upon any use of cash collateral under
          Section 363 of the Bankruptcy Code;

               (12) any defense based upon any agreement or stipulation entered into by Lender with respect to the provision of adequate protection in any bankruptcy proceeding;

               (13) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code;

               (14) any defense based upon the avoidance of any security interest in favor of Lender for any reason;

               (15) any defense based upon any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding, including any discharge of, or bar or stay against collecting, all or any of the obligations evidenced by the Note or owing under any of the Loan Documents;

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               (16) any defense or benefit based upon the designation by
          Borrower, or any other party, of the portion of any obligation secured by the Security Instruments, as applicable, to be satisfied by any payment from any other Borrower or any such party;

               (17) all rights and defenses arising out of an election of remedies by Lender even though the election of remedies, such as nonjudicial foreclosure with respect to security for the Loan or any other amounts owing under the Loan Documents, has destroyed the rights of subrogation and reimbursement of Borrower against any other Borrower;

               (18) all rights and defenses that such Borrower may have because any of Debt is secured by Collateral. This means, among other things:
          (A) Lender may collect from such Borrower without first foreclosing on collateral pledged by any other Borrower; (B) If Lender forecloses or realizes upon on any collateral pledged by any other Borrower, (i) the amount of the Debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, (ii) Lender may collect from any Borrower even if such other Borrower, by foreclosing on the collateral, has destroyed any right any Borrower may have to collect from any other Borrower. This is an unconditional and irrevocable waiver of any rights and defenses such Borrower may have because any of the Debt is secured by the Collateral; and

               (19) any claim or other right which such Borrower might now have or hereafter acquire against any other Borrower or any other person that arises from the existence or performance of any Obligations, including, without limitation, any of the following: (a) any right of subrogation, reimbursement, exoneration, contribution, or indemnification; or (b) any right to participate in any claim or remedy of Lender against any other Borrower or any collateral security therefor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law.

     Section 9.6   Reallocation of Loan Amounts.

     Lender shall have the right, from time to time, to sever the Note and the other Loan Documents into one or more separate notes, Security Instruments and other security documents (the "Severed Loan Documents") in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrowers shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender; provided that (i) the aggregate principal amount of the Loan immediately following such severance shall equal the outstanding principal balance of the Loan immediately prior to such reallocation, (ii) the aggregate Monthly Scheduled Amortization Payments immediately following such severance shall not exceed the aggregate Monthly Scheduled Amortization Payments immediately prior to such severance, (iii) the weighted average interest rate of the Note and the Mortgage Note immediately following such severance shall equal the weighted average interest rate which was applicable to the Note and the Mortgage Note immediately prior to such severance and (iv) except as provided in clauses (i) through and including (iii) above, Borrower's obligations under the Loan Documents shall not be increased nor shall any of Borrower's rights pursuant to the Loan Documents be diminished. Borrowers hereby absolutely and irrevocably appoint Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrowers ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until ten (10) days after notice has been given to Borrowers by Lender of Lender's intent to exercise its rights under such power. The Severed Loan Documents shall not contain

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any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrowers only as of the Closing Date.

     X.   MISCELLANEOUS

     Section 10.1  Survival

     This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrowers, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

     Section 10.2  Lender's Discretion

     Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole, but good faith discretion of Lender and shall be final and conclusive if made in good faith. Whenever herein it is otherwise provided that approvals shall not be unreasonably withheld, conditioned or delayed, Lender shall apply the standards of a reasonably prudent mezzanine lender. To the extent Lender provides notice to Borrower, all rights of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or unsatisfactory, may be exercised by a member of Lender. Any such exercise by a member of Lender, as provided in such notice to Borrower, shall be treated as an exercise by Lender.

     Section 10.3  Governing Law.

     (a) THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS).

     (b) WITH RESPECT TO ANY CLAIM OR ACTION ARISING HEREUNDER OR UNDER THIS AGREEMENT, THE NOTE, OR THE OTHER LOAN DOCUMENTS, EACH OF BORROWERS (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF, AND (B) IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING ON VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS BROUGHT IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS WILL BE DEEMED TO PRECLUDE LENDER FROM

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BRINGING AN ACTION OR PROCEEDING WITH RESPECT HERETO IN ANY OTHER JURISDICTION.

     Section 10.4  Modification, Waiver in Writing

     No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Note, or of any other Loan Document, nor consent to any departure by Borrowers therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrowers, shall entitle Borrowers to any other or future notice or demand in the same, similar or other circumstances.

     Section 10.5  Delay Not a Waiver

     Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

     Section 10.6  Notices

     All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to any of the Borrowers:  c/o Wyndham International, Inc.
                             1950 Stemmons Freeway
                             Suite 6001
                             Dallas, Texas 75207
                             Attention:        Chief Financial Officer
                             Facsimile No.: (214) 863-1986

With a copy to:              c/o Wyndham International, Inc.
                             1950 Stemmons Freeway
                             Suite 6001
                             Dallas, Texas 75207
                             Attention:        General Counsel
                             Facsimile No.: (214) 863-1986

                                      and

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                             Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                             1700 Pacific Avenue
                             Suite 4100
                             Dallas, Texas 75201
                             Attention:        Carl B. Lee, P.C.
                             Facsimile No.: (214) 969-4343

If to Lender:                LBREP Wyndham Mezzanine LLC
                             399 Park Avenue
                             New York, New York 10022
                             Attention: Mr. Michael Barr
                             Facsimile No.: (646) _________

With a copy to:              Katten Muchin Zavis Rosenman
                             575 Madison Avenue
                             New York, New York  10022
                             Attention:  Jill D. Block, Esq.
                             Facsimile No.: (212) 940-8776

or addressed as such party may from time to time designate by written notice to the other parties.

     A party by notice to the others may designate additional or different addresses for subsequent notices or communications.

     Section 10.7  Trial by Jury.

     EACH OF BORROWERS HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY SUCH BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

     Section 10.8  Headings

     The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     Section 10.9  Severability

     Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

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     Section 10.10 Preferences

     Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrowers to any portion of the Obligations. To the extent Borrowers make a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

     Section 10.11 Waiver of Notice

     Borrowers shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrowers and except with respect to matters for which Borrowers are not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrowers hereby expressly waive the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrowers.

     Section 10.12 Remedies of Borrower

     In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrowers agree that neither Lender nor its agents shall be liable for any monetary damages, and Borrowers' sole remedies (individually and collectively) shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

     Section 10.13 Expenses; Indemnity

     (a) Except as otherwise expressly provided herein or in any of the other Loan Documents, Borrowers covenant and agree to pay or, if Borrowers fail to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrowers (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Collateral or with respect to the Properties or the Mortgage Borrowers);
(ii) Borrowers' ongoing performance of and compliance with Borrowers' respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date and the Mortgage Borrowers' ongoing performance of and compliance with Borrowers' respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with under the Mortgage Loan Documents, in each case, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date and the

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Mortgage Borrowers' ongoing performance of and compliance with Borrowers'
respective agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with under the Mortgage Loan Documents; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) securing Borrowers' compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the security interests in the Collateral in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrowers, this Agreement, the other Loan Documents, the Collateral or any other security given for the Loan or the Borrowers' respective interests in the Properties; and (viii) enforcing any obligations of or collecting any payments due from Borrowers under this Agreement, the other Loan Documents or with respect to the Properties, the Collateral or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrowers shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.

     (b) Borrowers, jointly and severally, shall indemnify, defend and hold harmless Lender from and against any and all direct, actual liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by a Borrower of its obligations under, or any material misrepresentation by a Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the "Indemnified Liabilities"); provided, however, that Borrowers shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender, its employees or agents. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrowers shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

     (c) Borrowers, jointly and severally, shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Lender and the Indemnified Parties from and against any and all losses (including, without limitation, attorneys' fees and costs incurred in the investigation, defense, and settlement of losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender's sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Sections 4.1.8 or 5.2.8 hereof.

     (d)  INTENTIONALLY OMITTED.

     (e)  INTENTIONALLY OMITTED.

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     Section 10.14 Schedules and Exhibits Incorporated

     The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

     Section 10.15 Offsets, Counterclaims and Defenses

     Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrowers may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrowers in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrowers.

     Section 10.16 No Joint Venture or Partnership; No Third Party Beneficiaries

     (a) Borrowers and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrowers and Lender nor to grant Lender any interest in the Collateral other than that of pledgor, beneficiary or lender.

     (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrowers and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrowers any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

     Section 10.17 Publicity

     All news releases, publicity or advertising by Borrowers or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, Lehman, or any of their Affiliates shall be subject to the prior written approval of Lender.

     Section 10.18 Cross-Default; Cross-Collateralization; Waiver of Marshalling
                   of Assets

     (a) Each Borrower acknowledges that the Debt is secured by the Security Instruments. The Security Instruments shall constitute security for the Note and that a default by any one Borrower under any Loan Document shall be, and be deemed to be, a default by each Borrower under the Loan Documents. Borrowers agree that the Loan is and will be cross-defaulted and cross-collateralized as described in the immediately preceding sentence of this Section 10.18 and such cross-default and cross-collateralization is, and shall be deemed to be, supported by good and valuable consideration and shall in no event be deemed to constitute a fraudulent conveyance.

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     (b)  To the fullest extent permitted by law, each Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of any Borrower, any Borrower's partners and others with interests in a Borrower, and of the Collateral, or to a sale in inverse order of alienation in the event of foreclosure of interests in all or any of the Security Instruments, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Collateral, as applicable, for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt, in preference to every other claimant whatsoever. In addition, each Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Security Instruments, any equitable right otherwise available to a Borrower which would require the separate sale of the Collateral or require Lender to exhaust its remedies with respect to any portion of the Collateral before proceeding against any other portion of the Collateral or combination of Collateral; and further in the event of such foreclosure each Borrower does hereby expressly consent to and authorize, at the option of Lender, the foreclosure of interests in, and sale, either separately or together of any combination of the Collateral.

     Section 10.19 Waiver of Counterclaim

     Each Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents, but such Borrower does not waive its right to assert any such claim in a separate action, provided that such separate action does not prevent the application of payments to the Debt.

     Section 10.20 Conflict; Construction of Documents; Reliance

     In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Each Borrower acknowledges that, with respect to the Loan, such Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in such Borrower, and such Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Each Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of such Borrower or its Affiliates.

     Section 10.21 Brokers and Financial Advice

     Each Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Each Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender's attorneys' fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of a Borrower or Lender in connection with the transactions contemplated herein. The provisions of this
Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

     Section 10.22 Prior Agreements

     This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, between each Borrower and/or its Affiliates and Lender relating solely to the transactions contemplated hereby are superseded by the terms of this Agreement and the other Loan Documents.

     Section 10.23 Compliance With Mortgage Loan Documents

          Each Borrower shall, or shall cause its Related Mortgage Borrower to:
(a) pay all principal, interest and other sums required to be paid by such Borrower or such Mortgage Borrower under and pursuant to the provisions of the Mortgage Loan Documents; (b) diligently perform and observe all of the terms, covenants and conditions of the Mortgage Loan Documents on the part of such Mortgage Borrower to be performed and observed, unless such performance or observance shall be waived in writing by the Mortgage Lender; (c) promptly notify Lender of the giving of any notice by the Mortgage Lender to such Mortgage Borrower or such Borrower of any default by such Mortgage Borrower in the performance or observance of any of the terms, covenants or conditions of the Mortgage Loan Documents on the part of Mortgage Borrower to be performed or observed and deliver to Lender a true copy of each such notice, together with any other consents, notices, requests or other written correspondence between such Mortgage Borrower and Mortgage Lender; and (d) not enter into or be bound by any Mortgage Loan Documents that are not approved by Lender.

     Section 10.24 Mortgage Loan Defaults

          (a) Without limiting the generality of the other provisions of this Agreement, and without waiving or releasing any Borrower from any of such Borrower's obligations hereunder, if there shall occur any default under Mortgage Loan Documents and, in connection therewith, Mortgage Lender delivers a notice of default asserting that such Related Mortgage Borrower has defaulted in the performance or observance of any term, covenant or condition of the Mortgage Loan Documents (and the same shall have continued beyond any applicable notice or grace periods, and without regard to any other defenses or offset rights such Mortgage Borrower may have against Mortgage Lender), such Borrower hereby expressly agrees that Lender shall have the immediate right, with prior notice to such Borrower (to the extent required hereunder), but shall be under no obligation: (i) to pay all or any part of the loan evidenced by the Mortgage Loan Documents, and any other sums, that are then due and payable and to perform any act or take any action on behalf of such Borrower and/or its Related Mortgage Borrower, as may be appropriate, to cause all of the terms, covenants and conditions of the Mortgage Loan Documents on the part of such Mortgage Borrower to be performed or observed thereunder to be promptly performed or observed and to cure or attempt to cure any default under the Mortgage Loan Documents; and (ii) to pay any other amounts and take any other action as Lender, in its sole and absolute discretion, shall deem advisable to protect or preserve the rights and interests of Lender in the Loan and/or the Collateral. All sums so paid and the costs and expenses incurred by Lender in exercising rights under this Section (including, without limitation, attorneys' and other professional fees), with interest at the Default Rate for the period from the date that such costs or expenses were incurred to the date of payment to Lender, shall constitute a portion of the Debt, shall be secured by the pledge under Security Instruments, as applicable, and shall be due and payable to Lender within 10 days following demand therefor.

          (b) Each Borrower hereby indemnifies Lender from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including, without limitation, attorneys' and other professional fees, whether or not suit is brought, and settlement costs) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Lender as a result of any action listed in Section 10.24(a), unless Lender or Lender's agent shall have acted with willful misconduct or gross negligence in the discharge of such action. Lender shall have no obligation to any Borrower, its Mortgage Borrower or any other party to make any such payment or performance. No Borrower shall impede, interfere with, hinder or delay, nor shall any Borrower cause its Related Mortgage Borrower to impede, interfere with, hinder or delay, any effort or action on the part of Lender to cure any default or asserted default under the loan evidenced by the Mortgage Loan Documents, or to otherwise protect or preserve Lender's interests in the Loan and the Collateral following a default or asserted default under the Mortgage Loan Documents.

          (c) Any default or breach by a Mortgage Borrower under its Mortgage Loan Documents which is not cured prior to the expiration of any applicable grace, notice or cure period afforded to such Mortgage Borrower under such Mortgage Loan Documents, or otherwise afforded to such Mortgage Borrower in writing by Mortgage Lender, shall constitute an Event of Default, without regard to any subsequent payment or performance of any such obligations by Lender. Each Borrower hereby grants Lender and any person designated by Lender the right to enter upon the Related Property at any time following the occurrence and during the continuance of any default beyond all applicable cure periods, or the assertion by the Related Mortgage Lender that a default, beyond all applicable cure periods, has occurred under the Mortgage Loan Documents, for the purpose of taking any such action or to appear in, defend or bring any action or proceeding to protect such Borrower's, such Mortgage Borrower's and/or Lender's interest. Lender may take such action as Lender deems reasonably necessary or desirable to carry our the intents and purposes of this subsection (including, without limitation, communicating with Mortgage Lender with respect to any defaults under the Mortgage Loan Documents), without prior notice to, or consent from, any Borrower. Lender shall have no obligation to complete any cure or attempted cure undertaken or commenced by Lender.

          (d) If Lender shall receive a copy of any notice of default under Mortgage Loan Documents sent by Mortgage Lender to a Mortgage Borrower, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon, unless Lender or Lender's agent shall have acted with willful misconduct or gross negligence in the taking or in failing to take such action. As a material inducement to Lender's making the Loan, each Borrower hereby absolutely and unconditionally releases and waives all claims against Lender arising out of Lender's exercise of its rights and remedies provided in this Section, except to the extent that Lender or Lender's agent shall have acted with willful misconduct or gross negligence in the exercise of such rights and remedies. In the event that Lender makes any payment in respect of the Mortgage Loan, Lender shall be subrogated to all of the rights of Mortgage Lender under such Mortgage Loan Documents against the Related Property, in addition to all other rights it may have under the Loan Documents.

          (e) In connection with the exercise of its rights in this Section, Lender shall have the right at any time to discuss the Property, the Mortgage Loan, the Loan or any other matter directly with Mortgage Lender or Mortgage Lender's consultants, agents or representatives without notice to or permission from Borrower, Mortgage Borrower or any other Restricted Party, nor shall Lender have any obligation to disclose such discussions or the contents thereof with the Borrower, the Mortgage Borrower or any other Restricted Party.

          (f) Any default or breach under the Mortgage Loan Documents which is cured by Lender after the expiration of any applicable grace, notice or cure period under the Mortgage Loan Documents, shall constitute an immediate Event of Default under this Agreement without any notice, grace or cure period otherwise applicable under this Agreement.

          (g) In the event that Lender makes any payment in respect of the Mortgage Loan, Lender shall be subrogated to all of the rights of Mortgage Lender under the Mortgage Loan Documents against the Property, Mortgage Borrower and each other obligor thereunder in addition to all other rights Lender may have under the Loan Documents or Applicable Law.

          (h) In the event the Lender is required pursuant to the terms of the Intercreditor Agreement to pay over to Mortgage Lender any payment or distribution of assets, whether in cash, property or securities which had previously been paid to Lender, including, without limitation, any proceeds of the Property previously received by Lender on account of the Loan, which payment or distribution is applied in respect of the Mortgage Loan, then Borrower agrees that any amount so paid shall continue to be owing pursuant to the Loan Documents as part of the Debt notwithstanding the prior receipt of such payment by Lender.

     Section 10.25 Mortgage Loan Estoppels

          Each Borrower shall, or shall cause its Related Mortgage Borrower to, from time to time, obtain from the Mortgage Lender such certificates of estoppel with respect to compliance by such Mortgage Borrower with the terms of its Mortgage Loan Documents as may be reasonably requested by Lender. In the event or to the extent that Mortgage Lender is not legally obligated to deliver such certificates of estoppel and is unwilling to deliver the same, or is legally obligated to deliver such certificates of estoppel but breaches such obligation, then Borrowers shall not be in breach of this provision so long as Borrowers furnish to Lender an estoppel executed by Borrowers and Mortgage Borrowers expressly representing to Lender, to the best of their knowledge, the information requested by Lender regarding compliance by Mortgage Borrowers with the terms of their respective Mortgage Loan Documents. Borrowers, jointly and severally, hereby indemnify Lender from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including, without limitation, attorneys' and other professional fees, whether or not suit is brought and settlement costs) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Lender if and to the extent based in whole or in part upon any fact, event, condition, or circumstances relating to the Mortgage Loan which was misrepresented in, or which warrants disclosure to make the representation of such fact, event condition or circumstance not misleading, and was omitted from such estoppel executed by one or more of Borrowers, and Mortgage Borrowers.

     Section 10.26 No Amendments to Mortgage Loan Documents

          No Borrower shall cause or permit its Related Mortgage Borrower to enter into any amendment or modification of any of the Mortgage Loan Documents without obtaining the prior written approval of Lender, which approval shall not be unreasonably withheld if such modification, amendment, extension, renewal or replacement does not in Lender's sole, but reasonable, discretion have an adverse impact on Lender or the Loan; provided, however that Mortgage Lender and the Related Mortgage Borrower shall have the right to enter into, execute and agree to a modification, amendment, consolidation, spreader, restatement or waiver of any provision of the Mortgage Loan Documents without obtaining the consent of Lender, provided no such modification, amendment, consolidation, spreader, restatement or wavier shall (i) be a material modification, amendment, extension or replacement of the Mortgage Loan Documents, (ii) increase the principal amount secured by the mortgage loan under such Mortgage Loan Documents, (iii) increase the interest rate payable under the mortgage loan under such Mortgage Loan Documents, (iv) provide for the payment of any additional interest, kicker or similar equity feature, (v) modify the maturity of the mortgage loan under such Mortgage Loan Documents other than pursuant to the terms of such Mortgage Loan Documents (except that Mortgage Lender may extend the maturity date of such mortgage loan in connection with any work-out or other surrender, compromise, release, renewal, or indulgence relating to such mortgage loan), (vi) spread the Lien of such mortgage loan to encumber any additional real property (except as expressly provided in the Mortgage Loan

Documents), (vii) cross-default such mortgage loan with any other indebtedness,
(viii) change the amount or timing of amortization of principal under such mortgage loan (except that Mortgage Lender may change the amortization of principal of such mortgage loan in connection with any work-out or other surrender, compromise, release, renewal, or indulgence relating thereto), (ix) adversely affect in any material respect the rights and interests of Lender under the Loan Documents. Notwithstanding the foregoing, any amounts funded by Mortgage Lender under the Mortgage Loan Documents as a result of (A) the making of any protective advances or other advances by Mortgage Lender expressly permitted by the terms of the Mortgage Loan Documents, or (B) interest accruals or accretions and any compounding thereof (including default interest) shall not at any time be deemed to contravene this Section.

     Section 10.27 Acquisition of the Mortgage Loan

          (a) None of Borrowers, Mortgage Borrowers, Guarantor or any affiliate of any of them shall acquire or agree to acquire the Mortgage Loan, or any portion thereof or any interest therein, or any direct or indirect ownership interest in the holder of the Mortgage Loan, via purchase, transfer, exchange or otherwise, and any breach or attempted breach of this provision shall constitute an Event of Default hereunder. If, solely by operation of applicable subrogation law, a Borrower shall have failed to comply with the foregoing, then Borrowers:
(i) shall immediately notify Lender of such failure; (ii) shall cause any and all such prohibited parties acquiring any interest in the such Mortgage Loan
Documents: (A) not to enforce such Mortgage Loan Documents; and (B) upon the request of Lender, to the extent any of such prohibited parties has or have the power or authority to do so, to promptly: (1) cancel the promissory note evidencing the mortgage loan pursuant to such Mortgage Loan Documents, (2) reconvey and release the Lien securing such mortgage loan and any other collateral under such Mortgage Loan Documents, and (3) discontinue and terminate any enforcement proceeding(s) under such Mortgage Loan Documents.

          (b) Borrowers hereby expressly covenant and agree that if, at any time after the date hereof, the Loan and the Mortgage Loan cease to be under affiliated ownership, and Lender acquires the Mortgage Loan when an Event of Default shall be continuing, then, at Lender's option, exercised in Lender's sole and absolute discretion, Lender may elect: (i) to declare that the Mortgage Loan is in default (which default shall not be subject to any grace, notice or cure periods); and (ii) to accelerate the indebtedness under the Mortgage Loan.

          (c) Lender shall have the right at any time to acquire all or any portion of the Mortgage Loan or any interest in any holder of, or participant in, the Mortgage Loan without notice or consent of Borrower or any other Restricted Party, in which event Lender shall have and may exercise all rights of the Mortgage Lender thereunder (to the extent of its interest), including the right (i) to declare that the Mortgage Loan is in default and (ii) to accelerate the Mortgage Loan indebtedness, in accordance with the terms thereof and (iii) to pursue all remedies against any obligor under the Mortgage Loan Documents.

     Section 10.28 Deed In Lieu of Foreclosure; Borrower not to Acquire Mortgage
                   Loan

          (a) No Borrower shall, nor shall any Borrower cause, suffer or permit a Mortgage Borrower to, enter into any deed-in-lieu or consensual foreclosure with or for the benefit of Mortgage Lender or any of its affiliates. Without the express prior written consent of Lender, no Borrower shall, nor shall any Borrower cause, suffer or permit a Mortgage Borrower to, enter into any consensual sale or other transaction in connection with the Mortgage Loan which could diminish, modify, terminate, impair or otherwise adversely affect the interests of Lender or a Borrower in the Collateral or any portion thereof or any interest therein or of the Related Mortgage Borrower in the Related Property or any portion thereof or any interest therein.

          (b) For so long as any amounts in respect of the Loan remain outstanding, none of Borrowers or their Affiliates shall acquire the Mortgage Loan or any interest therein.

     Section 10.29 Refinancing or Prepayment of the Mortgage Loan

          (a) Subject to the provisions of subsection (b) of this Section, none of Borrowers or Mortgage Borrowers shall be required to obtain the consent of Lender to make any partial or full prepayments of amounts owing under the Mortgage Loan.

          (b) Following the end of the Lock-Out Period, none of Borrowers or Mortgage Borrowers shall be required to obtain the consent of Lender to refinance the Mortgage Loan, provided that the Loan is paid in full in accordance with the terms of the Note (including any prepayment premiums, the Additional Interest and other amounts due and payable to Lender under the Loan Documents).

          (c) Each Borrower shall cause its Related Mortgage Borrower to obtain the prior written consent of Lender to enter into any refinancing of the Mortgage Loan, as applicable, other than as specified in subsection (b) of this Section, which consent shall not be unreasonably withheld, conditioned or delayed, provided that any such refinancing: (i) shall be in an amount no greater than the original principal amount of, the Mortgage Loan, as applicable;
(ii) shall be evidenced by loan documentation in form and substance reasonably satisfactory to Lender; (iii) shall be subject to an intercreditor agreement between Lender and such refinancing lender on terms and conditions reasonably satisfactory to Lender; and (iv) satisfies, in full, the debt under the Mortgage Loan.

     Section 10.30 Independent Approval Rights.

          Except as may be provided herein to the contrary (including without limitation, in Section 10.32), but without limiting any requirements in the Loan Documents that Lender not unreasonably withhold its consent or approval, if any action, proposed action or other decision is consented to or approved by Mortgage Lender, such consent or approval shall not be binding or controlling on Lender. Borrowers hereby acknowledge and agree that (i) the risks of Mortgage Lender in making the Mortgage Loan are different from the risks of Lender in making the Loan, (ii) in determining whether to grant, deny, withhold or condition any requested consent or approval Mortgage Lender and Lender may reasonably reach different conclusions, and (iii) Lender has an absolute independent right to grant, deny, withhold or condition any requested consent or approval based on its own point of view.

     Section 10.31 Intercreditor Agreement

          Lender contemplates that, subsequent to the date hereof, it may enter into an intercreditor agreement with Mortgage Lender memorializing their relative rights and obligations with respect to the Mortgage Loan, the Loan, Mortgage Borrowers, Borrowers and the Properties (the "Intercreditor Agreement"). Borrowers hereby acknowledge and agree that any such Intercreditor Agreement will be solely for the benefit of Lender and Mortgage Lender, and that Borrowers and Mortgage Borrowers shall not be intended third-party beneficiaries of any of the provisions therein and shall not be entitled to rely on any of the provisions contained therein. Borrowers' Obligations are and will be independent of such Intercreditor Agreement and shall remain unmodified by the terms and provisions thereof.

     Section 10.32 Subordination; Relationship to Mortgage Loan

          (a) If the Mortgage Loan Documents (or Lender-approved loan documents evidencing or securing a replacement, substitution or refinancing of loan(s) represented thereby), on the one hand, and the Loan Documents, on the other, impose conflicting obligations upon Borrowers and Mortgage Borrowers with respect to the maintenance or operation of the Properties, the maintenance of insurance, the application of insurance proceeds or condemnation awards, the use and application of Rents and amounts paid or payable under Leases, leasing standards, Lease approval rights, the handling and application of cash collateral, or any other obligations which would result in a default under the Mortgage Loan Documents if the requirements of the Mortgage Loan Documents or the holder of the Mortgage Loan are not performed or observed, the provisions of the Mortgage Loan Documents shall control, and Mortgage Borrowers' compliance with the provisions of the Mortgage Loan Documents shall constitute compliance with the Loan Documents; provided, however, that (i) with respect to maintenance of insurance, (A) Lender shall have the benefits of the insurance coverage required under Article VI hereof, including, without limitation, Lender's being named as a loss payee or an additional insured or otherwise as a beneficiary as provided in Article VI on all insurance policies covering or otherwise affecting the Properties and/or the Collateral, (B) such insurance policies procured pursuant to the Mortgage Loan Documents shall provide insurance coverage equivalent in all material respects to the insurance coverage required by
Article VI hereof, and (C) Borrowers and Mortgage Borrowers shall procure insurance, if any, required by Lender with respect to the Collateral notwithstanding satisfaction of the requirements of the Mortgage Loan Documents; and (ii) with respect to approval of an Annual Budget, to the extent that Mortgage Lender, pursuant to its rights under the Mortgage Loan Documents, requires certain expenditures in such Annual Budget, Lender's approval shall not be required with respect to such expenditures.

     Section 10.33 Joint and Several Liability

          Borrowers' obligations and liabilities hereunder shall be joint and several.

     Section 10.34 Rescission of Payments.

          If at any time all or any part of any payment made by Borrower or any other Restricted Party in connection with this Agreement or any other Loan Document is rescinded or returned for any reason whatsoever (including the insolvency, bankruptcy or reorganization of Borrower or any other Restricted Party), then the Obligations of Borrower or such Restricted Party shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence notwithstanding such previous payment, and the Obligations shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment had never been made.

     Section 10.35 Attorney-In-Fact.

          Each Borrower hereby irrevocably appoints and authorizes Lender, as its attorney-in-fact, which agency is coupled with an interest, to execute and/or record in Lender's or Borrower's name any notices, instruments or documents that Lender deems appropriate to protect Lender's interest under any of the Loan Documents if a Borrower fails to execute and deliver, or cause same to be executed and delivered, within five (5) Business Days after written request by Lender, provided that Borrowers are required to execute and deliver same pursuant to this Agreement or the Loan Documents.

     Section 10.36 Counterparts.

          To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all Persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages. For purposes hereof, facsimile signatures shall be binding on the parties to this Agreement.

     Section 10.37 Time.

          Time is of the essence of each and every term of this Agreement and the other Loan Documents, except and only to the extent specifically waived by Lender in writing or otherwise provided herein or in the other Loan Documents.

     Section 10.38 Amendments Included.

          Definitions contained in this Agreement or any other Loan Documents which identify documents, including this Agreement or any other Loan Documents, shall be deemed to include all amendments, modifications, supplements, novations, restatements, renewals, and replacements to such documents, and assignments of such documents, which may be entered into from time to time with Lender's consent or otherwise in compliance with the provisions of this Agreement.

     Section 10.39 INTENTIONALLY OMITTED

     Section 10.40 Maintenance of the Registry.

          Borrower (or its duly authorized agent) shall maintain or cause to be maintained a registry (the "Registry") of the ownership of the Note at its principal office (or the principal office of its duly authorized agent). The Registry shall reflect Lender as the original owner of the Note and shall reflect such subsequent transferees as Borrower (or its duly authorized agent) shall receive notice of, by delivery to it of a notice of an assignment of the Note, duly executed by the then current owner thereof. Prior to the receipt of such notice of transfer, Borrower (or its duly authorized agent) shall treat the person in whose name the Note is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes.

                         [NO FURTHER TEXT ON THIS PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.


                                          BORROWER:

                                          W-FRANKLIN MEZZ LP, LLC

                                          By: /s/ Philip Gosch
                                              ----------------------------------
                                                Name: Philip Gosch
                                                      --------------------------
                                                Title: Vice President
                                                       -------------------------


                                          W-EMERALD MEZZ LLC

                                          By: /s/ Philip Gosch
                                              ----------------------------------
                                                Name: Philip Gosch
                                                      --------------------------
                                                Title: Vice President
                                                       -------------------------


                                          RAVINIA MEZZ, LLC

                                          By: /s/ Philip Gosch
                                              ----------------------------------
                                                Name: Philip Gosch
                                                      --------------------------
                                                Title: Vice President
                                                       -------------------------


                                          W-BUTTES MEZZ, LLC

                                          By: /s/ Philip Gosch
                                              ----------------------------------
                                                Name: Philip Gosch
                                                      --------------------------
                                                Title: Vice President
                                                       -------------------------


                                          PARSIPPANY MEZZ, LLC

                                          By: /s/ Philip Gosch
                                              ----------------------------------
                                                Name: Philip Gosch
                                                      --------------------------
                                                Title: Vice President
                                                       -------------------------


                                          WCHNW MEZZ, LLC

                                          By: /s/ Philip Gosch
                                              ----------------------------------
                                                Name: Philip Gosch
                                                      --------------------------
                                                Title: Vice President
                                                       -------------------------

                       [signatures continue on next page]

                                          RAD-BURL MEZZ, LLC

                                          By: /s/ Philip Gosch
                                              ----------------------------------
                                                Name: Philip Gosch
                                                      --------------------------
                                                Title: Vice President
                                                       -------------------------


                                          W-BEL AGE MEZZ, LLC

                                          By: /s/ Philip Gosch
                                              ----------------------------------
                                                Name: Philip Gosch
                                                      --------------------------
                                                Title: Vice President
                                                       -------------------------


                                          W-GARDEN ATLANTA MEZZ, LLC

                                          By: /s/ Philip Gosch
                                              ----------------------------------
                                                Name: Philip Gosch
                                                      --------------------------
                                                Title: Vice President
                                                       -------------------------


                                          R-LISLE MEZZ, LLC

                                          By: /s/ Philip Gosch
                                              ----------------------------------
                                                Name: Philip Gosch
                                                      --------------------------
                                                Title: Vice President
                                                       -------------------------


                                          H-GATEWAY MEZZ, LLC

                                          By: /s/ Philip Gosch
                                              ----------------------------------
                                                Name: Philip Gosch
                                                      --------------------------
                                                Title: Vice President
                                                       -------------------------


                                          H-CLEVELAND MEZZ, LLC

                                          By: /s/ Philip Gosch
                                              ----------------------------------
                                                Name: Philip Gosch
                                                      --------------------------
                                                Title: Vice President
                                                       -------------------------


                                          R-HOUSTON LP, LLC

                                          By: /s/ Philip Gosch
                                              ----------------------------------
                                                Name: Philip Gosch
                                                      --------------------------
                                                Title: Vice President
                                                       -------------------------

                     [signatures continue on next page]

                                         DT-TALLAHASSEE MEZZ, L.P.

                                         By: DT-Tallahassee LP Holding, LLC
                                             General Partner

                                             By: /s/ Philip Gosch
                                                 -------------------------------
                                                 Name: Philip Gosch
                                                       -------------------------
                                                 Title: Vice President
                                                        ------------------------


                                         W-INDIANA MEZZ, LLC

                                         By: /s/ Philip Gosch
                                             -----------------------------------
                                             Name: Philip Gosch
                                                   -----------------------------
                                             Title: Vice President
                                                    ----------------------------


                                         DT-DES PLAINES MEZZ, LLC

                                         By: /s/ Philip Gosch
                                             -----------------------------------
                                             Name: Philip Gosch
                                                   -----------------------------
                                             Title: Vice President
                                                    ----------------------------


                                         DT-MIAMI MEZZ, L.P.

                                         By: DT-Miami LP Holding, LLC
                                             General Partner

                                             By: /s/ Philip Gosch
                                                 -------------------------------
                                                 Name: Philip Gosch
                                                       -------------------------
                                                 Title: Vice President
                                                        ------------------------


                                         DT GLENVIEW MEZZ, LLC

                                         By: /s/ Philip Gosch
                                             -----------------------------------
                                             Name: Philip Gosch
                                                   -----------------------------
                                             Title: Vice President
                                                    ----------------------------


                                         W-COLINAS MEZZ LP, LLC

                                         By: /s/ Philip Gosch
                                             -----------------------------------
                                             Name: Philip Gosch
                                                   -----------------------------
                                             Title: Vice President
                                                    ----------------------------

                     [signatures continue on next page]

                          LENDER:

                          LBREP WYNDHAM MEZZANINE LLC

                          By: Lehman Brothers Real Estate Pension Partners L.P.
                              -------------------------------------------------
                              Member
                              ------

                              By: Lehman Brothers Real Estate Associates L.P.
                                  -------------------------------------------
                                  General Partner
                                  ---------------

                                  By: Property Asset Management Inc.
                                      ------------------------------
                                      General Partner
                                      ---------------

                                  By: /s/ Michael Barr
                                      ------------------------------------------
                                      Name: Michael Barr
                                            ------------------------------------
                                      Title: Authorized Signatory
                                             -----------------------------------

                                   SCHEDULE I
                                   ----------

                              The Pledged Interests

                                   SCHEDULE II

            Borrowers, Taxpayer ID Nos., Related Mortgage Borrowers,
              Properties, Allocated Loan Amounts and Release Prices

---------------------------------------------------------------------------------------------------------------------------------
                             Taxpayer      Related Mortgage                                        Allocated          Release
Borrower                     ID Nos.           Borrower                    Property               Loan Amount          Price
---------------------------------------------------------------------------------------------------------------------------------
W-Garden Atlanta Mezz, LLC               W-Garden Atlanta, LLC   Wyndham Hotel Midtown
                                                                 Atlanta, GA                    $  6,307,000.00   $  6,937,700.00
---------------------------------------------------------------------------------------------------------------------------------
DT Miami Mezz, L.P.                      DT Miami, L.P.          Doubletree Club Hotel
                                                                 Miami, FL                      $    983,000.00   $  1,081,300.00
---------------------------------------------------------------------------------------------------------------------------------
DT Glenview Mezz, LLC                    DT Glenview, LLC        Doubletree Hotel
                                                                 Glenview, IL                   $  2,951,000.00   $  3,246,100.00
---------------------------------------------------------------------------------------------------------------------------------
H-Cleveland Mezz, LLC                    H-Cleveland, LLC        Hilton Hotel Cleveland South
                                                                 Independence, OH               $  4,414,000.00   $  4,855,400.00
---------------------------------------------------------------------------------------------------------------------------------
R-Houston LP, LLC                        R-Houston, L.P.         Radisson Inn Towne & Country
                                                                 Houston, TX                    $  2,846,000.00   $  3,130,600.00
---------------------------------------------------------------------------------------------------------------------------------
DT Des Plaines Mezz, LLC                 DT Des Plaines, LLC     Doubletree Club Hotel
                                                                 Des Plaines, IL                $  1,580,000.00   $  1,738,000.00
---------------------------------------------------------------------------------------------------------------------------------
DT Tallahassee Mezz, L.P.                DT Tallahassee, L.P.    Doubletree Hotel
                                                                 Tallahassee, FL                $  6,172,000.00   $  6,789,200.00
---------------------------------------------------------------------------------------------------------------------------------
H-Gateway Mezz, LLC                      H-Gateway, LLC          Hilton Gateway Plaza
                                                                 Newark, NJ                     $  6,062,000.00   $  6,668,200.00
---------------------------------------------------------------------------------------------------------------------------------
Parsippany Mezz, LLC                     Parsippany, LLC         Hilton Hotel
                                                                 Parsipanny, NJ                 $ 19,426,000.00   $ 21,368,600.00
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Rad-Burl Mezz, LLC                       Rad-Burl, LLC           Radisson Inn
                                                                 Burlington, VT                 $ 10,869,000.00   $ 11,955,900.00
---------------------------------------------------------------------------------------------------------------------------------
Ravinia Mezz, LLC                        Ravinia, LLC            Crowne Plaza Ravinia
                                                                 Atlanta, GA                    $ 15,702,000.00   $ 17,272,200.00
---------------------------------------------------------------------------------------------------------------------------------
W-Bel Age Mezz, LLC                      W-Bel Age, LLC          Wyndham Bel Age
                                                                 West Hollywood, CA             $  3,429,000.00   $  4,629,150.00
---------------------------------------------------------------------------------------------------------------------------------
W-Emerald Mezz, LLC                      W-Emerald, LLC          Wyndham Emerald Plaza
                                                                 San Diego, CA                  $ 14,349,000.00   $ 19,371,150.00
---------------------------------------------------------------------------------------------------------------------------------
W-Franklin Mezz LP, LLC                  W-Franklin, L.P.        Wyndham Franklin Plaza
                                                                 Philadelphia, PA               $ 23,706,000.00   $ 32,003,100.00
---------------------------------------------------------------------------------------------------------------------------------
W-Buttes Mezz, LLC                       W-Buttes, LLC           Wyndham Buttes Resort
                                                                 Tempe, AZ                      $ 13,754,000.00   $ 18,567,900.00
---------------------------------------------------------------------------------------------------------------------------------
R-Lisle Mezz, LLC                        R-Lisle, LLC            Wyndham Hotel
                                                                 Lisle, IL                      $  3,392,000.00   $  4,409,600.00
---------------------------------------------------------------------------------------------------------------------------------
WCHNW Mezz, LLC                          WCHNW, LLC              Wyndham NW Chicago
                                                                 Itasca, IL                     $  9,007,000.00   $ 11,709,100.00
---------------------------------------------------------------------------------------------------------------------------------
W-Indiana Mezz, LLC                      W-Indiana, LLC          Wyndham Hotel
                                                                 Indianapolis, IN               $  1,888,000.00   $  2,548,800.00
---------------------------------------------------------------------------------------------------------------------------------
W-Colinas Mezz LP, LLC                   W-Colinas, L.P.         Wyndham Colinas
                                                                 Irving, Texas                  $  3,163,000.00   $  3,479,300.00
---------------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE III

                                    Rent Roll

                                   SCHEDULE IV

                       Organizational Charts of Borrowers

                                   SCHEDULE V

                     Monthly Scheduled Amortization Payments

--------------------------------------------------------------------------------
           Payment Date                           Principal Payment Due
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   SCHEDULE VI

                                  Ground Leases

                                  SCHEDULE VII

                            Permitted FF&E Financing

                                  SCHEDULE VIII

                             O&M Program Properties

                                   SCHEDULE IX

                                Borrower Defaults

                                   SCHEDULE X

                        Franchise Agreements / Franchisor

                                   SCHEDULE XI

                               Special Assessments

                                  SCHEDULE XII

                                 Sale Properties

                                  SCHEDULE XIII

                               Litigation Schedule

                                  SCHEDULE XIV

                                Lease Assignments

                                   SCHEDULE XV

                                  Condemnation

                                  SCHEDULE XVI

                                    Casualty

                                  SCHEDULE XVII

                                  Public Access

                                 SCHEDULE XVIII

                                Insurance Claims

                                  SCHEDULE XIX

          Lease Defaults, Prepaid Rent, Outstanding Tenant Improvements

                                   SCHEDULE XX

                                    Addresses

                                  SCHEDULE XXI

                                      Taxes

                                  SCHEDULE XXII

                                Property Manager

                                    EXHIBIT A

                           Property Account Agreement

                                    EXHIBIT B

                                 Filing Offices

                                    EXHIBIT C

                     Form of Assignment of Interest Rate Cap

                                    EXHIBIT D

                          Form of Management Agreement

                                    EXHIBIT E

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT F

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT G

          Excluded Group - Series B Convertible Preferred Stock Holders